                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            CERULEAN COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



     (1)  Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------


     (2)  Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------


     (5)  Total fee paid:


        ------------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials:


     $40,000

    ----------------------------------------------------------------------------

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          $100,000.00
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          Schedule 14A
        ------------------------------------------------------------------------

     (3)  Filing Party:
          Cerulean Companies, Inc.
        ------------------------------------------------------------------------

     (4)  Date Filed:
          August 28, 1998
        ------------------------------------------------------------------------

                            CERULEAN COMPANIES, INC.
                           3350 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
                                 1-800-314-2580


                                                               December 21, 2000


Dear shareholder of Class A convertible common stock:


    Cerulean Companies, Inc., parent of Blue Cross and Blue Shield of Georgia, announced on Wednesday, November 29, 2000, that it had entered into a revised merger agreement with WellPoint Health Networks Inc. (NYSE: WLP) for cash consideration to Cerulean shareholders of $700 million. WellPoint and Cerulean had originally agreed to a merger in July 1998. Under that merger agreement, WellPoint had agreed to provide cash and stock consideration valued in the aggregate at $500 million. The successful completion of this new merger agreement between WellPoint and Cerulean will increase the value of your five shares of Class A stock from the 1998 approximate value of $4,250 to a new value of approximately $5,975.



    The new merger agreement was prompted by our receipt of an unsolicited offer from Trigon Healthcare, Inc. (NYSE: TGH), headquartered in Richmond, Virginia, to merge with Cerulean for cash consideration of $675 million to Cerulean shareholders, among other terms and conditions. On November 24, 2000, we formally notified WellPoint that we had received an unsolicited offer. WellPoint responded to the Trigon unsolicited offer and ultimately, on Tuesday, November 28, 2000, submitted a proposal for a merger providing cash consideration of $700 million to Cerulean shareholders. Our board of directors met on Wednesday, November 29, 2000 and approved the new merger agreement with WellPoint. Provisions of the new agreement, except for the increase in the price and the change in the consideration to all cash, remain substantially the same as in the earlier transaction.



    I am pleased that Cerulean's continued focus on delivering valued products and services to our customers ultimately translated to improved shareholder value. The Cerulean board of directors and I believe that this corporate philosophy has been recognized in the value of the new merger agreement.



    Georgia's Commissioner of Insurance, John W. Oxendine, has been extremely cooperative during the extended period that the transaction has been pending. Due to the time required to review the competing Trigon and WellPoint bids, the Form A hearing previously scheduled for December 7, 2000 has been postponed until February 12, 2001. The changes from the 1998 merger transaction also require approval by Cerulean's shareholders. Upon the successful completion of another shareholder vote and the newly scheduled Form A hearing, Cerulean and WellPoint will move as quickly as possible to close the transaction.



    To facilitate the new shareholders' meeting to approve the merger, enclosed are the (i) notice of meeting, (ii) proxy statement and (iii) proxy card. Please carefully read the proxy statement, which describes the new merger agreement and the merger in more detail, including a description of the conditions to completion of the merger.



    YOUR BOARD OF DIRECTORS HAS APPROVED THE NEW MERGER AGREEMENT AND DETERMINED THAT THE TERMS OF THE NEW MERGER AGREEMENT AND THE MERGER ARE FAIR TO YOU, ADVISABLE AND IN YOUR BEST INTERESTS. THEREFORE, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE NEW MERGER AGREEMENT AND THE MERGER DESCRIBED IN THE ATTACHED PROXY STATEMENT.



    If you have any questions or comments, please contact our shareholder services department at 1-800-314-2580.


                                          Sincerely,

                                          /s/ Richard D. Shirk

                                          Richard D. Shirk
                                          President and Chief Executive Officer

                            CERULEAN COMPANIES, INC.

                           3350 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
                                 1-800-314-2580

                             ---------------------

                       NOTICE OF MEETING OF SHAREHOLDERS
            TO BE HELD AT THE SWISSOTEL ON TUESDAY, JANUARY 30, 2001

                             ---------------------

To the shareholders of Class A convertible common stock:

     We have agreed to merge with a subsidiary of WellPoint Health Networks Inc. Cerulean Companies, Inc. will be the surviving company in the merger. We have scheduled a special meeting of shareholders for the holders of shares of Class A convertible common stock of Cerulean at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia, at 9:00 a.m., local time, on Tuesday, January 30, 2001. The purposes of the special meeting are as follows:

          1. The merger. To consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of November 29, 2000, among Cerulean, WellPoint and Water Polo Acquisition Corp., a subsidiary of WellPoint, and the transactions contemplated by the merger agreement.

          2. Other business. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     We have provided information describing these items of business in the attached proxy statement, which provides you with detailed information about Cerulean, WellPoint and the merger. We have also attached a copy of the merger agreement as Appendix A to the proxy statement.

     You are entitled to notice of and to vote at the special meeting only if you were a shareholder of record of Cerulean at the close of business on December 15, 2000, the date that your board of directors fixed as the record date.

     We cannot complete the merger unless the holders of a majority of the shares of Class A stock entitled to vote at the meeting vote to approve the merger agreement and the merger.

     THE CERULEAN BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND COMPLETION OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

     Even if you plan to attend the meeting, please fill in, date and sign the enclosed proxy card with your vote. To ensure that your shares will be represented at the meeting, promptly return the card in the enclosed return envelope, which requires no postage if mailed in the United States. If you attend the meeting, you may still vote your shares in person even if you sent in a proxy card.

     You should also complete the W-9 information on the proxy card now. You are not required to complete the W-9 information to vote at the meeting. Cerulean must, however, receive this information, as certified by you, before you can receive your merger consideration. Soon after the completion of the merger, we expect to begin to distribute cash to those Cerulean shareholders from whom we have received W-9 information. EVEN IF YOU COMPLETED AN ELECTION FORM IN CONNECTION WITH THE OCTOBER 2000 MEETING, YOU MUST COMPLETE A NEW PROXY CARD WITH W-9 INFORMATION TO RECEIVE YOUR CASH CONSIDERATION.

                                   By Order of the Board of Directors

                                   /s/ RICHARD D. SHIRK

                                   Richard D. Shirk
                                   President and Chief Executive Officer

Atlanta, Georgia

December 21, 2000

                                PROXY STATEMENT

                                       OF

                            CERULEAN COMPANIES, INC.

                             ---------------------

     The boards of directors of Cerulean Companies, Inc. and WellPoint Health Networks Inc. have approved a merger agreement among Cerulean, WellPoint and Water Polo Acquisition Corp., a subsidiary of WellPoint. The merger agreement provides that Cerulean will merge with WellPoint's subsidiary, and that Cerulean will be the surviving corporation. At the completion of the merger, each Cerulean Class A shareholder who does not perfect his or her dissenters' rights pursuant to Georgia law will have the right to receive, in exchange for each share of Class A convertible common stock and each share of Cerulean Series A preferred stock, approximately $1,195 in cash.

     At the completion of the merger, each Cerulean Class B shareholder who does not perfect his or her dissenters' rights pursuant to Georgia law will have the right to receive approximately $3,100 in cash in exchange for each share of Cerulean Class B convertible preferred stock. Cerulean is also providing a copy of this proxy statement to the holders of Class B stock in connection with a meeting of the Class B stockholders to approve the merger.

     We have scheduled a special meeting of shareholders for the holders of shares of Cerulean Class A stock at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia, at 9:00 a.m., local time, on Tuesday, January 30, 2001. The Cerulean board of directors recommends that you vote by proxy or in person at the meeting in favor of the merger.

     Cerulean cannot complete the merger without the approval of its shareholders. Cerulean has scheduled the special meeting to vote on the merger. This proxy statement provides detailed information about the special meeting and the merger. In addition, you may obtain information about Cerulean from documents it has filed with the Securities and Exchange Commission.


     This proxy statement is dated December 21, 2000 and we are mailing it to shareholders of Cerulean on or about December 26, 2000.

                               TABLE OF CONTENTS


SUMMARY.....................................................    1
  Questions and Answers About the Merger....................    1
  The Companies.............................................    5
  The Merger................................................    5
     Opinion of Cerulean's Financial Advisor................    6
     Approvals of Regulatory Authorities and the Blue Cross
      and Blue Shield Association...........................    6
     Conditions to the Merger...............................    6
     Termination of the Merger Agreement....................    7
     Termination Fees.......................................    7
     Interests of Certain Persons in the Merger.............    7
     Material Federal Income Tax Consequences of the
      Merger................................................    8
FORWARD-LOOKING STATEMENTS..................................    9
INFORMATION REGARDING THE CERULEAN MEETING..................   10
     Date, Time and Place of the Cerulean Meeting...........   10
     Purpose of the Meeting.................................   10
     Record Date............................................   10
     Quorum.................................................   10
     Recommendations of the Board of Directors..............   10
     Vote Required..........................................   11
     Solicitation and Revocability of Proxies...............   11
     Regulatory and Other Approvals.........................   11
     Receipt of Cash Consideration..........................   12
PROPOSAL 1 -- APPROVAL OF THE MERGER........................   14
     Business of Cerulean...................................   14
     Business of Wellpoint..................................   15
     Background of the Merger...............................   16
     Recommendation of the Cerulean Board of Directors......   21
     Reasons for the Merger.................................   21
     Opinion of Cerulean's Financial Advisor Regarding the
      Merger................................................   23
     Completion of the Merger...............................   27
     Consideration to be Received in the Merger.............   27
     Procedures for Receipt of Merger Consideration.........   27
     Lost, Stolen or Destroyed Certificates.................   28
     Regulatory Approvals; Approval of Blue Cross and Blue
      Shield Association....................................   28
     Interests of Certain Persons in the Merger.............   30
     Settlement of Cerulean Conversion Litigation and
      Creation of the Foundation............................   37
     Material Federal Income Tax Consequences of the
      Merger................................................   38
THE MERGER AGREEMENT........................................   40
     Structure of the Merger................................   40
     Closing of the Merger..................................   40
     Surviving Corporation..................................   40
     Representations and Warranties.........................   40
     Covenants of the Parties...............................   41
     Conditions to the Completion of the Merger.............   44
     Termination and Termination Fees.......................   46
     Costs and Expenses.....................................   47
     Amendment and Waiver...................................   47
     Dissenters' Rights.....................................   47
SECURITY OWNERSHIP OF CERULEAN MANAGEMENT AND PRINCIPAL
  SHAREHOLDERS..............................................   49
SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING...............   49

OTHER MATTERS...............................................   49
WHERE YOU CAN FIND MORE INFORMATION.........................   50
APPENDICES:
Appendix A -- Amended and Restated Agreement and Plan of
              Merger dated as of November 29, 2000, by and
              among Cerulean, WellPoint and Water Polo
              Acquisition Corp.
Appendix B -- Opinion of Morgan Stanley & Co. Incorporated
              as to the fairness of the merger to the
              Cerulean shareholders
Appendix C -- Article 13 of the Georgia Business Corporation
              Code Relating to Rights of Dissenting
              Shareholders

                                    SUMMARY

     This summary highlights selected information from this document. To understand the proposed merger fully and for a more complete description of the terms of the merger, you should carefully read the entire proxy statement, including the appendices.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHY SHOULD CERULEAN MERGE WITH WELLPOINT?

     Cerulean believes the merger gives it the opportunity to continue the execution of its strategic plan:

     - to expand its services in Georgia through the greater resources of the combined entity that will result from the merger; and

     - to deliver value to its shareholders in the form of cash in the amount of $700 million.

WHAT DOES CERULEAN'S BOARD OF DIRECTORS RECOMMEND?

     Cerulean's board of directors has approved and adopted the merger agreement and approved the completion of the transactions contemplated by the merger agreement, and recommends that the Cerulean shareholders vote "for" the proposal to approve the merger agreement and the merger.

WHY IS CERULEAN HOLDING ANOTHER SHAREHOLDERS' MEETING TO APPROVE THE MERGER?

     On October 10, 2000, Class A shareholders holding 89% of the outstanding Class A shares voted to approve the merger of Cerulean with WellPoint for a consideration of $500 million, which was to be paid in cash and WellPoint common stock. On November 29, 2000, however, Cerulean and WellPoint entered into a revised merger agreement that provides for consideration of $700 million, all of which is to be paid in cash. Therefore, the revised merger agreement must be approved by holders of at least a majority of the outstanding Class A shares.

WOULD CERULEAN BE ABLE TO EXECUTE ITS BUSINESS PLAN AS AN INDEPENDENT COMPANY?

     In considering the various strategic alternatives available to Cerulean, including remaining an independent company and pursuing its existing business plan or entering into a strategic transaction with a potential partner, the board of directors of Cerulean sought to realize Cerulean's goals as a corporation. Cerulean wanted access to a broader capital base to meet competitive pressures, and to develop and deliver new products to residents of Georgia. Cerulean's board, after consultation with its financial advisor, determined that Cerulean could not obtain the capital required to support continuing growth of Cerulean's managed care products and otherwise execute its strategic plan from operational results alone. The board also determined that the capital available through the private or the public financial markets would be more expensive and available in smaller amounts than the capital that could be acquired by entering into a strategic transaction such as the merger. The board of directors further determined that a strategic transaction could give Cerulean significantly greater competitive advantage and deliver greater value to shareholders within a three- to five-year period than maintaining Cerulean's position as a stand-alone entity. Though the viability of Cerulean as an independent company was not in question, the board determined that the merger was a better alternative to enable Cerulean to achieve its objectives.

HOW WAS THE ALLOCATION OF THE MERGER CONSIDERATION DETERMINED?

     The allocation of the merger consideration was based upon the provision contained in the Cerulean articles of incorporation that specifies the relative participation of Class A stock and Class B stock in any conversion of both classes to common stock. WellPoint will allocate the total merger consideration among two groups:

     - the holders of Cerulean Class B stock, and

     - the holders of Cerulean Class A stock, Cerulean Series A stock and any Cerulean Class A common stock participation rights into which shares of Series A stock are converted.

     The Series A stock and any Cerulean participation rights are securities held by a Georgia charitable foundation and the foundation's lawyers. The foundation was formed in connection with the settlement of litigation relating to the conversion of Blue Cross and Blue Shield of Georgia from a not-for-profit business to a for-profit business. In the settlement, Cerulean issued shares of Class A stock and warrants to purchase shares of Series A stock to the foundation and its lawyers. We refer to the foundation and its lawyers throughout this document as the foundation shareholders. Whenever there is a statutory voting right for any class or series of stock, each share of Series A stock automatically converts into one Cerulean participation right. Please read
the description of the conversion litigation settlement on page      .

     The amount of the merger consideration received by the holders of the Class B stock will be approximately 22.1876% of the total merger consideration. Class B stock is held by investors who invested a total of $49.9 million, or $1,000 per share, in Cerulean at the time of the conversion.

     The terms of the settlement agreement relating to the settlement of the conversion litigation provided that the foundation shareholders were to receive 20% of the total equity of Cerulean. However, because the exercise price of $21 million on the warrants is to be paid by the surrender of shares of Series A stock underlying a portion of the warrants and not by cash, the total percentage of equity of Cerulean that the foundation shareholders will receive in the merger is reduced to approximately 17.7%. We will distribute the remaining approximately 60.1124% of the merger consideration to the other holders of Class A stock.

WHAT WILL I RECEIVE FOR MY CLASS A STOCK?

     The total amount of merger consideration is cash in the amount of $700 million. For each share of Class A stock, you are entitled to approximately $1,195, or approximately $5,975 for each five shares of Class A stock.

IF I PREVIOUSLY RETURNED A PROXY CARD FOR THE JUNE 1999 MEETING OR OCTOBER 2000 MEETING WITH THE CASH ELECTION BOX CHECKED, DO I NEED TO SEND IN A NEW PROXY CARD TO RECEIVE CASH IN THE MERGER?

     Yes. In order to receive cash in the merger, you must return the enclosed proxy card with the W-9 information completed, even if you made a cash election at the time of the earlier meetings. You will not receive any merger consideration until the exchange agent appointed by WellPoint has received your new proxy card, with the W-9 information properly completed, or you have otherwise provided a signed Form W-9 to the exchange agent.

WHEN WILL WE COMPLETE THE MERGER?

     We will complete the merger as soon as possible after we receive the shareholder approvals and obtain all other regulatory approvals and all other conditions to completion have been satisfied or waived by Cerulean or WellPoint. As a result of these regulatory approval requirements, WellPoint and Cerulean anticipate that the completion of the merger will occur within approximately 90 days after the date of the meeting.

WHAT SHOULD I DO NOW?

  Holders of Class A Stock

     Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. You must mark the proxy card appropriately, complete the W-9 information and return it so Cerulean receives it before or at the meeting, even if you did so for the October 2000 meeting. It is important that Cerulean receive the proxy card as soon as possible, and Cerulean must receive it before the meeting for your shares to be represented at the meeting. Additionally, you must provide your W-9 information before you can receive your merger consideration.

  Holders of Class B Stock

     Holders of Class B stock should sign and mail the attached proxy card in the enclosed return envelope as soon as possible in order to have their shares of Class B stock represented at the meeting of holders of Class B stock.

CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

     Yes. You can change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways:

     - send a written notice stating that you would like to revoke your proxy;

     - complete and submit a new proxy card; or

     - attend the meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. To revoke a prior proxy, you must sign a new proxy at the meeting.

     If you choose either of the first or second methods, you must submit your notice of revocation or your new proxy card to Cerulean before the meeting.

DO CERULEAN'S OFFICERS OR DIRECTORS HAVE ANY OTHER INTERESTS IN THE MERGER?

     Some members of Cerulean management will receive payments under a long-term incentive plan, because the merger is a triggering event which results in a right to payment under that plan. Richard D. Shirk, the Chief Executive Officer and a director of Cerulean, is the only director who has this agreement. Messrs. Joe M. Young and Frank J. Hanna, III are directors of Cerulean and affiliates of holders of Class B stock. Mr. Hanna is an affiliate of Georgia Strategic Healthcare, LLC, which is a substantial holder of Class B stock. Mr. John W. Robinson, Jr., a Class A designated director, is also a Class A shareholder, holding five shares of Class A stock. In addition, one Cerulean director, who has not yet been identified, will become a director of WellPoint at the time of the merger.

WILL CERULEAN SHAREHOLDERS HAVE DISSENTERS' RIGHTS OF APPRAISAL?

     Holders of Class A stock and Class B stock who do not vote in favor of the merger and who follow the procedures set forth under Georgia law will be entitled to dissenters' rights under Georgia law. We describe these rights in more detail on page 47.

HOW WILL I RECEIVE CASH?

  Holders of Class A Stock

     To receive your cash in exchange for your shares of Class A stock, you must fill in your social security number in the space marked "W-9" on the proxy card, sign the proxy card and return it to Cerulean.

     No holder of Class A stock will receive any merger consideration until the exchange agent appointed by WellPoint has received the holder's proxy card, with the W-9 information properly completed, or the shareholder has otherwise provided a signed Form W-9 to the exchange agent.

  Holders of Class B Stock

     Holders of Class B stock should sign and mail the attached proxy card in the enclosed return envelope as soon as possible to have their shares of Class B stock represented at the meeting of holders of Class B stock. As soon as practicable following the completion of the merger, we will mail to each holder of Class B stock a letter of transmittal to accompany certificates for shares of Class B stock. The transmittal letter will set forth instructions for delivering Class B stock certificates to the exchange agent appointed by WellPoint. No holder of Class B stock will receive any merger consideration until the exchange agent has received that holder's properly completed transmittal letter.

WILL THE SETTLEMENT OF THE RICHMOND COUNTY LITIGATION HAVE AN EFFECT ON THE COMPLETION OF THE MERGER?

     On September 18, 1998, various plaintiffs filed a lawsuit in the Superior Court of Richmond County, Georgia against Cerulean and others. In this class action lawsuit, the plaintiffs alleged, among other things, that Cerulean should have distributed shares of Class A stock to eligible policyholders of Blue Cross and Blue Shield of Georgia, rather than requiring policyholders to affirmatively elect to receive the shares. On October 2, 2000, the parties entered into a settlement agreement, which provides generally that WellPoint will make a payment of $5 million to the members of the plaintiffs' class by no later than two business days following the later of the closing of the merger or the date that the order approving the settlement becomes final. On November 2, 2000, the Superior Court of Richmond County approved the settlement after a fairness hearing.

     The revised merger agreement with WellPoint provides that as a condition to WellPoint's obligation to complete the merger, the judgment of the Richmond County Superior Court entered on November 2, 2000 must have become final and no more than 1,000 members of the settlement class must have opted out of the settlement. No appeals were filed within the 30-day appeal period from the November 2, 2000 order which approved the settlement. Two hundred thirty-five
(235) members of the plaintiffs' class opted out of the settlement and therefore are not bound by the settlement.

WHO SHOULD SHAREHOLDERS CALL WITH QUESTIONS?

     If you have more questions about the merger, you should contact:

Shareholder Communications  Investor Relations
Cerulean Companies, Inc     WellPoint Health Networks Inc.
P.O. Box 4445               1 WellPoint Way
Atlanta, Georgia 30302      Thousand Oaks, California 91362
Telephone: (800) 314-2580   Telephone: (805) 557-6789

                                 THE COMPANIES

WellPoint Health Networks
Inc
  1 WellPoint Way
  Thousand Oaks,
  California,
  91362
  (818) 703-4000             WellPoint is one of the nation's largest publicly
                               traded managed health care companies. As of September 30, 2000, WellPoint had approximately
                               7.7 million medical members and approximately
                               38.0 million specialty members. WellPoint offers a broad spectrum of quality network-based managed care plans. WellPoint provides these plans to the large and small employer, individual and senior markets. WellPoint's managed care plans include preferred provider organizations, health maintenance organizations and point-of-service and other hybrid plans and traditional indemnity plans. In addition, WellPoint offers managed care services, including underwriting, actuarial services, network access, medical cost management and claims processing. WellPoint also provides a broad array of specialty and other products and services, including pharmacy, dental, utilization management, life, preventive care, disability, behavioral health, health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 and flexible benefits account administration. WellPoint conducts business in California under the trademark "Blue Cross of California" and in other states under the trademark "UNICARE."

Cerulean Companies, Inc
 3350 Peachtree Road, N.E.
 Atlanta,
 Georgia 30326 (800)
 314-2580
                               Cerulean, through its subsidiaries, has the largest health insurance company market share in Georgia with 971,000 insurance and administrative service contracts covering or administering benefits for approximately 1.8 million members as of September 30, 2000. This represents over 22% of the total Georgia population. It is a full service provider of health benefit programs in the Georgia marketplace. Cerulean markets life, health and disability insurance products to employer groups and individuals. Cerulean's overall product portfolio includes standard indemnity insurance, preferred provider organizations, health maintenance organizations and point-of-service health benefits plans, life insurance products and ancillary products including dental insurance, a vision affinity product, vision insurance and specialty products for mental health and pharmacy benefits. Cerulean conducts business in Georgia under the trademark "Blue Cross and Blue Shield of Georgia."

                                   THE MERGER

     In the merger, a subsidiary of WellPoint will merge into Cerulean. Cerulean and WellPoint entered into the original merger agreement on July 9, 1998. On July 9, 1999, Cerulean and WellPoint agreed to extend the merger agreement until October 15, 1999 and, under certain circumstances, until December 31, 1999. Effective December 31, 1999, Cerulean and WellPoint agreed to further extend the merger agreement through December 31, 2000. Effective November 29, 2000, Cerulean and WellPoint entered into an amended and restated merger agreement. You can find a more detailed description of the terms of the amended and restated merger agreement on page 40 of this proxy statement.

     Cerulean believes the merger will provide several potential benefits, including:

     - allowing Cerulean to expand its services in Georgia; and

     - providing Cerulean shareholders with cash in the amount of $700 million.

     There are risks to the merger, including:

     - the potential for incurring a $18.5 million termination fee under the merger agreement; and

     - the potential for a change in the product mix offered to subscribers.

OPINION OF CERULEAN'S FINANCIAL ADVISOR (SEE PAGE 23)


     Morgan Stanley & Co. Incorporated has given the Cerulean board of directors its written opinion, as of November 29, 2000, which states that, as of the date of the opinion, subject to the limitations and qualifications in its opinion, the merger consideration that the holders of Class A stock, Series A stock and Class B stock will receive in the merger agreement is fair to those holders from a financial point of view. The opinion, which is attached to this proxy statement as Appendix B and is described in more detail on page 23 of this proxy statement, is only applicable as of the date of the opinion and is subject to the limits and qualifications in the text of the opinion. We urge you to read the opinion carefully and in its entirety.


APPROVALS OF REGULATORY AUTHORITIES AND THE BLUE CROSS AND BLUE SHIELD ASSOCIATION (SEE PAGE 28)

     The Georgia Insurance Commissioner must approve the merger. The Blue Cross and Blue Shield Association also must approve the merger as required under the license agreement of Blue Cross and Blue Shield of Georgia. The Blue Cross and Blue Shield Association has already approved the merger.

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits WellPoint and Cerulean from completing the merger until:

     - each of WellPoint and Cerulean has furnished certain information and materials to the United States Department of Justice and the Federal Trade Commission; and

     - the required waiting period under the Hart-Scott-Rodino Act has expired or been terminated.

     WellPoint and Cerulean furnished required information and materials to the Justice Department and the Federal Trade Commission on July 24, 2000. The Justice Department granted early termination of the waiting period on August 4, 2000. Entering into the revised merger agreement will not start a new waiting period.

CONDITIONS TO THE MERGER (SEE PAGE 44)

     Before we can complete the merger, a number of conditions must be met, including the following:

     - the holders of a majority of the outstanding shares of Class A stock entitled to vote at the special meeting and the holders of a majority of the outstanding shares of Class B stock must approve the merger;

     - we must obtain the consent of the Georgia Insurance Commissioner and other state regulatory consents; and

     - no court or governmental authority can have passed a law or entered an injunction that prohibits the merger.

     Additional conditions must be met for Cerulean to complete the merger, including the following:

     - Morgan Stanley must not have withdrawn or amended its opinion that the value of the consideration to be paid to the shareholders of Cerulean in the merger is fair;

     - WellPoint must nominate one Cerulean director for the election to the board of directors of WellPoint; and

     - WellPoint must not have a material adverse change in its business since the date of the merger agreement which was caused by the action or inaction of WellPoint.

     Additional conditions must be met for WellPoint to complete the merger, including the following:

     - there must not be any litigation or similar proceeding that has a significant likelihood of material liability to either WellPoint or Cerulean relating to the conversion of Blue Cross and Blue Shield of Georgia from a not-for-profit business to a for-profit business, or relating to the distribution of consideration to be paid in connection with the merger;

     - Cerulean must not have a material adverse change in its business since the date of the merger agreement which was caused by the action or inaction of Cerulean; and

     - all holders of existing warrants to purchase Cerulean Series A stock must have exercised those warrants.

     Any of the closing conditions can be waived by the party that is not obligated to complete the merger if the condition is not satisfied. If either WellPoint or Cerulean waives any conditions, Cerulean will consider the facts and circumstances at that time and determine whether a resolicitation of proxies from shareholders is appropriate. The Cerulean board of directors will resolicit shareholder approval of the merger if either company waives a closing condition that the board believes a reasonable investor would consider important in a decision on whether to approve the merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 46)

     WellPoint and Cerulean can terminate the merger agreement in the following ways:

     - by the written agreement of Cerulean and WellPoint;

     - by either of Cerulean or WellPoint if the merger is not completed on or before November 29, 2001, unless the party seeking to terminate caused the delay;

     - by Cerulean if WellPoint materially breaches any of its covenants or breaches any of its representations or warranties, and this breach results in a material adverse effect to WellPoint;

     - by WellPoint if Cerulean materially breaches any of its covenants or breaches any of its representations or warranties, and this breach results in a material adverse effect to Cerulean;

     - by Cerulean or WellPoint if any court or governmental authority prohibits the merger;

     - by Cerulean if Cerulean decides to enter into a written agreement with a third party that is a superior proposal to that offered by WellPoint; or

     - by Cerulean or WellPoint if any of the following do not approve the merger: Cerulean's shareholders, the Georgia Insurance Commissioner, or the Blue Cross and Blue Shield Association.

TERMINATION FEES (SEE PAGE 46)

     The merger agreement requires Cerulean to pay a termination fee of $18.5 million to WellPoint if Cerulean chooses to terminate the merger agreement to accept a superior transaction proposal from a third party or if the holders of Class B stock do not approve the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 30)

     As a consequence of the merger, approximately 247 key employees will become entitled under Cerulean plans and arrangements to receive payments and/or have obligations funded under these plans. The costs of these obligations may total approximately $62.4 million, prior to payments by Cerulean of certain applicable taxes and related gross-up obligations relating to those payments. The total amount of taxes and related gross-up obligations which may be payable with respect to some of these amounts may range from zero to as much as $18.3 million.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 38)


     The receipt of cash in exchange for shares of Class A stock or Class B stock will generally be a taxable transaction for federal income tax purposes. TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO EACH CERULEAN SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER'S PARTICULAR FACTS AND CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

                           FORWARD-LOOKING STATEMENTS

     Cerulean has made "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934 in this proxy statement. These statements are subject to risks and uncertainties. Cerulean has based these statements on the current beliefs and assumptions of its management and on information currently available to management. Forward-looking statements include the information in this proxy statement concerning possible or assumed future results of operations of Cerulean, including information regarding cost savings and operational efficiencies expected to be realized from the merger. You can identify these statements by our use of the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements are not guarantees of performance. By their nature, they involve risks, uncertainties and assumptions. The future results and shareholder values of Cerulean may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Cerulean's ability to control or predict. Cerulean cautions shareholders not to put undue reliance on any forward-looking statements, which speak only as of the date they were made. For those statements, Cerulean claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                   INFORMATION REGARDING THE CERULEAN MEETING

DATE, TIME AND PLACE OF THE CERULEAN MEETING

                                JANUARY 30, 2001
                             9:00 A.M., LOCAL TIME
                                   SWISSOTEL
                           3391 PEACHTREE ROAD, N.E.
                                ATLANTA, GEORGIA

PURPOSE OF THE MEETING

     The purpose of the meeting is:

     - to consider and vote upon a proposal to approve and authorize the merger agreement and completion of the transactions contemplated by the merger agreement; and

     - to transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

     The board of directors of Cerulean knows of no business that will be presented for consideration at the meeting other than the proposals described in this proxy statement.

RECORD DATE

     Pursuant to its bylaws, Cerulean has fixed the close of business on December 15, 2000, as the record date for determining the holders of Class A stock entitled to receive notice of and to vote at the meeting. Only holders of record of Class A stock as of the record date are entitled to notice of and to vote at the meeting. As of the record date, there were 409,602 shares of Class A stock issued and outstanding and held by 70,230 record holders. Holders of Class A stock are entitled to one vote on each matter voted on at the meeting for each share of Class A stock held of record at the close of business on the record date.

QUORUM

     In order to have a quorum, the holders of record of a majority of the outstanding shares of the Class A stock entitled to vote at the meeting must be represented in person or by proxy at the special meeting. Cerulean will count abstentions as shares present for purposes of determining the presence of a quorum. Pursuant to the Cerulean bylaws, if there is no quorum at the meeting, the Chairman of the board of directors of Cerulean or the President of Cerulean may adjourn the meeting to solicit additional votes. Once a share of Class A stock or Class B stock is represented at the special meeting or the meeting of the holders of Class B stock, either in person or by proxy, other than solely to object to holding the respective meeting or transacting business at the meeting, it is deemed present for the purpose of constituting a quorum for any adjournment of the meeting unless a new record date is set for the adjourned meeting. Consequently, shares of Class A stock or Class B stock that are voted against the merger agreement and completion of the transactions contemplated in the agreement will be counted for the purpose of constituting a quorum at an adjournment of the special meeting or of the meeting of holders of Class B stock.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The board of directors of Cerulean has approved the merger and believes the merger is fair to and in the best interests of Cerulean and its shareholders. Accordingly, the board of directors of Cerulean recommends that shareholders of Cerulean vote "for" approval of the merger proposal.

VOTE REQUIRED

     Approval of the merger requires the affirmative vote of a majority of the outstanding shares of Class A stock entitled to vote at the meeting. The merger proposal does not require the approval of the shareholders of WellPoint.

     In addition to the approval of the holders of the Class A stock, approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Class B stock. Georgia Strategic Healthcare owns 80.16% of the outstanding Class B stock and has indicated its intention to vote all shares of Class B stock owned by it in favor of the merger. Accordingly, approval by the holders of Class B stock of the merger is reasonably assured.

SOLICITATION AND REVOCABILITY OF PROXIES

     Shares of Class A stock and Class B stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted at the appropriate meeting, in accordance with the instructions indicated on the proxies. ANY HOLDER OF CLASS A STOCK OR CLASS B STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH THE HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED "FOR" APPROVAL OF THE PROPOSALS LISTED ON THE PROXY CARD. If any other matters properly come before the Class A meeting or Class B meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Shareholders may revoke their proxies at any time before the vote at the meeting by:

     - giving written notice to the secretary of Cerulean;

     - delivering a later dated proxy card; or

     - voting in person at the meeting.

     Shareholders should address all written notices of revocation and other communications with respect to revocations of proxies to: Cerulean Companies, Inc., 3350 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Hugh J. Stedman, Corporate Secretary. If you attend the meeting, your proxy will not automatically be revoked.

     HOLDERS OF CLASS A STOCK AND CLASS B STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO CERULEAN IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

     Cerulean will bear the cost of soliciting proxies for the meeting, although WellPoint and Cerulean have agreed to share the cost of preparing and mailing this proxy statement. Cerulean will initially solicit proxies by mail, but directors, officers and selected employees or agents of Cerulean may solicit proxies from shareholders personally or by telephone, telecopy or other forms of communication. Such directors, officers and employees will not receive any additional compensation for such solicitation. Cerulean also will request nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners, and Cerulean will reimburse such persons for their reasonable expenses incurred in doing so. In addition, Cerulean may use the services of Georgeson & Company Inc. to solicit proxies from Cerulean shareholders personally or by telephone, telecopy or other forms of communication at a cost of approximately $350,000, plus the reimbursement of reasonable out-of-pocket costs and expenses.

REGULATORY AND OTHER APPROVALS

     Cerulean and WellPoint may not complete the merger until the Georgia Insurance Commissioner approves it. The approval procedure requires WellPoint to file a statement regarding change of control with respect to Blue Cross and Blue Shield of Georgia, Blue Cross Blue Shield Healthcare Plan of Georgia and Greater Georgia Life Insurance Company, Inc., called a "Form A." The Georgia Insurance Commissioner must hold a hearing on the Form A and issue an order permitting the merger. WellPoint originally filed the Form A with the Georgia Insurance Commissioner on November 4, 1998 and filed amendments to the Form A on July 28, 2000 and on December 8, 2000. The review of the Form A by the Georgia Insurance

Commissioner's staff has been delayed because of the Richmond County litigation and other private litigation and by the recent negotiations with WellPoint that resulted in the November 29, 2000 amendments to the merger agreement. The Georgia Insurance Commissioner has scheduled a public hearing for February 12, 2001, and any days thereafter as are necessary. Ultimately, the conduct of the public hearing is contingent upon the completion of several other matters, most notably an affirmative vote of the Cerulean shareholders at the meeting and the receipt by the Georgia Insurance Commissioner of an opinion from an independent financial advisor that the merger is fair and reasonable to Cerulean's shareholders.


     Additionally, Cerulean must make several state regulatory filings due to the change in control of Blue Cross and Blue Shield of Georgia's subsidiary, Greater Georgia Life Insurance Company, that will occur upon completion of the merger. In addition, the Health Care Financing Administration must approve the transfer of control of the Blue Cross and Blue Shield of Georgia programs that will occur because of the merger. Neither WellPoint nor Cerulean is aware of any approval of any other state or federal regulatory body, other than the SEC, necessary for the merger to be consummated and the merger consideration to be delivered.

     In addition, the Blue Cross and Blue Shield Association must approve the change in control of Cerulean prior to completion of the merger. Cerulean has obtained this approval.

     On July 24, 2000, Cerulean and WellPoint each filed a Pre-Merger Notification and Report Form pursuant to the Hart-Scott-Rodino Act, with the Justice Department and the Federal Trade Commission. Under the Hart-Scott-Rodino Act, WellPoint and Cerulean cannot complete the merger until at least 30 days after such filing unless either the Justice Department or the Federal Trade Commission grant earlier termination of that waiting period. The Federal Trade Commission granted an early termination of the waiting period, effective August 4, 2000. Cerulean and WellPoint do not have to take any further action under the Hart-Scott-Rodino Act as long as we complete the merger before August 4, 2001. The early termination of the Hart-Scott-Rodino Act waiting period does not prevent the Justice Department, the Federal Trade Commission or other parties from seeking actions challenging the merger based on federal antitrust statutes. WellPoint and Cerulean do not anticipate any such challenge.

RECEIPT OF CASH CONSIDERATION

  Holders of Class A stock

     On the proxy card included with this proxy statement, we are asking each holder of Class A stock to provide certain information and to return the proxy card in its return envelope so that it is received before or at the meeting. To receive cash consideration, a holder of Class A stock should:

     - fill in his or her social security number in the space marked "W-9";

     - sign the proxy card; and

     - return it to Cerulean.

     Because shares of Class A stock are not represented by a physical stock certificate (other than shares held by the foundation shareholders), holders of Class A stock do not need to furnish a physical stock certificate in exchange for the consideration to be received in the merger. If you no longer have the registration notification you received upon receipt of your Class A stock, this will not impede your ability to receive your cash in the merger.

     You must complete the W-9 information on the proxy card, or otherwise provide a signed Form W-9 to the exchange agent appointed by WellPoint, before you can receive your merger consideration. You do not need to vote "for" the merger in order to receive merger consideration, although if you wish to vote "against" the merger, you must mark your proxy card accordingly. Signed proxy cards without a choice indicated will be voted "for" the merger.

  Holders of Class B Stock

     Holders of Class B stock should sign and mail the attached proxy card in the enclosed return envelope as soon as possible in order to have their shares of Class B stock represented at the meeting of holders of Class B stock. As soon as practicable following the effective time of the merger, Mellon Investor Services, which is serving as exchange agent, will mail a letter of transmittal to each holder of Class B stock to accompany certificates for shares of Class B stock. The letter of transmittal will set forth instructions for delivering Class B stock certificates to the exchange agent and require the submission of a Form W-9. No holder of Class B stock will receive any merger consideration until the exchange agent has received a properly completed letter of transmittal and Form W-9.

                                   PROPOSAL 1

                             APPROVAL OF THE MERGER

BUSINESS OF CERULEAN

     Cerulean was incorporated under the laws of the State of Georgia on February 2, 1996 to act as the holding company for Blue Cross and Blue Shield of Georgia, Inc. and its subsidiaries. Blue Cross and Blue Shield of Georgia was established in 1937 and through a series of business combinations and subsidiary operations had, by 1985, and has currently, the largest health insurance company market share in Georgia. Cerulean, through its subsidiaries, has 971,000 insurance and administrative service contracts covering or administering benefits for approximately 1.8 million members as of September 30, 2000, including health maintenance organization, preferred provider organization and point-of-service members. This represents over 22% of the total Georgia population. Blue Cross and Blue Shield of Georgia has one of Georgia's largest preferred provider organization memberships, serving approximately 536,000 members as of September 30, 2000. Blue Cross Blue Shield Healthcare Plan of Georgia, Inc., formerly named HMO Georgia, Inc., a health maintenance organization which also offers point-of-service products, serves an additional 589,000 members. Greater Georgia Life Insurance Company, Inc., a subsidiary of Blue Cross and Blue Shield of Georgia, and Group Benefits of Georgia, Inc., an inactive subsidiary of Cerulean, are also part of the consolidated group. Greater Georgia Life Insurance Company offers group life, accident and disability insurance products that are sold in conjunction with Cerulean's health products. Greater Georgia Life Insurance Company has an "A" rating from
A. M. Best and is licensed to offer its products in Alabama, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia.

     Cerulean's core business products are its traditional indemnity products and its health maintenance organization, point-of-service and preferred provider organization products. Cerulean's current business strategy centers around the belief that development of managed care products, with a strong health maintenance organization at the core, represents the most prudent response to current marketplace demands. In areas where there is no managed care, Cerulean's strategy is to solidify market presence through preferred provider organization network expansion, favorable changes in provider reimbursement and benefit design alterations that meet employers' needs.

     Cerulean offers its traditional indemnity products and its health maintenance organization, point-of-service and preferred provider organization products exclusively within the boundaries of the State of Georgia. Cerulean and certain of its subsidiaries are licensed by the Blue Cross and Blue Shield Association to use the Blue Cross and Blue Shield names and logos only in Georgia. While there are only limited Blue Cross and Blue Shield Association restrictions on the conduct of business by Cerulean or its subsidiaries outside Georgia under a different name, substantially all of Cerulean's revenue is currently associated with Georgia business.

     Blue Cross and Blue Shield of Georgia and Blue Cross Blue Shield Healthcare Plan of Georgia have a comprehensive quality management program which focuses on assessment, management and monitoring of inpatient and ancillary service costs. The quality management program monitors, collects data on and evaluates inpatient and outpatient medical care, inclusive of preventive and mental health services, as well as the level of customer service provided to members by physicians and other medical providers. Cerulean has a disciplined credentialing function which monitors the recruitment and retention of its provider panels throughout the state. Blue Cross and Blue Shield of Georgia's preferred provider organization was the first preferred provider organization in Georgia to receive full accreditation from the Utilization Review Accreditation Commission. Additionally, in 2000, the National Committee for Quality Assurance awarded Blue Cross Blue Shield Healthcare Plan of Georgia its second full, three year accreditation. The National Committee for Quality Insurance is a nationwide organization which evaluates quality assurance programs for health maintenance organizations.

     At present, Blue Cross Blue Shield Healthcare Plan of Georgia is licensed and operational as a health maintenance organization in eight markets in Georgia representing more than 6.0 million residents, including Atlanta. Networks of primary care physicians, specialist physicians and hospitals service Blue

Cross Blue Shield Healthcare Plan of Georgia's health maintenance organization and point-of-service products. Beginning in January 1995, Blue Cross Blue Shield Healthcare Plan of Georgia also began supporting its products through community health partnership networks which are currently operational in two of the eight health maintenance organization market areas of the state.

BUSINESS OF WELLPOINT

     WellPoint is one of the nation's largest publicly traded managed health care companies. As of September 30, 2000, WellPoint had approximately 7.7 million medical members and approximately 38.0 million specialty members. WellPoint offers a broad spectrum of quality network-based managed care plans. WellPoint provides these plans to the large and small employer, individual and senior markets. WellPoint's managed care plans include preferred provider organizations, health maintenance organizations and point-of-service and other hybrid plans and traditional indemnity plans. In addition, WellPoint offers managed care services, including underwriting, actuarial services, network access, medical cost management and claims processing. WellPoint offers a continuum of managed health care plans while providing incentives to members and employers to select more intensively managed plans. WellPoint also provides a broad array of specialty and other products, including pharmacy, dental, utilization management, life insurance, preventive care, disability insurance, behavioral health, COBRA and flexible benefits account administration.

     WellPoint markets its products in California primarily under the name Blue Cross of California and outside of California primarily under the name UNICARE. Historically, WellPoint's primary market for its managed care products has been California. WellPoint holds the exclusive right in California to market its products under the Blue Cross name and mark. WellPoint's California customer base is diversified, with extensive membership among large and small employer groups and individuals and a growing presence in the Medicare and Medicaid markets.

     In 1996, WellPoint began pursuing a nationwide expansion strategy through selective acquisitions and start-up activities in key geographic areas. With the acquisitions in March 1996 of the Life & Health Benefits Management division ("MMHD") of Massachusetts Mutual Life Insurance Company and in March 1997 of certain portions of the health and related life group benefit operations (the "GBO") of John Hancock Mutual Life Insurance Company, WellPoint has significantly expanded its operations outside of California. WellPoint's acquisition strategy has focused in part on large employer group plans that offer indemnity and other health insurance products that are less intensively managed than WellPoint's products in California. Since 1987, WellPoint has transitioned substantially all of its California indemnity insurance customers to managed care products. An element of WellPoint's geographic expansion strategy is to replicate its experience in California in motivating traditional indemnity members to transition to WellPoint's broad range of managed care products.

     In addition, WellPoint focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. In connection with this strategy, in March 2000 WellPoint acquired Rush Prudential Health Plans, which offers health maintenance organization and other products primarily in the greater Chicago area. WellPoint believes that its current UNICARE medical membership provides its UNICARE operations with sufficient scale to begin development of proprietary provider network systems in key geographic areas, which will enable WellPoint over time to begin offering a broader range of managed care products. WellPoint has used and intends to continue to use these new networks to introduce individual, small group and senior products in these markets. WellPoint has developed or is actively developing proprietary networks in Texas, Georgia, Illinois, Indiana, Maryland, Ohio and Virginia and has introduced new managed care products in, among other states, Texas, Georgia, Illinois, Indiana and Virginia.

BACKGROUND OF THE MERGER

  The July 9, 1998 Merger Agreement

     Since the conversion of Blue Cross and Blue Shield of Georgia to a for-profit corporation, several Blue Cross Blue Shield licensees have expressed interest in considering strategic transactions with Cerulean. On or about September 20, 1997, Cerulean received a letter of inquiry from one such Blue Cross Blue Shield licensee regarding a possible combination or alliance of the two companies. At a meeting held on October 1, 1997, the board of directors of Cerulean discussed the continued interest expressed by other parties and Cerulean's initiative to grow by select business combinations. The board of directors considered the various strategic alternatives available to Cerulean to realize its goals as a corporation most effectively. Cerulean's stated objective was to be able to access a broader capital base in order to meet competitive pressures and to develop and deliver new products to residents of Georgia. The board of directors reaffirmed its belief that this remained a principal corporate objective. In view of its duty to maximize shareholder value, the board appointed a special committee to examine, on behalf of the full board of directors, the strategic alternatives available to Cerulean to realize its objectives. Among its alternatives, the board specifically identified:

     - Cerulean remaining an independent company and pursuing its existing business plan; or

     - Cerulean entering into a joint venture, alliance or other strategic transaction with a potential partner.

     The special committee consisted of James L. LaBoon, Jr., Chairman, Elizabeth W. Camp and Frank J. Hanna, III. The board of directors authorized the special committee to retain a financial advisor and to work with legal counsel in connection with fulfilling its charge. The organizational meeting of the special committee was held on October 6, 1997, and the committee retained Morgan Stanley as its financial advisor and Long Aldridge & Norman LLP as its legal counsel. At this meeting, the special committee requested that Morgan Stanley preliminarily:

     - review the environment within the health care benefit and managed care industry segment, including analyzing comparative profitability within the industry;

     - analyze the probable range of values of Cerulean;

     - review the comparative managed care company values, including the current and historical value ranges; and

     - analyze the potential for increased value associated with:

     - remaining an independent company and continued execution of Cerulean's business plan; and

     - entering into various strategic transactions with potential partners.

     There is no market for the securities of Cerulean. Consequently, the special committee was able to consider, with its advisors, all avenues of advancing Cerulean's strategic plans without the constraints imposed by the need to consider the short-term market impact of any strategy.

     From its inception, the special committee regularly consulted with members of Cerulean management, particularly Richard D. Shirk, Chief Executive Officer; John A. Harris, Executive Vice President; Hugh J. Stedman, General Counsel; and Joseph M. Feuer, Deputy General Counsel. From its appointment on October 1, 1997 until WellPoint and Cerulean signed the merger agreement on July 9, 1998, the special committee met in person or by telephonic meeting on 29 occasions, and, in addition, consulted informally on numerous other occasions.

     At the October 11, 1997 meeting of the Cerulean board of directors, Morgan Stanley reviewed several topics with the board, including:

     - the strategic market environment;

     - the Georgia managed care market;

     - then current and historical marketing and financial results of Blue Cross and Blue Shield of Georgia;

     - certain strategic alternatives; and

     - potential valuation methodologies for Cerulean.

     At its November 10, 1997 meeting, the special committee authorized Morgan Stanley to contact a designated group of potential strategic partners to further the special committee's effort to establish and explore all of the various strategic alternatives available to Cerulean. After due consideration, the special committee chose to include in the designated group only companies that, like Cerulean, were licensees of the Blue Cross and Blue Shield Association. The special committee based this decision on Cerulean's concern about providing information to competitors in the negotiation process. Furthermore, after discussions with Morgan Stanley, the special committee believed that a potential transaction or alliance with another Blue Cross and Blue Shield Association licensee would achieve greater value than a transaction with an entity that was not a licensee. The special committee also identified a group of non-Blue Cross Blue Shield entities whom it might consider for contact if other strategic alternatives were not available. The special committee instructed Morgan Stanley to obtain indications of interest from the designated group on or before November 14, 1997 and to encourage the parties contacted to submit to Morgan Stanley initial proposals by December 8, 1997. At its November 17, 1997 meeting, Morgan Stanley reported to the special committee that six entities meeting its criteria had expressed an interest in making a strategic proposal within the time constraints the special committee had established.

     By the special committee's December 9, 1997 meeting, four of the six Blue Cross Blue Shield licensees expressing interest had submitted initial proposals for consideration by the committee. The licensees based their proposals on limited due diligence information contained in a confidential information memorandum distributed to interested parties who entered into a confidentiality agreement with Cerulean. Two of the submitted proposals proposed a joint venture, through the creation of a new third entity, and two proposed a merger. The proposals submitted placed a value on Cerulean ranging from $225 million to $425 million. Each indicated an approximate value or range of values, contingent on reviewing more information. The nature of the consideration for Cerulean ranged from all cash to equity in a new third entity. The operating structures and suggested combinations of management varied as well. At its December 9, 1997 and December 11, 1997 meetings, in order to obtain more certain prospects as to structures, operations, products and services under the proposals and more definite valuations of Cerulean, the special committee established a process for a more complete diligence review of Cerulean to be undertaken by all parties considering making a detailed strategic transaction proposal. At that time, the special committee established a due diligence calendar which provided for the completion of due diligence by January 7, 1998. To facilitate the diligence review, Cerulean collected materials and made them available to the four parties at the offices of Long Aldridge & Norman in Atlanta, Georgia. At its December 22, 1997 meeting, the special committee established January 14, 1998 as the date for receiving revised proposals from the parties based on the additional materials that Cerulean had provided to them.

     During the course of diligence review, the special committee became aware of each party's concern regarding the litigation surrounding the conversion of Blue Cross and Blue Shield of Georgia to a for-profit business and their desire that Cerulean reach a settlement in that litigation prior to completing any strategic transaction with Cerulean. Thereafter, the special committee sought to combine the schedule for its work concerning strategic transactions with that of the court calendar concerning the conversion litigation. At its January 12, 1998 meeting, the special committee concluded that it should extend the deadline for the submission of proposals to allow adequate time for Cerulean to:

     - conduct due diligence with respect to potential strategic partners;

     - receive a definitive ruling on Cerulean's motion for summary judgment in the conversion litigation or, in the absence of such a ruling, assess the court's treatment of the motion and the effect of such treatment on the entire case; and

     - assess the regulatory approval process which a strategic transaction would require.

     The special committee extended the deadline for submission of revised proposals to January 23, 1998. At the special committee's January 27, 1998 meeting, Morgan Stanley advised the committee that four parties had submitted revised proposals and presented a summary of those proposals. These proposals again contemplated various structures, including forming a joint venture, forming a new combined entity and merging outright. Consideration proposed included:

     - all stock in a new entity;

     - cash and stock in a new entity; and

     - outright merger entirely for cash, entirely for stock of the merger partner and a combination of cash and stock of the merger partner.

     The values of the revised proposals ranged from $270 million to $425 million. The operating structure, use of management and employees, and mix of products and services also varied as before. At its February 2, 1998 meeting, the special committee considered each of the proposed strategic transactions in depth and considered the various advantages and disadvantages of each proposal. As a result of this analysis, the special committee concluded that one of the potential joint venture transactions was not feasible and should be eliminated, and that another, also a joint venture, required further diligence review by the committee in order to fully analyze the potential of the transaction. The special committee agreed to complete this review and to notify the other two parties with viable proposals, both for mergers, that their proposals were being actively considered. The special committee also agreed to inform these parties that its response was being postponed in order to complete full consideration of another proposal.

     After completion of the diligence review, and pursuant to the special committee's instructions, Morgan Stanley indicated to each of the three remaining parties, one of which was WellPoint, that best and final proposals should be submitted to the special committee by February 23, 1998. These final proposals ranged in value from $363 million to $460 million and were structured similarly to the prior proposals. The special committee rejected one of the proposals and held a meeting on March 3, 1998 in preparation for its presentation of a report reviewing its actions since its appointment to the full board of directors on March 6, 1998. The special committee continued to carefully manage the process that it had put in place for evaluating the strategies available to Cerulean for best realizing its overall business plan and for realizing value to its shareholders. Through consultation with Morgan Stanley, the special committee and the Cerulean board of directors continued to evaluate Cerulean on a stand-alone basis and to evaluate the strategic proposals, including the implications to operations and value, that had been elicited over the preceding four months. At the meeting on March 3, 1998, the special committee reviewed further each of the remaining proposals. It concluded that the joint venture proposal should be eliminated for a number of reasons which, in the special committee's judgment, indicated it was of questionable viability and, in any event, was of substantially less value to shareholders. In addition, the rejected proposal, in the special committee's opinion:

     - would have provided less potential for new future products for customers;

     - would not have provided liquidity for shareholders; and

     - would have entailed a difficult regulatory approval process.

     In formulating its report for the board, the special committee also reviewed the possible effects on customers, management and employees of each of the proposals and reviewed the value to shareholders of remaining independent and of entering into a proposed transaction.

     Prior to the special committee's report to the full board of directors on March 6, 1998, the Chairman of the special committee reported to the committee that he had received a revised proposal from one of the parties that previously had submitted a merger proposal. The special committee, after considering the revised proposal at a meeting on March 5, 1998, concluded that it should recommend that the board of directors consider the two merger proposals. The special committee also concluded that it should provide the proposing parties with further access to materials concerning Cerulean and a further opportunity to conduct due diligence and submit improved proposals.

     At Cerulean's board meeting on March 6-7, 1998, the special committee presented its report to the full board of directors of Cerulean. The board of directors received the special committee's report and a presentation from Morgan Stanley on the proposals submitted to the committee, as well as an analysis of Cerulean's stand-alone value and the financial strategies available to Cerulean to achieve its business plan operating as an independent entity. The directors reviewed in this context their fiduciary duties to shareholders and their ability to consider other constituencies, and considered the proposals recommended by the special committee. The directors considered the proposals of the several parties, explored the possibility of a joint venture and reviewed the limitations of that strategy. Ultimately, the board of directors adopted the special committee's recommendation that Cerulean proceed with negotiations with each of two proposing parties, one of which was WellPoint. At this time, the board authorized the special committee to set a deadline for the completion of negotiations with the two parties and to select the proposal that the committee decided was superior considering all factors, including the best interests of the shareholders. The board of directors further authorized the special committee to proceed with negotiations to finalize the terms of a proposed transaction, as long as the special committee obtained final approval of the terms of the proposed transaction from the full board of directors.

     After the Cerulean board meeting, the special committee gave the two remaining parties the opportunity to conduct an in-depth diligence review on Cerulean in Atlanta, Georgia during the weeks of March 16 and March 23, 1998. In connection with further discussions with each party, each party emphasized to the special committee the importance of Cerulean negotiating a settlement of the conversion litigation prior to the final negotiation and execution of a strategic transaction. In the ensuing period, the special committee met on numerous occasions to monitor progress in the settlement negotiations of the conversion litigation and to review its status with management representatives and legal counsel conducting the negotiations. During this period, two parties whose proposals had previously been rejected by the special committee presented a combined proposal pursuant to which the parties would join with Cerulean in forming a third entity. The special committee considered this proposal at length at its meetings on May 19, May 21, May 25, May 29, June 1 and June 4, but ultimately rejected it. The special committee decided to reject the proposal because of:

     - the uncertainty of obtaining required regulatory approvals;

     - the unwillingness of the parties proposing the transaction to guarantee financial ability to consummate a transaction; and

     - the limited ability of Cerulean shareholders to participate in future appreciation in value of the proposed combined entity.

     As the settlement discussions conducted by Cerulean's management and counsel in the conversion litigation appeared to be reaching a satisfactory result, the special committee set a deadline of June 3, 1998 for submission of "best and final" strategic transaction proposals by the two parties. The two remaining parties submitted these proposals to the special committee on June 3, 1998. The proposals were based on access to additional diligence materials and were valued at $460 million and $500 million, net of amounts payable under applicable change of control agreements. At its June 5, 1998 meeting, the special committee again reviewed its course of action since its formation on October 2, 1997, specifically its directions received from the board of directors on that date and at the board of directors meeting on March 6-7, 1998. In addition, Morgan Stanley made a presentation to the special committee comparing the two final proposals. Based on this presentation, and after due consideration, the special committee unanimously voted to recommend to the board of directors that the special committee proceed to final negotiations with WellPoint only. At a meeting of the full board of directors held on June 5, 1998, the board of directors authorized the special committee to seek to conclude a strategic transaction with WellPoint. The board further authorized Cerulean management to proceed to a settlement of the conversion litigation in the manner presented to the board of directors.

     Thereafter, the special committee, members of Cerulean management, the special committee's financial advisors and legal counsel proceeded to the negotiation of a final agreement with representatives of WellPoint. The special committee met on July 1, July 6, July 7 and July 8, 1998 to address specific issues as they emerged in the negotiations. The special committee also considered a further indication of interest in a merger transaction from one of the other previously proposing parties and analyzed and compared that indication of interest to the transaction under negotiation with WellPoint.

     The process of approving the transaction also included:

     - a presentation to the full board of directors by the Chairman and Chief Executive Officer of WellPoint on June 15, 1998;

     - a telephonic meeting of the full board of directors on July 5, 1998 to authorize and approve the settlement of the conversion litigation; and

     - a telephonic meeting of the full board of directors on July 8, 1998 at which the board reviewed the transaction negotiated with WellPoint, including a review of a draft merger agreement, as well as the further indication of interest received from another party and the special committee's reasons for rejecting such indication of interest.

     Following this presentation, the board of directors voted to approve the merger and the merger agreement and to authorize the execution and delivery of the merger agreement and the related documents embodying the merger. On July 9, 1999, Cerulean and WellPoint entered into an amendment to the merger agreement to extend the time by which the merger could be completed until October 15, 1999, or until December 31, 1999 at the election of either Cerulean or WellPoint. On October 14, 1999, WellPoint notified Cerulean that it elected to extend the merger agreement until December 31, 1999. Effective December 31, 1999, Cerulean and WellPoint entered into a second amendment to the merger agreement to extend the time by which the merger could be completed until December 31, 2000.

  The November 29, 2000 Merger Agreement

     The November 29, 2000 merger agreement resulted from a process contemplated by the July 9, 1998 merger agreement and began with an unsolicited merger proposal from Trigon Healthcare, Inc., based in Richmond, Virginia. After consideration of the proposal, as contemplated by the merger agreement, the board of directors of Cerulean determined, in accordance with the terms of the merger agreement and after consultation with Cerulean's outside legal counsel and financial advisors, that the Trigon proposal, if accepted on substantially the terms presented, was likely to be consummated and would, if consummated, result in a transaction superior to the one contemplated by the merger agreement after taking into account all relevant factors, including consideration. The board directed management to proceed with disclosure to and negotiations with Trigon as permitted and in a manner provided under the merger agreement and directed the Cerulean finance committee to monitor the progress of negotiations.

     During the period of negotiations culminating with the acceptance of the merger agreement on November 29, 2000, the finance committee met 11 times and the board of directors met nine times. As a result of the negotiations, on November 15, 2000 Cerulean received an offer from Trigon for a merger for cash consideration of $675 million. On November 15, 2000, Cerulean informally notified WellPoint that it had received this offer from Trigon. On November 21, 2000, WellPoint informally provided Cerulean with a revised merger proposal for cash consideration of $680 million. Because the WellPoint proposal, among other things, contained a provision requiring Cerulean to keep its terms confidential, the Cerulean board of directors determined that it was in the best interests of Cerulean and necessary in the exercise of the directors' fiduciary obligations to trigger the process under the merger agreement for formally notifying WellPoint of the Trigon proposal, before fully evaluating or negotiating the WellPoint $680 million proposal. Therefore, on November 24, 2000 the board of directors determined, after consultation with its legal counsel, that contemplation of the Trigon proposal and terminating the merger agreement were necessary for the board to comply with its fiduciary duties under applicable law. Acting in accordance with the merger agreement, the board directed Cerulean's Chief Executive Officer to notify WellPoint in writing that Cerulean intended to enter into such an agreement with Trigon and, as required under the merger agreement, furnished WellPoint a copy of the proposed agreement with Trigon.

     Within the requisite response period provided by the agreement (and shortened by the parties for this purpose), WellPoint formally responded on November 28, 2000 with the amended merger agreement in substantially the form attached to this proxy statement providing for the merger transaction and for cash consideration of $700 million. By the time of the board of directors' meeting on November 29, 2000, Trigon had revised its proposal to include cash consideration of $700 million, with, among other terms, a substantially increased termination fee. The directors considered all the terms and conditions of both proposals and in accordance with the provisions of the merger agreement determined that the WellPoint proposal was at least as favorable as the Trigon proposal and voted unanimously to accept the WellPoint proposal reflected in the agreement attached as Appendix A to this proxy statement.

RECOMMENDATION OF THE CERULEAN BOARD OF DIRECTORS

     The board of directors of Cerulean has approved the revised merger agreement and the related transactions and believes the merger is fair to and in the best interests of Cerulean and its shareholders. In considering the various strategic alternatives available to Cerulean, Cerulean's board of directors compared the alternative of remaining an independent company and pursuing its existing business plan with the alternative of entering into a strategic transaction with a potential partner. The board weighed the advantages of entering into a strategic transaction, including:

     - the effect that the various structures proposed could have on Cerulean's operations and the services it could provide to Georgia subscribers;

     - the potentially higher value to shareholders that a strategic transaction could provide;

     - the potential for an increase in the quality and number of products offered to subscribers;

     - the uncertainties associated with predicting future business results; and

     - Cerulean's access to capital as an independent company.

     The Cerulean board of directors also considered the potential disadvantages, including:

     - the possibility of not obtaining required regulatory approvals; and

     - the potential for a decrease in the product mix offered to subscribers.

     Although the viability of Cerulean as an independent company was not in question, the board of directors of Cerulean determined that entering into a strategic transaction was in the best interests of Cerulean and its shareholders because this would allow Cerulean to access a broader capital base in order to meet competitive pressures and to develop and deliver new products to residents of Georgia. The Cerulean board of directors further determined that entering into the merger with WellPoint is the best strategic alternative because of, among other things:

     - the attractive financial condition of WellPoint and the resulting access to capital;

     - the superior terms of the merger;

     - WellPoint's interest in increasing the quality and number of products offered to subscribers;

     - WellPoint's interest in expanding services in Georgia; and

     - WellPoint's interest in taking advantage of similar organizational structures, thereby minimizing staffing dislocations and reductions.

     Accordingly, the board of directors of Cerulean recommends that shareholders of Cerulean vote "for" approval of the merger agreement and the completion of the merger.

REASONS FOR THE MERGER

     After consideration of relevant business, financial, legal and market factors, the board of directors, on July 8, 1998, approved the merger agreement and the related transactions by a vote of 16 for and one against. The board of directors voted by the same vote to recommend that Cerulean shareholders vote for the approval of the merger agreement and the related transactions. On September 1, 2000, the Cerulean board of directors affirmed its prior vote for the merger and voted unanimously to recommend that the shareholders reaffirm the merger. Following the recent negotiations with WellPoint and Trigon, and after careful consideration of relevant business, financial, legal and market factors, the board of directors on November 29, 2000 unanimously approved the amended and restated merger agreement and the related transactions. The board of directors also unanimously voted to recommend that the Cerulean shareholders vote for the approval of the amended and restated merger agreement and the related transactions.

     In deciding to approve the amended and restated merger agreement and to recommend that Cerulean shareholders approve the merger, the Cerulean board of directors considered a number of factors, including particularly the factors listed below. In view of the number and wide variety of factors that the board of directors considered in connection with its evaluation of the merger, the Cerulean board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Cerulean board of directors viewed its position and recommendations as being based on all of the information and factors that it received and considered. In addition, individual directors may have given different weight to different information and factors.

     The Financial Terms of the Merger. The board of directors of Cerulean believes that the consideration that WellPoint will deliver to shareholders of Cerulean is fair to the shareholders based upon:

     - Cerulean's current financial condition and future prospects; and

     - the current financial condition and future prospects of WellPoint.

In coming to this conclusion, the Cerulean board of directors relied upon the recommendations of the Cerulean finance committee and the reports of its financial advisors and legal counsel evaluating the strategic alternatives available to Cerulean.

     Comparing Cerulean's Value as a Continuing Independent Entity with its Value in Combination with WellPoint. Based upon the information and analysis the Cerulean finance committee received and provided to the board of directors, the Cerulean board of directors considered that the value that Cerulean shareholders would receive in the merger is substantially greater than that available in Cerulean as a continuing independent entity currently and for the foreseeable future.

     Liquidity for Cerulean Shareholders. The merger provides liquidity to Cerulean shareholders, which they do not currently have, in the form of cash.

     Availability of Additional Resources. The Cerulean board of directors considered the need for additional capital resources in order to achieve Cerulean's own business plan and the fact that these resources were more readily available to Cerulean in combination with WellPoint than as a continuing independent entity. These resources were more readily available to Cerulean in a transaction with WellPoint than in a transaction with any of the other potential parties.

     Changes and Consolidations in the Health Care Industry. The board of directors of Cerulean considered the current environment of the health care industry, especially:

     - the continuing shift from traditional indemnity products to managed care products, such as health maintenance organizations and preferred provider organizations; and

     - the trend toward consolidation in the industry in order to obtain the advantage of scale in developing and delivering products in a cost-effective manner.

The Cerulean board of directors considered that the merger afforded Cerulean and its customers a stronger vehicle with which to address these changes in the industry.

     Opinion of Morgan Stanley. The Cerulean board of directors considered the fact that Morgan Stanley has rendered its opinion that, subject to the limitations and qualifications in its opinion, the consideration WellPoint will provide to the holders of Class A stock, Series A stock and Class B stock in the merger agreement is fair from a financial point of view to those holders. The analysis undertaken by Morgan Stanley is summarized on page 23.

     In addition to the positive factors set forth above, the board of directors of Cerulean considered several factors that it believed were potential negative aspects of Cerulean's entering into a merger transaction. With respect to the Cerulean board's consideration of the merger agreement and the merger, the specific factors considered include:

     - the potential for incurring a termination fee in the event of a termination of the merger agreement because:

          - Cerulean chooses to enter into a binding written agreement for a superior transaction; or

          - the holders of Class B stock fail to approve the merger; and

     - the potential negative effects of a change in the product mix offered to subscribers.

     The terms of the termination fee, particularly the amount, were the subject of negotiations between the parties. The board ultimately accepted the size and terms of the termination fee contained in the merger agreement as necessary to limit subsequent competing offers to those that should be seriously considered. On balance, the Cerulean board of directors concluded that the positive factors outweighed the negative factors and supported its recommendation to the Cerulean shareholders to approve the merger agreement and the merger.

OPINION OF CERULEAN'S FINANCIAL ADVISOR REGARDING THE MERGER

     Cerulean retained Morgan Stanley to act as Cerulean's financial advisor in connection with the merger and related matters based upon Morgan Stanley's qualifications, expertise and reputation. On November 29, 2000, Morgan Stanley rendered an opinion to the Cerulean board of directors that, as of that date, and based upon and subject to the considerations set forth in the opinion, the consideration to be received by the holders of shares of Class A stock, Series A stock and Class B stock pursuant to the merger agreement was fair from a financial point of view to those holders.

     THE FULL TEXT OF MORGAN STANLEY'S OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. WE URGE YOU TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF CLASS A STOCK, SERIES A STOCK AND CLASS B STOCK FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY CERULEAN SHAREHOLDER AS TO HOW A SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. THE MORGAN STANLEY OPINION IS DATED NOVEMBER 29, 2000.

     In connection with rendering its opinion, Morgan Stanley, among other things:

          - reviewed certain publicly available financial statements and other information of Cerulean;

          - reviewed certain internal financial statements and other financial and operating data concerning Cerulean prepared by its management;

          - analyzed certain financial projections prepared by the management of Cerulean;

          - discussed the past and current operations and financial condition and the prospects of Cerulean with senior executives of Cerulean;

          - compared the financial performance of Cerulean with that of certain comparable publicly-traded companies and their securities;

          - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          - participated in discussions and negotiations among representatives of Cerulean and WellPoint and Cerulean and a certain other potential purchaser and each of their financial and legal advisors;

          - reviewed the merger agreement and certain related documents; and

          - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Cerulean. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley assumed that in connection with the receipt of all necessary regulatory approvals for the proposed merger, no restrictions would be imposed that would have a material adverse effect upon the contemplated benefits expected to be derived from the proposed merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Cerulean, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley noted that, at the time of the consummation of the merger, the capital structure of Cerulean is comprised of three classes of stock, the Class A stock, the Series A stock and the Class B stock, and Morgan Stanley expressed no opinion as to the relative fairness of the consideration to be received among the various classes or series of stock. The opinion of Morgan Stanley is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of the date of Morgan Stanley's opinion.

     The following is a summary of some of the financial analyses performed by Morgan Stanley in rendering its opinion to the Cerulean board of directors on November 29, 2000. In order to fully understand the financial analyses used by Morgan Stanley, you should read this summary together with the opinion. The summary alone does not constitute a complete description of the financial analyses.

     Comparable Company Analysis. As part of its analysis, Morgan Stanley compared certain financial information of Cerulean with the corresponding publicly available financial information of a selected group of 15 other managed care companies similar to Cerulean. The group of selected managed care companies included Aetna Inc., Cigna Corp, First Health Group Corp., Humana, United Healthcare Corp., Foundation Health Systems, PacifiCare Holding, WellPoint Health Networks, American Medical Security Group, Coventry Corporation, Mid Atlantic Medical Services, Inc., Oxford Health Plans, RightCHOICE Managed Care, Sierra Health Services Inc., and Trigon Healthcare, Inc.

     For the regional managed care companies listed above, Morgan Stanley calculated price to estimated 2000 calendar year earnings ratio and price to estimated calendar year 2001 earnings ratio. Morgan Stanley based these calculations on market information as of November 29, 2000, the latest publicly available information, and estimates of earnings per share and five-year projected growth rates based on I/B/E/S estimates as of November 29, 2000, among other things. Morgan Stanley then applied a discount to these multiples since Cerulean's shares of common stock are not publicly traded. The resulting multiples were then applied to corresponding financial data for Cerulean, which were based on certain financial projections prepared by the management of Cerulean. This exercise resulted in a range of possible equity values of $706,000,000 to $858,000,000 in the aggregate for Cerulean.

     In addition, Morgan Stanley compared, as of November 29, 2000, among other things, Cerulean's latest 12 months and estimated fiscal 2000 margins, based on the latest publicly available 10-Ks and 10-Qs and the Cerulean financial projections, to similar statistics for the selected managed care companies listed above. A comparison of margins included, among other things, margins for latest 12 months medical loss ratio, latest 12 months earnings before interest, taxes, depreciation and amortization, and latest 12 months net income. Morgan Stanley observed that the margins for Cerulean were comparable to or slightly lower than the median of similar statistics for the selected managed care companies.

     No company used in the analysis of selected managed care companies is identical to Cerulean. In evaluating the selected managed care companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Cerulean, such as the impact of competition on the business of Cerulean and the health care industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Cerulean or the industry, or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using selected companies' transaction data.

     Precedent Transactions Analysis. As part of its analysis, Morgan Stanley applied a premium to the multiples used in the comparable company analysis described above to reflect a premium a strategic buyer may consider paying in a transaction of this type. The premium applied was based on market information as of November 29, 2000 and the latest publicly available information regarding selected change of control business combinations in the managed care industry, among other things. Morgan Stanley then applied these multiples to corresponding financial data for Cerulean, which were based on certain financial projections prepared by the management of Cerulean. This exercise resulted in a range of possible equity values of $882,000,000 to $1,071,000,000 in the aggregate for Cerulean.

     In addition, Morgan Stanley reviewed certain publicly available information regarding 21 selected change of control business combinations in the managed care industry during the period from 1993 to 1998. These precedent transactions included the acquisition of HMO America by United Healthcare; the acquisition of Ramsay by United Healthcare; the acquisition of TakeCare by FHP International Corp.; the acquisition of CareFlorida by Foundation Health; the acquisition of Intergroup by Foundation Health; the acquisition of GenCare by United Healthcare; the acquisition of Provident's health care lines by Healthsource; the acquisition of MetraHealth by United Healthcare; the acquisition of Emphesys Financial by Humana; the acquisition of the group life and health subsidiary of Massachusetts Mutual Life Insurance Company by WellPoint; the acquisition of HealthWise by United Healthcare; the acquisition of U.S. Healthcare by Aetna; the acquisition of FHP International Corp. by PacifiCare; the acquisition of Foundation Health by Health Systems International; the acquisition of the group benefits operations of John Hancock Mutual Life Insurance Company by WellPoint; the acquisition of Healthsource by CIGNA; the acquisition of Physicians Health Services by Foundation Health Systems; the acquisition of Physician Corporation of America by Humana; the acquisition of ChoiceCare by Humana; the acquisition of NYLCare by Aetna; and the formerly pending acquisition of Humana by United Healthcare.

     For each of these precedent transactions, Morgan Stanley calculated equity value paid for the acquired company as a multiple of, among other things:

     - next 12 months earnings;

     - next fiscal year earnings, based on either I/B/E/S or First Call estimates; and

     - the premium paid above market price of each acquired company's stock price one day prior to the announcement of the transaction.

     These multiples are consistent with the comparable company multiples plus the strategic buyer premium discussed above.

     No transaction used in the precedent transactions analysis is identical to the merger. In evaluating precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Cerulean, such as the impact of competition on the business of Cerulean and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Cerulean or the industry, or in the financial markets in general.

Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

     Discounted Cash Flow Analysis. Morgan Stanley performed discounted cash flow analyses of Cerulean to determine a range of present values for Cerulean based on the Cerulean management's financial projections. Unlevered free cash flow was calculated as the after-tax operating earnings of Cerulean, excluding any interest income and interest expense, plus depreciation and amortization, plus or minus net changes in non-cash working capital, minus projected capital expenditures. Morgan Stanley calculated terminal values by applying a range of multiples to net income in fiscal 2003 from 14.0x to 16.0x. The unlevered free cash flows and terminal values were then discounted to present values using a range of discount rates from 11.0% to 12.0%. Based on this analysis and the assumptions set forth above, Morgan Stanley calculated a range of possible equity values of $597,000,000 to $702,000,000 in the aggregate for Cerulean.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the opinion of Morgan Stanley. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Cerulean.

     In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cerulean. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by these analyses. Morgan Stanley prepared these analyses solely as a part of Morgan Stanley's analysis of the fairness of the consideration to be received by the holders of shares of Class A stock, Series A stock and Class B stock pursuant to the merger agreement from a financial point of view to those holders, and were provided to the Cerulean board of directors in connection with the delivery by Morgan Stanley of its opinion. The analyses do not purport to be appraisals or to reflect the prices at which Cerulean might actually be sold. In addition, as described above, the opinion of Morgan Stanley was one of many factors taken into consideration by the Cerulean board of directors in making its determination to approve the merger. The consideration that WellPoint will pay pursuant to the merger agreement was determined through arm's-length negotiations between Cerulean and WellPoint and was approved by the Cerulean board of directors. Morgan Stanley did not recommend any specific consideration amount to Cerulean or that any consideration amount constituted the only appropriate consideration amount for the merger. Consequently, you should not view the Morgan Stanley analysis described above as determinative of whether the Cerulean board of directors would have agreed to a different consideration amount.

     Cerulean retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Morgan Stanley makes a market in WellPoint common stock and may continue to provide investment banking services to the combined companies in the future. In the course of its market-making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and buy and sell the debt or equity securities and senior loans of WellPoint. Morgan Stanley has also acted as the co-lead underwriter and as a member of the lead group of underwriters in public offerings of WellPoint common stock, for which it received fees. Morgan Stanley and its affiliates have, in the past, provided financial advisory services to Cerulean and WellPoint and their affiliates and have received fees for the rendering of such services.

     Pursuant to a letter agreement dated October 31, 1997 between Cerulean and Morgan Stanley, Cerulean has agreed to pay Morgan Stanley a fee for its financial advisory services in connection with the business combination. Cerulean has agreed to pay Morgan Stanley a transaction fee of $8.4 million if the merger is successfully completed and quarterly advisory fees throughout the engagement.

     Morgan Stanley will give Cerulean a credit against the transaction fee equal to the advisory fees paid for the last two quarters prior to completion of the merger. In addition, Cerulean has agreed to reimburse Morgan Stanley for its expenses related to the engagement. Cerulean has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under federal securities laws, and expenses, related to or arising out of Morgan Stanley's engagement and the transactions in connection with that engagement.

COMPLETION OF THE MERGER

     The completion of the merger will occur no later than 30 days after the satisfaction or waiver of the closing conditions set forth in the merger agreement, unless WellPoint and Cerulean agree to another date. On the date of completion of the merger, WellPoint and Cerulean will file a certificate of merger with the Secretary of State of Georgia. The merger will be effective at the time of filing of the certificate of merger, or at any subsequent date or time that WellPoint and Cerulean agree to and specify in the certificate of merger. We anticipate that, assuming all conditions are met, the merger will occur within approximately 90 days after the date of the special meeting.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     The merger agreement provides for a total amount of merger consideration of $700 million. Under the merger agreement, holders of each of the Class A stock and the Class B stock will receive a portion of the total merger consideration according to exchange ratios which, according to their formulas, make a total allocation of merger consideration among:

     - the holders of Class B stock; and

     - the holders of Class A stock, Series A stock and any Class A common stock participation rights into which the shares of Series A stock are converted.

     The Series A stock and any Class A participation rights are securities of Cerulean held by the foundation shareholders under the terms of the settlement relating to the litigation involving the conversion of Blue Cross and Blue Shield of Georgia from a not-for-profit business to a for-profit business. The exchange ratios are based upon the conversion provisions of Article IV of the articles of incorporation of Cerulean. Under the Class A stock exchange ratio, holders of Class A stock, Series A stock and Class A participation rights will receive a total amount of approximately $544.7 million in cash in the merger. Other than the foundation shareholders, all holders of Class A stock were subscribers of Blue Cross and Blue Shield of Georgia during the conversion period who received their Class A stock as a part of the conversion. Assuming a cashless exercise of the warrants held by the foundation shareholders, the foundation shareholders will receive approximately $123.7 million in cash. The remaining $421.0 million will be distributed to all other holders of Class A stock. This results in a value for each share of Class A stock in the merger of approximately $1,195 per share, or $5,975 for each five shares of Class A stock.

     Under the exchange ratios, the holders of Class B stock will receive cash in the amount of $155.3 million, or approximately $3,100 for each share of Class B stock.

PROCEDURES FOR RECEIPT OF MERGER CONSIDERATION

  Holders of Class A Stock

     Each holder of Class A stock has received a proxy card with this proxy statement. IN ORDER TO RECEIVE THE MERGER CONSIDERATION, EACH HOLDER OF CLASS A STOCK MUST COMPLETE THE W-9 PORTION OF THE PROXY CARD

AND RETURN THE COMPLETED PROXY CARD TO CERULEAN, OR OTHERWISE PROVIDE A SIGNED FORM W-9 TO THE EXCHANGE AGENT APPOINTED BY WELLPOINT. After completion of the merger, the exchange agent appointed by WellPoint will deliver the appropriate amount of cash consideration to each Class A shareholder.

  Holders of Class B stock

     After the completion of the merger, the exchange agent appointed by WellPoint will mail a letter of transmittal to each holder of outstanding shares of Class B stock. The letter of transmittal will inform those holders of the procedures to follow in forwarding stock certificates representing their shares of Class B stock to the exchange agent. Once the exchange agent receives a certificate representing Class B stock, the exchange agent will deliver the appropriate amount of cash consideration to each Class B shareholder. No holder of any certificate representing Class B stock will receive a cash payment until the holder surrenders its stock certificates to the exchange agent appointed by WellPoint.

LOST, STOLEN OR DESTROYED CERTIFICATES

     Holders of Class B stock of Cerulean who are unable to furnish certificates for their shares must furnish an affidavit of loss in place of the lost, stolen or destroyed Cerulean certificate. WellPoint will use the affidavit of loss as the basis upon which it will deliver the cash consideration to be received by that shareholder.

     WellPoint will not require Class A shareholders to furnish the registration notifications which Cerulean previously provided to its Class A shareholders in connection with the conversion of Blue Cross Blue Shield of Georgia as evidence of ownership. Therefore, no Class A shareholder will need to provide an affidavit of loss. Instead, WellPoint will require holders of the Class A stock to certify on the proxy card their ownership to the exchange agent appointed by WellPoint.

     At the time of completion of the merger, Cerulean will close its stock transfer books and will not make any further transfers of shares of Class A stock, Class B stock, or Series A stock or units of Class A participation rights.

REGULATORY APPROVALS; APPROVAL OF BLUE CROSS AND BLUE SHIELD ASSOCIATION

     The merger agreement provides that we must obtain the following approvals as a condition to our obligations to complete the merger:

     - any waiting period applicable to the merger under the Hart-Scott-Rodino Act must have expired, or the Federal Trade Commission must have granted earlier termination of the waiting period;

     - we must obtain the consent of the Georgia Insurance Commissioner to the merger, together with any other state regulatory consents; and

     - the Blue Cross and Blue Shield Association must approve the merger.

  U.S. Antitrust Filing

     Under the Hart-Scott-Rodino Act and the rules and regulations under the act, specified waiting period requirements must expire or terminate before certain transactions, including the merger, may be completed. On August 25, 1998, WellPoint filed a Pre-Merger Notification and Report Form, as required by the Hart-Scott-Rodino Act, with the Justice Department and the Federal Trade Commission. Cerulean made a similar filing on August 26, 1998. Under the Hart-Scott-Rodino Act, WellPoint and Cerulean cannot complete the merger until 30 days after the initial filing, unless the Federal Trade Commission grants early termination of this waiting period. In addition, if the Justice Department or the Federal Trade Commission issues a Request for Documents and Other Additional Information, WellPoint and Cerulean cannot complete the merger until 20 days after they comply with that request, unless the Federal Trade Commission grants an early termination that shortens this period. The Federal Trade Commission granted an early termination of the waiting period, effective September 4, 1998. The Hart-Scott-Rodino Act would not have required any further action if the merger had been consummated prior to the one year anniversary of the effective date of the early termination.

     On July 28, 1999, WellPoint and Cerulean filed a second Pre-Merger Notification and Report Form because they had not yet completed the merger. The Federal Trade Commission granted an early termination of the second waiting period, effective August 16, 1999. Due to the continued delay in the completion of the merger, WellPoint and Cerulean filed a third Pre-Merger Notification and Report Form on July 24, 2000. The Federal Trade Commission granted an early termination of the third waiting period, effective August 4, 2000. Despite the grant of early termination, however, the Federal Trade Commission, the Justice Department or others could still take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger, or to require the divestiture of certain assets of WellPoint or Cerulean.

  Georgia Insurance Commissioner


     Under the Georgia Insurance Code, in order to complete the merger, the Georgia Insurance Commissioner must approve the change of control of Cerulean. To accomplish this, WellPoint filed a Form A, as required by the Georgia Insurance Code, with the Georgia Insurance Commissioner on November 4, 1998. WellPoint subsequently filed amendments to the Form A on July 28, 2000 and December 8, 2000. Under the Georgia Insurance Code and regulations under the code, Cerulean must forward a copy of the Form A filing to all of its shareholders. As permitted by the Georgia Insurance Code, Cerulean will use this proxy statement to satisfy many of the informational requirements of the Form A filing. The Georgia Insurance Code requires that a public hearing be held within 30 days after the Georgia Insurance Commissioner deems the Form A filing complete. Cerulean must give notice of the hearing to its shareholders. The Georgia Insurance Commissioner has scheduled a public hearing for February 12, 2001, and any days thereafter as are necessary. Ultimately the conduct of the public hearing is contingent upon the completion of several other matters, most notably an affirmative vote of the Cerulean shareholders at the meeting and the receipt by the Georgia Insurance Commissioner of an opinion from an independent financial advisor that the merger is fair and reasonable to Cerulean's shareholders.


     The Georgia Insurance Commissioner is obligated to make a determination with respect to the proposed change of control within 30 days after the closing of the record of the public hearing. Cerulean expects the consumer advocate created by legislation adopted in the 1999 Georgia legislative session to participate in the proceeding.

     The Georgia Insurance Code provides that the Georgia Insurance Commissioner must approve the change of control unless the commissioner finds that:

     - following the transaction, Cerulean's regulated subsidiaries would be unable to satisfy requirements for the issuance of insurance licenses;

     - the merger would substantially lessen competition or create a monopoly;

     - the financial condition of WellPoint might jeopardize the financial condition of Cerulean or its subsidiaries or prejudice the interests of policyholders or remaining security holders who are unaffiliated with WellPoint;

     - the merger is unfair and unreasonable to security holders of Cerulean;

     - plans of WellPoint regarding the business, assets, structure or management of Cerulean are unfair and unreasonable to policyholders of insurance subsidiaries of Cerulean, including Blue Cross and Blue Shield of Georgia, and not in the public interest; or

     - permitting the merger would not be in the interest of policyholders of insurance subsidiaries of Cerulean, including Blue Cross and Blue Shield of Georgia, and the public because of the competence, experience and integrity of the persons who would control the operations of Cerulean after the merger.

  Other State and Federal Approvals and Notices

     Several of the states in which Greater Georgia Life Insurance Company conducts business have statutes that require regulatory filings that allow the various state departments of insurance to assess the effects, if any, that certain transactions would have on competition in their respective states. Concentration of the market above certain thresholds triggers these filings. Cerulean does not believe that the merger triggers any of these filing requirements, but will file courtesy notifications with the insurance departments of Alabama, Mississippi, North Carolina, South Carolina and Tennessee confirming that the merger does not trigger applicable market concentration thresholds. These filings do not require either hearings or approvals.

     In addition, the Health Care Financing Administration must approve the transfer of control of certain Blue Cross and Blue Shield of Georgia programs that will occur because of the merger.

  Blue Cross Blue Shield Association

     Pursuant to the bylaws of the Blue Cross and Blue Shield Association, the Blue Cross and Blue Shield Association must approve any change of control of any Blue Cross Blue Shield licensee, such as the change of control of Cerulean, Blue Cross and Blue Shield of Georgia, Blue Cross Blue Shield Healthcare Plan of Georgia and Greater Georgia Life Insurance Company, Inc. The entity seeking the license initiates the process for obtaining approval. The Blue Cross and Blue Shield Association then considers the application and its board of directors takes action within 90 days of the filing of the application. In October 1998, WellPoint and Cerulean jointly submitted an application to the Blue Cross and Blue Shield Association seeking its approval. In November 1998, the Blue Cross and Blue Shield Association approved the application.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Cerulean board of directors, Cerulean shareholders should be aware that some of the members of Cerulean's management and the Cerulean board of directors may have interests in the merger that are different from, or in addition to, the interests of Cerulean shareholders generally.

  Payments to Management Resulting from the Merger

     Completion of the merger triggers certain obligations of Cerulean to make payments to some members of its management or to make contributions to a trust on behalf of some members of management. These payments and contributions are attributable to plans and individual agreements that Cerulean has adopted for these members of management. All of the obligations and payments under these plans and arrangements are ultimately obligations and payments provided by WellPoint under the revised merger agreement and will not reduce the merger consideration to be received by Cerulean shareholders.

     Cerulean and WellPoint estimate that, assuming a completion date of March 31, 2001, upon completion of the merger:

     - the total amount payable to participants of Cerulean's Performance Unit Plan will be approximately $47,890,000;

     - the amount necessary to fund Blue Cross and Blue Shield of Georgia's Supplemental Executive Retirement Plan and an agreement with Richard D. Shirk to provide him a nonqualified retirement benefit to supplement the benefit provided to him under the Non-Contributory Retirement Program for Certain Employees of Blue Cross and Blue Shield of Georgia will be approximately $14,536,583; and

     - the excise tax on these amounts, including amounts paid to benefit recipients for the payment of their taxes on benefits received, may be as much as $18,301,091.

     Accordingly, Cerulean estimates that the total cost of the obligations under these arrangements payable as a result of the completion of the merger to some 247 key employees of Cerulean and Blue Cross and Blue Shield of Georgia who are participants, including excise taxes and amounts paid to benefit recipients for the payment of their taxes due on benefits received, may be as much as $80,727,674. Cerulean has used the following assumptions in order to provide a conservative estimate of the total cost of these obligations:

     - an interest rate of 5.25%, for calculating present values for purposes of the funding obligation under the general Supplemental Executive Retirement Plan and 6.15% for the Supplemental Executive Retirement Plan for Mr. Shirk;

     - a net per unit value of $47.89 for calculating the obligation under the Performance Unit Plan; and

     - an individual tax rate of 44.67%.

     This amount does not include certain annual bonuses which, if certain corporate goals are being met, may be accelerated as a result of the completion of the merger. Specifically, if the completion of the merger occurs on a date prior to December 31, Cerulean has an obligation to pay immediately a pro rata portion of the annual incentive bonuses for key employees who have change-in-control severance agreements with Cerulean. If the bonuses become payable before they would normally be earned, they may be subject to excise taxes. No director other than Mr. Shirk, the Chief Executive Officer of Cerulean, is a participant in these plans.

     A description of the plans and agreements and the payments resulting from the merger follows.

     Performance Unit Plan. On July 30, 1997, the compensation committee of the board of directors of Cerulean adopted the Performance Unit Plan, effective February 2, 1996, to replace the Cerulean Long-Term Incentive Plan. The objective of the Performance Unit Plan was to provide a reward to management for the growth in value of Cerulean. The compensation committee of the Cerulean board of directors administers the Performance Unit Plan, which provides that the compensation committee may award up to an aggregate of one million units to designated key employees. The terms of the Performance Unit Plan established a beginning value of Cerulean of $221,100,000, as determined as of February 2, 1996, with a beginning unit value of $22.11. Under the Performance Unit Plan, participants become vested in their units upon the occurrence of the earliest of a "change in control" of Cerulean, the participant's death, disability or retirement under the Cerulean tax-qualified retirement plan, the end of a measurement period or December 31, 1999. The Performance Unit Plan defines the term "measurement period" as the period beginning on February 2, 1996 and ending on the date when Cerulean's value is first determinable. This would occur upon a market event that creates a definite value for Cerulean and results in liquidity for Cerulean's shareholders. The Cerulean board of directors has the authority to determine when such a market event has occurred, until the time when Cerulean's common stock is listed or traded on a recognized United States stock exchange. Cerulean must make payments at the end of the measurement period. However, if a change in control of Cerulean occurs first, Cerulean must make payment as soon as practicable after that change in control. The compensation committee of Cerulean's board of directors, consistent with Georgia law (which does not permit the change of control of an insurance holding company such as Cerulean without the written approval of the Georgia Insurance Commissioner) has interpreted the definition of "change of control" for the purposes of the Performance Unit Plan to mean a liquidity event for Cerulean's shareholders. Under this definition, the completion of the merger with WellPoint will constitute a change in control for purposes of the Performance Unit Plan.

     For any amount to be payable under the Performance Unit Plan, the value of Cerulean must have increased sufficiently from the beginning unit value to meet the performance hurdle established under the Performance Unit Plan, which is the average yield of One-Year Treasury Bills, as specified in The Wall Street Journal on the published date nearest to the end of each quarter for the preceding year, compounded over the measurement period. Assuming that the value exceeds the performance hurdle, Cerulean must make a payment to eligible participants equal to the amount of the difference between the beginning unit value and the unit value at the end of the measurement period multiplied by the number of units awarded. Cerulean must make the payment in cash, Cerulean stock or any combination of the two, subject to withholding for taxes. It must make the payment as soon as practicable after the end of the later of when vesting occurs or the end of a measurement period. The merger with WellPoint establishes a value that satisfies the performance hurdle.

     As of December 1, 2000 Cerulean has granted 944,695 unit awards to 247 key employees. Assuming a purchase price of $700 million, the per unit value under the Performance Unit Plan will be $47.89, which represents a final unit value of $70.00 less the beginning unit value of $22.11. Awards to the following executive officers of Cerulean and the amounts that become payable to them under the Performance Unit Plan due to the merger are as follows:

     - Richard D. Shirk:  138,000 units, $6,608,820;

     - Richard F. Rivers:  30,000 units, $1,436,700;

     - John A. Harris:  67,000 units, $3,208,630;

     - Mark Kishel:  55,000 units, $2,633,950;

     - Richard Steinhausen:  58,000 units, $2,777,620; and

     - Stuart G. Wright:  25,000 units, $1,197,250.

     The total of all payments for the 1,000,000 units under the Performance Unit Plan is $47,890,000. The total of all payments under the Performance Unit Plan to key employees other than the executive officers named above is $30,027,030. These employees hold 571,695 units. Cerulean anticipates that it will award the remaining units prior to the completion of the merger.

     Blue Cross and Blue Shield of Georgia, Inc. Supplemental Executive Retirement Plan. Effective as of July 1, 1996, Blue Cross and Blue Shield of Georgia adopted the Supplemental Executive Retirement Plan to provide additional, nonqualified retirement benefits to a designated group of management employees. The Chief Executive Officer of Blue Cross and Blue Shield of Georgia recommends participants and the compensation committee designates those employees who participate. In general, each participant in the Supplemental Executive Retirement Plan becomes entitled to receive a retirement benefit equal to the difference between:

     - the benefit that the participant would be entitled to under the Non-Contributory Retirement Program calculated as if the participant were credited with two years of service for each year of actual service up to a maximum of 30 years, and without application of the compensation or annual additions limitations imposed under Sections 401(a)(17) and 415 of the Internal Revenue Code; and

     - the sum of the participant's vested accrued benefit under the Non-Contributory Retirement Program and his vested accrued benefit under the Blue Cross and Blue Shield of Georgia, Inc. Executive Benefit Restoration Plan and any other nonqualified defined benefit plan sponsored by Blue Cross and Blue Shield of Georgia or any affiliate which pertains to the same periods of service.

     Benefits under the Supplemental Executive Retirement Plan generally become payable upon the participant's termination of employment due to disability or retirement after reaching age 55 and completion of five years of service. Cerulean may make payments in a lump sum or any form offered under the Non-Contributory Retirement Program. If payment commences before the participant reaches age 65, the benefit amount is reduced by 0.25% for each month by which payment precedes the first day of the month coinciding with or next following the participant's attainment of age 62.

     The Supplemental Executive Retirement Plan provides that if Cerulean terminates the employment of a participant within one year following a change in control for reasons other than death or disability, the participant becomes vested and entitled to receive all benefits accrued under the Supplemental Executive Retirement Plan as of the date of that termination if the termination arose from voluntary termination for

"good reason" or dismissal without "just cause." In this instance, Cerulean must pay the participant as of the later of the first day of the month following the termination of employment or the first day of the month following the participant's 55th birthday.

     The Supplemental Executive Retirement Plan contains a definition of "change in control" that is similar to that contained in the Performance Unit Plan, and the completion of the merger will meet the definition of a change in control. The plan defines the term "good reason" as the occurrence after a change in control of either a reduction in the nature or status of the participant's responsibilities or a reduction of the participant's base salary. The plan defines the term "just cause" as:

     - an act of fraud, embezzlement, theft or other felonious criminal act;

     - willful and continued failure to substantially perform his duties; or

     - willful engagement in conduct that is demonstrably and materially injurious to Blue Cross and Blue Shield of Georgia and its affiliated companies.

     The Supplemental Executive Retirement Plan is generally an unfunded obligation of Blue Cross and Blue Shield of Georgia. As of January 1, 1997, Blue Cross and Blue Shield of Georgia entered into a trust agreement with Wachovia Bank of North Carolina, N.A., as Trustee, to establish the Blue Cross and Blue Shield of Georgia, Inc. Nonqualified Retirement Trust. Blue Cross and Blue Shield of Georgia contributes assets to the trust for the purpose of payment of the benefits under the Supplemental Executive Retirement Plan, the Supplemental Executive Retirement Plan for Richard D. Shirk and other nonqualified plans, subject to the claims of Blue Cross and Blue Shield of Georgia's creditors in the event of its insolvency or bankruptcy. The terms of the trust provide that no later than 30 days following a change in control, Blue Cross and Blue Shield of Georgia will make an irrevocable contribution to the trust in an amount sufficient to fund more than 100% of the benefits accrued under the various nonqualified plans of Blue Cross and Blue Shield of Georgia. For these purposes, the definition of "change in control" is similar to that contained in the Performance Unit Plan and the Supplemental Executive Retirement Plan documents. The Blue Cross and Blue Shield of Georgia board of directors has the responsibility of informing the trustee that a change in control has occurred. A change of control does not accelerate the timing of payment under the nonqualified plans.

     Eight individual key management employees participate in the Supplemental Executive Retirement Plan. The funding obligation of the trust will require Blue Cross and Blue Shield of Georgia to make a contribution to the trust within 30 days following a liquidity event. The following five executive officers participate in the Supplemental Executive Retirement Plan, and the contributions attributable to their accrued benefits as of March 31, 2001 are estimated as follows:

     - Richard F. Rivers -- $373,903;

     - John A. Harris -- $939,009;

     - Mark Kishel -- $986,650;

     - Richard Steinhausen -- $625,560; and

     - Stuart G. Wright -- $990,524.

The trust requires contributions for the remaining key employees estimated at $2,670,339.

     Agreement for Supplemental Executive Retirement Plan between Blue Cross and Blue Shield of Georgia, Inc. and Richard D. Shirk. On December 1, 1996, Blue Cross and Blue Shield of Georgia entered into the Supplemental Executive Retirement Plan for Mr. Shirk, which was amended on March 7, 1998 with an effective date of January 1, 1998. Mr. Shirk becomes eligible for benefits under the plan upon the termination of his employment for any reason other than his voluntary termination without good reason. Mr. Shirk's employment agreement with Cerulean defines the term "good reason" as:

     - any assignment of duties significantly different from those contemplated by the employment agreement or any material limitation in his authority, powers or responsibilities;

     - failure to be elected or removal as a member of the board of directors of either Cerulean or Blue Cross and Blue Shield of Georgia unless a change in Georgia law requires the removal or non-election;

     - receipt of any notice limiting the term of the employment agreement to two years;

     - a material breach by either Cerulean or Blue Cross and Blue Shield of Georgia of any of the material provisions of the employment agreement which is not cured within 30 days after notice; and

     - a change in control.

     For purposes of the employment agreement and Mr. Shirk's supplemental plan, the term "change in control" is defined as:

     - the acquisition of ownership of stock or securities of either Cerulean or Blue Cross and Blue Shield of Georgia representing 5% or more of the voting power of any class of stock or securities of either Cerulean or Blue Cross and Blue Shield of Georgia, except as may be acquired by institutional investors if the stock or securities are traded on a recognized exchange or through the Nasdaq Stock Market;

     - the date on which a majority of the members of the board of either Cerulean or Blue Cross and Blue Shield of Georgia are no longer continuing directors, as defined in the license agreement between Cerulean and the Blue Cross and Blue Shield Association, originally dated February 2, 1996;

     - approval by the shareholders of Cerulean or Blue Cross and Blue Shield of Georgia of any merger, consolidation or share exchange as a result of which the securities of Cerulean or Blue Cross and Blue Shield of Georgia will be changed, converted or exchanged into the shares of another corporation, the liquidation of Cerulean or Blue Cross and Blue Shield of Georgia or the sale or disposition of 50% or more of the assets or earning power of either Cerulean or Blue Cross and Blue Shield of Georgia; or

     - approval by the shareholders of any plan of consolidation, merger or share exchange which would result in the persons who were shareholders immediately prior to such transaction retaining less than 50% of the voting power to elect directors of the surviving corporation.

The completion of the merger with WellPoint would constitute a change in control under this definition.

     The benefits payable under Mr. Shirk's supplemental plan vary, depending on his age at the time of his termination of employment. If he is less than age 55 at the time of his termination, his monthly benefit equals 2% of his final average earnings times his years of credited service, minus 21%, which represents a reduction of 3% per year for each year that the benefit begins before age 62, minus the monthly annuity amount he would receive from the Non-Contributory Retirement Program, and minus the actuarial equivalent value of the monthly benefit he would receive from Social Security at age 62. If termination occurs after age 55 but before age 60, his monthly benefit would equal 2% of his final average earnings for each of his first 25 years of credited service, minus 0.25% for each month that his termination precedes his 62nd birthday, plus 3% of his final average earnings for each of his next five years of credited service, minus the monthly annuity amount he would receive from the Non-Contributory Retirement Program, and minus the actuarial equivalent of the monthly benefit he would receive from Social Security at age 62. If his employment is terminated after age 60, his monthly benefit would equal 65% of his final average earnings, minus the monthly annuity amount he would receive from the Non-Contributory Retirement Program, minus the actuarial equivalent value of the monthly benefit he would receive from Social Security at age 62.

     Mr. Shirk's supplemental plan deems him to have completed 25 years of credited service at age 55. For each year after age 55, he will earn an additional year of service, up to a maximum of 30 years. The first amendment to the plan, dated December 1, 1996, defines the term "final average earnings" to equal one-twelfth of the final average earnings amount determined under the Non-Contributory Retirement Program, with the following modifications:

     - the plan would not limit final average earnings to the compensation limits imposed by Section 401(a)(17) of the Internal Revenue Code;

     - the plan would include cash incentive payments, regardless of whether Mr. Shirk received or deferred them;

     - if his market target rate for any given calendar year exceeds his base salary rate, the plan uses the market target rate in the calculation, and market target rate is to equal the 50th percentile market rate as determined by the compensation committee on an annual basis.

     Mr. Shirk's supplemental plan provides that Blue Cross and Blue Shield of Georgia should continuously fund the benefits through a grantor trust. Blue Cross and Blue Shield of Georgia has made contributions to the previously mentioned trust for this purpose.

     If Mr. Shirk terminates employment following a change in control for any reason other than voluntarily without good reason, the amount of his monthly benefit is the greater of the normal calculation described above, depending on his age at that time, or 60% of his final average earnings. This amount would not include any reduction for early commencement, but would include reductions for benefits payable under the Non-Contributory Retirement Program and Social Security. Cerulean may pay benefits in a lump sum payment or any optional form of payment permitted under the Non-Contributory Retirement Program.


     Because Mr. Shirk's employment agreement defines "good reason" to include a change in control, he may voluntarily terminate his employment at any time following a change in control of Cerulean or Blue Cross and Blue Shield of Georgia, at which point he would be entitled to immediate payment of the benefits under his supplemental plan. In addition, due to the continuous funding requirement of Mr. Shirk's supplemental plan and the change in control funding requirement of the trust, Cerulean anticipates that the trust will require contributions within 30 days of a change in control to prefund Mr. Shirks' entire benefit. As of March 31, 2001, Cerulean estimates that the amount of Mr. Shirk's benefit under his supplemental plan will be $7,950,598. The trust will hold assets valued at $4,235,400 as of December 31, 2000, and Cerulean estimates that the trust will hold assets valued at approximately $4,549,285 as of March 31, 2001.


     In addition, as of January 1, 1997, Cerulean amended Mr. Shirk's employment agreement to state that Cerulean will provide Mr. Shirk an additional cash payment sufficient to cover any excise tax imposed on him under Sections 280G or 4999 of the Internal Revenue Code on the total payments he receives under any plan or arrangement as a result of a change in control. The employment agreement also requires an additional payment to cover the state and federal income taxes and employment taxes on the excise tax payment.

     Change in Control Severance Agreements. In January 1998, Cerulean entered into individual change in control severance agreements with 38 key employees. Ten executives entered into Tier I agreements, and 28 key employees entered into Tier II agreements. These agreements each have an initial term that ends on December 31, 2001, which automatically extends for an additional year absent notice from either party or upon a public announcement of an intended change in control of Cerulean.

     The agreements provide that if, during the term of the agreement, Cerulean terminates the employment of the employee without "cause," the employee terminates his or her employment for "good reason" or due to disability following a public announcement of an intended change in control of Cerulean, or if Cerulean fails to renew the agreement within 90 days prior to the public announcement of an intended change in control, then Cerulean must pay the employee severance benefits in a lump sum no later than 30 days following termination of employment.

     The severance benefits for employees under the agreements include:

     - all earned but unpaid base salary, earned and accrued vacation pay, universal leave pay, unreimbursed business expenses and other amounts that Cerulean owes;

     - an amount equal to two times the sum of (a) and (b) where (a) equals the greater of annual base salary at the time of termination or annual base salary prior to public announcement of intended change in control, and
       (b) equals the average of any bonuses that the employee receives under the Cerulean Annual Incentive Plan during the two-year period that ended immediately before the year in which the public announcement of the intended change in control occurs, or, for Tier II agreements, an amount equal to one times that sum;

     - if the employee is at least age 50 or has completed ten years of service as of the date of termination, for purposes of calculating his benefits under the Non-Contributory Retirement Program, the Supplemental Executive Retirement Plan, the Executive Benefit Restoration Plan or any other tax-qualified or nonqualified defined benefit pension plan, he is considered to be 100% vested as of the date of his termination and he is considered to have either three additional years of service or three additional years of age, whichever produces the greater benefit payable to the employee, except that the additional three years of service will not be eligible for the double counting under the Supplemental Executive Retirement Plan;

     - an amount sufficient for the employee to purchase health and dental insurance, life insurance and long-term disability insurance coverage for himself and his dependents for 24 months, at the same cost and level of coverage as the employee had at his date of termination, with the continuation period required by the Consolidated Omnibus Budget Reconciliation Act of 1985 beginning on date of termination; and

     - up to $20,000 of outplacement services from a nationally recognized outplacement firm chosen by the employee, or, for Tier II agreements, up to $10,000 of these services.

     The change in control severance agreements also provide that if a change in control occurs during the term of the agreement, or if Cerulean publicly announces an intended change in control within 90 days after the term of the agreement has ended, certain benefits become payable regardless of whether Cerulean terminates the employee. These benefits include any bonus which the employee would have earned under the Cerulean Annual Incentive Plan adjusted on a pro rata basis for the number of days that Cerulean actually employed the employee during the year and any amount payable to the employee under the Performance Unit Plan. Cerulean must pay these amounts no later than 30 days following the change in control. In addition, all stock options, restricted stock or performance shares that Cerulean has granted to the employee during the term of the agreement become fully vested upon a change in control. The definition of "change in control" in these agreements is similar to that contained in the Performance Unit Plan. Completion of the merger with WellPoint will be a change in control.

     Each of the change in control severance agreements contains provisions requiring Cerulean to provide the employee an additional cash payment sufficient to cover any excise tax payment and an additional gross up payment to cover the state and federal income taxes and employment taxes on the excise tax payment.

     Each of Richard F. Rivers, John A. Harris, Mark Kishel, Richard Steinhausen and Stuart G. Wright have entered into Tier I change in control severance agreements.

  Interests of Cerulean Directors

     The merger agreement provides that, from and after the time of completion of the merger, WellPoint and Cerulean will not take any action which would have the effect of eliminating or impairing the rights of current or former officers and directors of Cerulean to be indemnified in accordance with the Cerulean articles of incorporation and bylaws and applicable law. The merger agreement also requires WellPoint to purchase so-called "tail" coverage under Cerulean's existing director and officer liability insurance policies for a period of six years after completion of the merger, up to a maximum premium amount of $500,000.

     The merger agreement also provides that, as of the completion of the merger, one person who was a member of the board of directors of Cerulean on the date of the merger agreement will be nominated for election to the board of directors of WellPoint. As of the date of this proxy statement, WellPoint and Cerulean have not designated this director.

     Mr. Shirk is also a director of Cerulean. Joe M. Young is a director of Cerulean and an affiliate of a holder of Class B stock. Frank J. Hanna, III, a director of Cerulean, is an affiliate of Georgia Strategic Healthcare, which holds 80.16% of the Class B stock. John W. Robinson, Jr. is a director of Cerulean and holds five shares of Class A stock.

SETTLEMENT OF CERULEAN CONVERSION LITIGATION AND CREATION OF THE FOUNDATION

     On September 3, 1997, plaintiff Let's Get Together, Inc and other non-profit charitable organizations under Section 501(c)(3) of the Internal Revenue Code filed a Complaint for Declaratory Judgment and Other Relief against defendants the Georgia Insurance Commissioner, Blue Cross and Blue Shield of Georgia and Cerulean in the Superior Court of Fulton County, Georgia. In the class action complaint, the plaintiffs sought a declaratory judgment that:

     - the statute pursuant to which Blue Cross and Blue Shield of Georgia converted from a non-profit corporation to a for-profit business corporation is unconstitutional under the Constitution of the State of Georgia and the Constitution of the United States of America;

     - the conversion order issued by the Georgia Insurance Commissioner on December 27, 1995 was null and void because it was based on unconstitutional statutory provisions; and

     - the fair market value of the assets of Blue Cross and Blue Shield of Georgia as of December 27, 1995 is subject to a charitable trust of which the plaintiffs and their class members are designated beneficiaries.

     On October 31, 1997, Blue Cross and Blue Shield of Georgia and Cerulean filed a Motion to Dismiss or, In the Alternative, Motion for Summary Judgment which sought an order from the Superior Court dismissing all of the plaintiffs' claims against Blue Cross and Blue Shield of Georgia and Cerulean in their entirety. On July 8, 1998, Cerulean and Blue Cross and Blue Shield of Georgia entered into a settlement of the conversion litigation which was approved by the Superior Court on August 21, 1998. The motion to dismiss was pending at the time this settlement was reached.

     Pursuant to the terms of the settlement, the parties formed a Georgia non-profit corporation named "Healthcare Georgia, Inc. Endowed by Blue Cross and Blue Shield of Georgia," a charitable foundation whose purpose is the advancement of health care for all Georgians. Pursuant to the bylaws of the foundation, Cerulean has the right to appoint three directors of the foundation. Two of these three directors are Joseph D. Greene and Richard D. Shirk, who are also directors of Cerulean.

     Cerulean issued to the foundation and its lawyers shares of Class A stock amounting to approximately 9.5% of the total equity of Cerulean outstanding after issuance of the securities issued in the settlement. Cerulean also issued the foundation and its lawyers warrants for the acquisition of Series A stock amounting to approximately 10.5% of the total equity of Cerulean, for an aggregate warrant exercise price of $21 million. Together, the Class A stock and Series A stock represented by the warrants will equal 20% of the total equity of Cerulean after the issuance of the Series A stock upon the exercise of the warrants. Pursuant to the terms of the settlement, six months after the effective date of the settlement and before the one year anniversary of that effective date, the foundation shareholders may tender a number of shares of the Class A stock issued in the settlement aggregating one-half of one percent of the total equity of Cerulean to Cerulean, and Cerulean is obliged to purchase these shares for an aggregate purchase price of $1 million. The foundation shareholders did not, however, tender these shares within the specified time period and this redemption right has expired. In addition, Blue Cross and Blue Shield of Georgia paid $1 million to the foundation and its lawyers on the effective date of the settlement. The effective date of the settlement was September 21, 1998, the date on which all appeal periods expired after the entry of the final order. Pursuant to the settlement, the Georgia Insurance Commissioner was dismissed with prejudice in the judgment.

     With the expiration of the redemption right as described above, the shares of Class A stock issued to the foundation shareholders have all of the same terms and provisions as the other shares of Class A stock as provided in the Cerulean articles of incorporation.

     The warrants are exercisable for shares of Series A stock. The Series A stock is a new series of preferred stock created specifically for the settlement. Series A stock has all of the economic attributes of Class A stock, and each share of Series A stock is the economic equivalent of one share of Class A stock. The Series A stock, however, has no voting rights. If an event occurs in which Georgia law grants the right to vote to any class or series of capital stock, each share of Series A stock automatically converts into one Class A common stock participation right. Each of these participation rights is the economic equivalent of one share of Class A stock but has no voting rights. Consequently, the effect of the issuance of the warrants and the Series A stock is that there are no circumstances under which the equity interest represented by the warrants has any voting rights.

     The warrants also provide that upon the occasion of so-called "major events," the foundation shareholders must exercise the warrants in a cashless exercise. The merger is a major event. The effect of this provision is that the warrants will be automatically converted into shares of Series A stock according to a formula provided in the warrants. This provision of the warrants pays the exercise price of the warrants from the appreciated value represented by the underlying Series A Stock and therefore reduces the overall percentage participation by the Series A stock in the merger consideration. Based upon the purchase price reflected in the merger agreement, the number of shares of Series A stock issuable upon exercise of the warrants will represent approximately 7.8% of the total merger consideration. The Cerulean board of directors and holders of a majority of the outstanding shares of Series B stock have authorized the Series A stock, and Cerulean filed an amendment to its articles of incorporation creating and authorizing the Series A stock with the Georgia Secretary of State, effective September 22, 1998.

     Pursuant to the shareholders agreement, dated September 22, 1998, between Cerulean and the foundation in connection with the settlement of the conversion litigation, the foundation is not entitled to vote any shares in excess of 5% of the total outstanding Class A stock, or 20,480 shares of Class A stock as of August 30, 2000. Cerulean has waived this provision with respect to the merger. Therefore, the foundation will be entitled to vote all 53,150 shares of Class A stock it holds with respect to the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary describes certain material federal income tax consequences applicable to Cerulean shareholders upon receipt of their cash consideration pursuant to the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed United States Treasury regulations promulgated thereunder, and the administrative and judicial interpretations thereof, all as in effect as of the date of this proxy statement. Such laws or interpretations may differ at the date of closing of the merger or thereafter, possibly with retroactive effect. The effectiveness of the merger is not conditioned upon the receipt of any ruling from the Internal Revenue Service or any opinion of counsel as to tax matters.

     This summary is for general information only. The tax treatment applicable to each Cerulean shareholder will depend in part upon each holder's particular situation. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, insurance companies, those who received shares of Cerulean stock as compensation, tax-exempt entities, broker-dealers, persons who are not citizens or residents of the United States, and shareholders who perfect their appraisal rights. The following discussion relates only to shares of Cerulean stock that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code. EACH SHAREHOLDER
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

SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

     The merger will be a taxable transaction to our shareholders for federal income tax purposes. Each shareholder will recognize gain or loss equal to the difference between the amount of aggregate cash received pursuant to the merger agreement and the shareholder's tax basis in shares of Cerulean stock. The gain or loss will be capital gain or loss if the shares are capital assets in the hands of the holder. This capital gain or loss will be long term if the holding period for such shares is more than one year at the time of the merger, and short-term capital gain or loss if the holding period for such shares is not more than one year. The maximum federal income tax rate on long-term capital gain applicable to a non-corporate shareholder is 20%, and the maximum federal income tax rate on short-term capital gain applicable to a non-corporate shareholder is 39.6%. Capital gain realized by a corporate shareholder will be subject to a maximum federal income tax rate of 35%. The current year deductibility of capital losses recognized by a non-corporate shareholder is limited to such shareholder's capital gains plus $3,000, and the current year deductibility of capital losses recognized by a corporate shareholder is limited to such shareholder's capital gains.

     Under the Internal Revenue Code, a shareholder may be subject, under certain circumstances, to "backup withholding" at a 31% rate on cash payments made in exchange for Cerulean stock unless the shareholder (a) completes the Substitute Form W-9 that is included with the proxy card or the letter of transmittal by providing, among other requisite information, his or her correct taxpayer identification number or (b) is eligible for an exemption from this requirement. Exempt persons (including, among others, corporations) are not subject to backup withholding, provided that they indicate their exempt status on a Substitute Form W-9. The amount of any backup withholding from a payment to a shareholder will be allowed as a credit against such shareholder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

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

                              THE MERGER AGREEMENT

     This section is a summary of the material provisions of the merger agreement. We encourage you to read carefully the entire copy of the merger agreement, which is attached as Appendix A to this proxy statement, before you decide how to vote.

STRUCTURE OF THE MERGER

     The merger agreement provides that Water Polo Acquisition Corp., a subsidiary of WellPoint formed for purposes of the merger, will merge into Cerulean. Cerulean will continue as the surviving corporation. As a result of the merger, WellPoint will operate Cerulean's business as a subsidiary of WellPoint.

CLOSING OF THE MERGER

     The merger agreement provides that the closing of the merger will take place 30 days after all pre-closing conditions have been satisfied or waived, unless WellPoint and Cerulean agree upon another time. If the Cerulean shareholders approve the merger at the special meeting on January 30, 2001, we anticipate that the closing will take place within approximately 90 days of the date of the meeting. On the closing date of the merger, Water Polo Acquisition Corp. and Cerulean will file a certificate of merger with the Secretary of State of Georgia. The merger will be completed and effective when the Secretary of State has accepted and filed the certificate of merger. If the merger does not occur by November 29, 2001, Cerulean or WellPoint may terminate the merger agreement, unless the party seeking to terminate the merger agreement has prevented the completion of the merger by failing to perform its obligations under the agreement.

SURVIVING CORPORATION

     After the merger, the articles of incorporation and bylaws of Water Polo Acquisition Corp., as in effect immediately prior to the merger, will be the articles of incorporation and bylaws of the surviving corporation, until amended in accordance with applicable law. The directors and officers of Water Polo Acquisition Corp. immediately prior to the merger will be the directors and officers of the surviving corporation after the merger until their successors are elected and qualified.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary mutual representations and warranties by WellPoint and Cerulean relating, among other things, to the following matters:

     - corporate organization, standing, qualification and similar corporate matters;

     - financial statements;

     - the absence of any material untrue statements in the information provided by Cerulean and WellPoint for this proxy statement;

     - absence of conflict of the merger agreement with charter documents, laws or agreements;

     - required filings, consents and approvals for the execution of the merger agreement and the completion of the transactions contemplated by the merger agreement;

     - absence of changes or events with respect to each of WellPoint and Cerulean since September 30, 2000 that would have a material adverse effect on the collective business, assets, or financial condition of WellPoint and its material subsidiaries or Cerulean and its material subsidiaries; and

     - the absence of material untrue statements in the merger agreement or any certificates or other writings delivered pursuant to the merger agreement.

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

     In addition, the merger agreement contains certain additional representations and warranties by Cerulean relating to:

     - capitalization;

     - absence of claims against capital stock or any other equity security;

     - absence of undisclosed liabilities;

     - compliance with applicable laws;

     - title to real and personal property;

     - indebtedness;

     - documents filed by Cerulean with the SEC and the accuracy of the information contained in those documents;

     - intellectual property matters;

     - employee benefits matters;

     - absence of litigation that could reasonably be expected to have a material adverse effect on the collective business, assets, or financial condition of Cerulean and its material subsidiaries;

     - absence of collective bargaining agreements;

     - absence of labor disputes that would have a material adverse effect on the collective business, assets, or financial condition of Cerulean and its material subsidiaries;

     - environmental matters;

     - required licenses and permits;

     - maintenance of insurance;

     - contracts and commitments;

     - tax matters;

     - absence of any broker or finder;

     - Year 2000 compliance matters;

     - computation of reserves; and

     - financial statements filed with the Georgia Department of Insurance and the fair presentation of the financial condition and results of operations of Cerulean contained in those financial statements.

     Under the merger agreement, each of Cerulean and WellPoint have agreed to disclose promptly in writing to the other any new information which would cause any of their representations and warranties to become untrue.

COVENANTS OF THE PARTIES

  Conduct of Business of Cerulean Pending the Merger

     The merger agreement contains restrictions on Cerulean's conduct of business pending the completion of the merger. These restrictions are designed to prevent major changes in Cerulean until the merger takes place, except to the extent that WellPoint consents to the changes in writing. In general, Cerulean, on behalf of itself and its material subsidiaries, has agreed to operate and conduct its business only in the ordinary course of business in accordance with past practices, including the following:

     - maintaining its assets in their present state of repair;

     - using its reasonable best efforts to keep available the services of its employees; and

     - preserving the goodwill of its business and relationships with the customers, licensors, suppliers, distributors and brokers.

     Cerulean has also agreed that neither it, nor its material subsidiaries will, without the prior written consent of WellPoint:

     - sell, transfer or dispose of its assets;

     - enter into new contracts or commitments with liabilities exceeding $5 million individually or $10 million in the aggregate;

     - mortgage or pledge its assets;

     - purchase capital assets exceeding $5 million individually or $25 million in the aggregate;

     - amend or terminate material agreements;

     - amend its charter or bylaws;

     - acquire any corporation, joint venture or other business, except for a purchase price less than $5 million individually or $10 million in the aggregate;

     - split, combine or reclassify its outstanding capital stock,

     - issue, sell or pledge any additional shares;

     - incur indebtedness outside of the ordinary course of business;

     - adopt or amend any employment or other benefit plan or arrangement;

     - modify its current investment policies; or

     - increase salaries or bonuses of certain key employees in 2000 or by more than 10% in the aggregate in 2001.

  Conduct of Business of WellPoint Pending the Merger

     Without the written consent of Cerulean, pending the completion of the merger, WellPoint will refrain from amending its charter or bylaws in any manner which would adversely affect the ability of WellPoint to consummate the transactions contemplated by the merger agreement.

  Transition Team

     Each of WellPoint and Cerulean has appointed an equal number of members to a transition team who will be the principal parties interacting with each other for purposes of preparing for the merger. Cerulean and WellPoint anticipate that the limitations provided in the merger agreement will not unduly interfere with Cerulean's management of its own operations during the period prior to the merger.

     In addition, under the merger agreement, the transition team will be responsible for developing an action plan for the combination of the businesses, including an information systems action plan. The transition team will meet monthly to review the financial performance of Cerulean and its affiliates. At such meetings Cerulean will advise the transition team of the status of Cerulean's then-current operating plan, as previously presented to WellPoint, including all of the operating plan's material components, such as sales, enrollment, revenues, investment income, quarterly claim trends, medical loss ratio, administrative expenses, net income, reserves and statutory capital. Cerulean will inform the transition team at each quarterly meeting of the applicable trends and retention experience arising from Cerulean's business planning and underwriting process.

  Access to Information

     From and after the date of the merger agreement, WellPoint will have access, during regular business hours, to Cerulean's and any Cerulean subsidiary's books, records, offices, personnel, counsel, accountants and actuaries as WellPoint may reasonably request. WellPoint's use of this information is governed by a confidentiality agreement between WellPoint and Cerulean.

  Transfer Taxes

     WellPoint has agreed to pay all sales or transfer taxes, including stock transfer taxes, document recording fees, real property transfer taxes and excise taxes, in connection with the merger.

  Consents and Further Assurances

     Under the merger agreement, Cerulean and WellPoint have agreed to use their best efforts to take all actions and do all things necessary under applicable law to complete the merger, including:

     - cooperating to make all fillings;

     - obtaining consents of all third parties and governmental authorities necessary to complete the merger;

     - contesting any legal proceedings relating to the merger; and

     - executing any additional instruments.

     WellPoint and Cerulean have agreed to not take any action which could reasonably be anticipated to have the effect of delaying or impairing the receipt of any required consents or approvals.

  Public Announcements

     Cerulean and WellPoint have each agreed not to issue a press release or any other announcement regarding the merger without the prior written consent of the other. In the case of any announcement required by law or securities regulations, Cerulean and WellPoint will permit the other party to review any announcement prior to its release or filing.

  Dividend on Class B Stock

     Immediately before the merger, Cerulean will pay the accrued, but unpaid dividend on each share of Class B stock, as provided in Cerulean's articles of incorporation.

  Obligations with Respect to Blue Cross and Blue Shield of Georgia

     Cerulean and WellPoint currently anticipate that WellPoint will maintain Blue Cross and Blue Shield of Georgia as a Georgia corporation or other Georgia legal entity separate from WellPoint and will fill a majority of the seats of the board of directors of Blue Cross and Blue Shield of Georgia with residents of the State of Georgia.

  Appointment of Director of WellPoint

     At the time of the merger, the nominating committee of the board of directors of WellPoint will nominate one of Cerulean's directors to the WellPoint board of directors.

Non-solicitation

     The merger agreement prohibits Cerulean and its material subsidiaries from soliciting any proposal for the acquisition of Cerulean or any other similar material transaction with Cerulean from any third party other than WellPoint. However, Cerulean is allowed to:

     - make any disclosure of information required by law;

     - communicate any information to its shareholders to the extent necessary to comply with the fiduciary duties of Cerulean's board of directors; or

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

     - provide non-public information to, or negotiate with, any third party who makes an unsolicited proposal to acquire or otherwise complete a similar material transaction with Cerulean, so long as Cerulean's board of directors has determined in good faith and after consulting with its outside legal counsel and financial advisors that the third party's proposal is likely to be superior to the WellPoint offer.

     If Cerulean terminates the merger agreement in connection with the receipt of a superior proposal from a third party, Cerulean must pay WellPoint a termination fee of $18.5 million.

  Employee Benefits

     WellPoint agrees to provide to the retained employees of Cerulean and its material subsidiaries employee benefits comparable to the employee benefits offered by WellPoint to its employees.

CONDITIONS TO THE COMPLETION OF THE MERGER

  Conditions to Each Party's Obligations

     The obligations of Cerulean and WellPoint to complete the merger are conditioned on the following conditions being fulfilled:

     - Shareholder Approval; Completion of Merger. Cerulean's shareholders will have properly approved the merger, and the merger will have been completed at the same time as the closing;

     - No Injunction. No court or governmental authority will have enacted or enforced any law or order preventing the merger, and each party has agreed to use its best efforts to remove any such impediment to the completion of the merger;

     - Hart-Scott-Rodino Act. Any waiting period applicable to the merger under the Hart-Scott-Rodino Act will have expired, or have been subject to earlier termination;

     - Consent of Georgia Insurance Commissioner and Other State
       Regulators. Cerulean and WellPoint will have obtained the consent of the Georgia Insurance Commissioner and any other necessary state regulatory authority, other than those consents that would not have a material adverse effect on WellPoint's business if they are not obtained. If any of these governmental authorities conditions its consent on WellPoint's or Cerulean's compliance with unusual and materially burdensome orders, then the parties would not be required to complete the merger;

     - Approval of the Blue Cross Blue Shield Association. The parties will have obtained the approval of the Blue Cross Blue Shield Association; and

     - Superior Proposal. If Cerulean has provided WellPoint with written notice of its intent to terminate the merger agreement as a result of Cerulean's acceptance of a superior proposal from a third party, the seven-day period within which WellPoint may block termination by submitting an equivalent or superior offer will have expired.

     Conditions to Obligations of Cerulean

     Cerulean's obligation to complete the merger also depends on the following conditions being fulfilled. Cerulean may waive any of these conditions in writing.

     - Representations and Warranties True at Closing Date. Other than minor exceptions, the representations and warranties of WellPoint in the merger agreement must be true and correct in all material respects at the time of the merger. Those representations and warranties not qualified by a material adverse effect must be true and correct in all material respects unless the failure of those representations and warranties to be true and correct, whether individually or in the aggregate, would not result in a material adverse effect on WellPoint.

     - Certificate Delivered. WellPoint will have delivered to Cerulean a certificate executed by an authorized executive officer stating that WellPoint has performed its obligations under the merger agreement and that all of its representations and warranties are true at the date of completion of the merger.

     - Fairness Opinion. Morgan Stanley will not have withdrawn or materially amended its opinion, attached as Appendix B to this proxy statement, stating that the value of the consideration that Cerulean shareholders will receive pursuant to the merger is fair to those shareholders from a financial point of view.

     - Certificate of Merger. Water Polo Acquisition Corp. will have executed and delivered the certificate of merger as required by the merger agreement.

     - Appointment of Cerulean Director. WellPoint will have taken all action necessary to appoint a current Cerulean director to the WellPoint board of directors, as required by the merger agreement.

     - Required Consents. WellPoint will have obtained any required material consents or approvals that it is required to obtain prior to the completion of the merger. Those consents and approvals will be in full force and effect at the time of the completion of the merger.

     - No Material Adverse Change. There will not have been any material adverse effect in WellPoint's business resulting from an action or inaction of WellPoint since the date of the merger agreement.

  Conditions to Obligations of WellPoint and Water Polo Acquisition Corp.

     WellPoint and Water Polo Acquisition Corp. will not be obligated to complete the merger unless the following conditions are fulfilled. WellPoint may waive any of these conditions in writing.

     - Representations and Warranties True at Date of Completion of the
       Merger. Other than minor exceptions, Cerulean's representations and warranties must be true and correct in all material respects on the date of completion of the merger. Those representations and warranties not qualified by a material adverse effect must be true and correct in all material respects unless the failure of those representations and warranties to be true and correct, whether individually or in the aggregate, would not result in a material adverse effect on Cerulean. In addition, no representation or warranty may become untrue because of the expiration of any of Cerulean's material contracts.

     - Certificate Delivered. Cerulean will have delivered to WellPoint a certificate executed by an authorized executive officer stating that Cerulean has performed its obligations under the merger agreement and that all of its representations and warranties are true at the date of completion of the merger.

     - Certificate of Merger. Cerulean will have executed and delivered the certificate of merger in accordance with the terms of the merger agreement.

     - Required Consents. Cerulean will have obtained any required material consents or approvals that it is required to obtain prior to the completion of the merger. Those consents and approvals will be in full force and effect at the time of the merger.

     - No Other Litigation. No other litigation or other similar proceeding relating to the conversion of Blue Cross and Blue Shield of Georgia to a for-profit company, or to the distribution of consideration contemplated by the merger agreement, will be pending that has a significant likelihood of material liability to either WellPoint, Cerulean or any of their affiliates. This litigation or similar proceeding is referred to in the merger agreement as a "material case." If WellPoint notifies Cerulean that it considers a matter to be a material case, Cerulean has the right under the merger agreement to refer the matter to an arbitrator for a determination as to whether the matter is a material case.

     - No Material Adverse Effect. There will not have been any material adverse effect in Cerulean's business resulting from any action or inaction of Cerulean since the date of the merger agreement.

     - Conversion of Warrants. Prior to the merger, all outstanding warrants to purchase Series A stock will have been exercised pursuant to cashless exercise.

     - Settlement of Certain Litigation. The judgment of the Superior Court of Richmond County entered with respect to the settlement agreement dated October 2, 2000 between Cerulean and the plaintiffs in Tiller et al. v. Cerulean Companies, Inc. et al., Civil Action No. 98-RCCV-806, must have become final and no more than 1,000 members of the settlement class must have opted out of the settlement. No appeals were filed within the 30-day appeal period from the November 2, 2000 order which approved the settlement, and 235 members of the plaintiffs' class have opted out of the settlement.

TERMINATION AND TERMINATION FEES

  Termination

     The merger agreement may be terminated at any time before the merger's completion, whether before or after approval by the shareholders of Cerulean, under the following circumstances:

     - By the mutual written agreement of Cerulean and WellPoint, without liability;

     - By either Cerulean or WellPoint, without liability, if the merger has not been completed by November 29, 2001, unless the party seeking to terminate caused the delay;

     - By Cerulean, if WellPoint has materially breached any covenants or any representations or warranties in the merger agreement resulting in a material adverse effect on WellPoint, if WellPoint has not cured that breach within 30 days after notice from Cerulean;

     - By WellPoint in writing, if Cerulean has materially breached any covenants or any representations or warranties in the merger agreement resulting in a material adverse effect on Cerulean, if Cerulean has not cured that breach within 30 days after notice from WellPoint;

     - By either Cerulean or WellPoint, without liability, if any court or other governmental authority has issued an order prohibiting the merger that WellPoint and Cerulean, after using their best efforts, have not been able to have vacated within 30 days after entry;

     - By Cerulean, subject to a termination fee, if the board of directors receives a superior proposal from a third party and authorizes Cerulean to execute a binding written agreement with respect to that transaction; but only if:

        - Cerulean's board of directors determines in good faith that the board's fiduciary duty requires it to accept the superior proposal and terminate the merger agreement;

        - Cerulean notifies WellPoint in writing that it intends to enter into an agreement with a third party and provides WellPoint with the most current proposed documentation for the transaction; and

        - WellPoint has not, within seven days after receiving the written notice, provided a written offer that the board of directors of Cerulean determines in good faith, after application of the analysis set forth in the merger agreement, to be at least as favorable as the superior proposal from the third party; or

     - By either of Cerulean or WellPoint in writing, generally without liability, if any of:

        - Cerulean's shareholders,

        - the Georgia Insurance Commissioner,

        - the Federal Trade Commission or the Justice Department under the Hart-Scott-Rodino Act, or

        - the Blue Cross Blue Shield Association declines to approve the merger.

  Termination Fees

     Cerulean has agreed to pay WellPoint a termination fee of $18.5 million as liquidated damages and reimbursement of expenses incurred by WellPoint up to the date of termination if Cerulean's board accepts a superior proposal from a third party and complies with the requirements of the merger agreement to give WellPoint prompt notice and an opportunity to match the third party offer. Cerulean will also pay WellPoint this $18.5 million termination fee if the holders of Cerulean's Class B stock fail to approve the merger. Under the circumstances just described, WellPoint and Cerulean have agreed that the termination fee will constitute WellPoint's total damages and sole remedy upon the termination of the merger agreement.

COSTS AND EXPENSES

     Except for the termination fees described above, each party will bear its own costs and expenses incurred in connection with the merger agreement, subject to the rights of such party contemplated under the termination provisions of the merger agreement with respect to a willful breach, violation or default by the other party.

AMENDMENT AND WAIVER

     The merger agreement may be amended only by a written, signed agreement of the parties. Cerulean and WellPoint may amend the merger agreement, pursuant to action taken by their boards of directors, at any time before or after the Cerulean shareholders approve the merger agreement. If an amendment made after shareholder approval requires further approval under Georgia law, however, Cerulean must obtain additional shareholder approval. At any time before the merger, either party may waive the other party's compliance with any of the terms or conditions of the merger agreement in writing. Waiver of one provision of the merger agreement will not constitute a waiver of any other provision of the merger agreement.

DISSENTERS' RIGHTS

     Cerulean shareholders have the right to dissent from the merger and receive cash payment for their shares of Class A stock or Class B stock by following the procedures set forth in Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code. The right to exercise dissenters' rights was granted to the holders of Class A stock and holders of Class B stock by resolution of the Cerulean board of directors and the provisions of the Georgia Business Corporation Code, respectively. The following is only a summary of the provisions of the Georgia Business Corporation Code and is qualified in its entirety by reference to the full text of such provisions, a copy of which is attached as Appendix C to this proxy statement.

     The Georgia Business Corporation Code provides that any dissenting shareholder who wants to object to the merger and receive payment in cash for the fair value of his or her Class A stock or Class B stock must deliver written notice of his or her intent to dissent and demand payment of the fair value of his or her shares prior to the vote of the Class A or Class B stock, as may be appropriate. The notice must be delivered to Cerulean Companies, Inc., 3350 Peachtree Road, N. E., Atlanta, Georgia 30326, Attention: Hugh J. Stedman, Corporate Secretary. Voting in favor of the merger proposal will waive a shareholder's dissenters' rights.

     If the Cerulean shareholders approve the merger, Cerulean is required to send by registered or certified mail a form of dissenters' notice to each of the dissenting shareholders who filed a written notice of his or her intent to dissent. This dissenters' notice must:

     - state where the dissenting shareholders' first payment demand must be sent;

     - inform the holders of uncertificated shares to what extent transfer of these shares will be restricted after payment demand is made;

     - state the date by which Cerulean must receive the first payment demand, as fixed by Cerulean between 30 and 60 days after the date the dissenter's notice is delivered; and

     - contain a copy of Article 13 of the Georgia Business Corporation Code relating to dissenters' rights.

     Cerulean is required to send the dissenters' notice to each of the dissenting shareholders no later than ten days after the date on which the Cerulean shareholders vote to authorize the merger. The dissenters' notice will be sent to each dissenting shareholder at his or her address as it appears in the stock transfer books of Cerulean, unless the dissenting shareholder provides Cerulean with a different address.

     Each dissenting shareholder to whom Cerulean sends a dissenters' notice must submit a first payment demand for his or her shares to Cerulean in accordance with the terms of the dissenters' notice. The first payment demand must contain the name and address of the dissenting shareholder, the number of shares as to which the dissenting shareholder is demanding payment, which must be all of the shares of capital stock of Cerulean which he or she owns, and a demand for payment of the fair value of his or her shares. Any dissenting shareholder who does not submit a first payment demand as set forth in the dissenters' notice loses his or her rights to dissent and will not be entitled to payment for his or her shares pursuant to the dissenters' rights provisions of the Georgia Business Corporation Code.

     Within ten days of the later of the date of completion of the merger or Cerulean's receipt of the first payment demand, Cerulean shall offer to pay the dissenting shareholders who have complied with the provisions of the Georgia Business Corporation Code the amount Cerulean estimates to be the fair value of the shares, plus any accrued interest. Cerulean's offer of payment shall be accompanied by:

     - Cerulean's balance sheet as of the fiscal year ended not more than 16 months before the date of payment;

     - Cerulean's income statement for that year;

     - a statement of changes in Cerulean's shareholders' equity for that year;

     - Cerulean's latest available interim financial statements, if any;

     - a statement of Cerulean's estimate of the fair value of the shares;

     - an explanation of how Cerulean calculated the interest on the shares;

     - a statement of the dissenting shareholder's right to demand payment of a different amount if the dissenting shareholder is dissatisfied with the offer; and

     - a copy of Article 13 of the Georgia Business Corporation Code.

     A dissenting shareholder may accept Cerulean's offer by providing written notice to Cerulean within 30 days after the date that Cerulean made the offer. A dissenting shareholder is deemed to have accepted Cerulean's offer by failure to respond within the 30 days. If the offer is accepted or deemed accepted, Cerulean will pay for the dissenting shareholder's Class A stock or Class B stock within 60 days after the date Cerulean made the offer or the date of the merger, whichever date is later. If a dissenting shareholder is dissatisfied with Cerulean's offer, that dissenting shareholder may make a second payment demand, notifying Cerulean in writing of, and demanding payment of, his or her own estimate of the fair value of his or her shares and the amount of interest due. A dissenting shareholder waives his or her right to demand payment of a different amount than that offered by Cerulean unless that dissenting shareholder makes a second payment demand within 30 days after the date Cerulean makes its offer.

     If a dissenting shareholder's second payment demand remains unsettled within 60 days after Cerulean receives the dissenting shareholder's second payment demand, Cerulean will submit the matter to the Superior Court of Fulton County, Georgia to determine the fair value of the shares and accrued interest. Cerulean will make all dissenting shareholders whose second payment demand remains unsettled parties to the court proceeding. In the proceeding, the court will fix a value of the shares and may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. If Cerulean does not commence the proceeding within 60 days after receiving the dissenting shareholder's second payment demand, Cerulean will pay each dissenting shareholder whose second payment demand remains unsettled the amount demanded by that dissenting shareholder in his or her second payment demand.

     The determination of a "fair value" necessarily involves matters of judgment upon which reasonable persons may disagree. The Georgia Business Corporation Code provides that, for purposes of dissenters' rights, the value of the Class A stock or Class B stock is determined immediately before the merger and that the fair value excludes any appreciation or depreciation in anticipation of the merger.

     At the time of the Cerulean special meeting, Cerulean will calculate the total number of shares of Class A stock and of Class B stock which are the subject of appropriate notices from dissenting shareholders, and Cerulean and WellPoint will determine the appropriate amount to be withheld from the cash available to other shareholders who elect to receive cash in the merger.

                   SECURITY OWNERSHIP OF CERULEAN MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     Currently, no shares of common stock are outstanding or beneficially owned by any person, and no shares of blank preferred stock are outstanding or beneficially owned by any person.

     As of December 1, 2000, a total of 70,230 holders held 409,602 shares of Class A stock, all of which were outstanding. There is no established public trading market for the Class A stock. Transfer of the Class A stock was restricted until December 1, 1998; thereafter, during the period December 1, 1998 through December 2001, any sale of Class A stock is subject to Cerulean's first right of refusal. Cerulean does not anticipate that any dividends will be paid on Class A stock.

     The charitable foundation formed in connection with the settlement of the conversion litigation owns 53,150 shares, or approximately 13% of the Class A stock. The address of the foundation is: Healthcare Georgia, Inc., Endowed by Blue Cross & Blue Shield of Georgia c/o Long Aldridge & Norman LLP, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308.

     No directors, nominees for director or officers of Cerulean or of Blue Cross and Blue Shield of Georgia beneficially own any shares of capital stock of Cerulean except Frank J. Hanna, III and John W. Robinson, Jr. Mr. Robinson, a Class A designated director, owns five shares, which is less than 1%, of the Class A stock outstanding. Georgia Strategic Healthcare owns 40,000 shares, or approximately 80%, of the Class B stock outstanding. Frank J. Hanna, III, Frank
J. Hanna, Jr. and David Hanna share voting and dispositive power with regard to all of the shares of Class B stock owned by Georgia Strategic Healthcare. Frank
J. Hanna, III, is, therefore, deemed to be the indirect beneficial owner of the 40,000 shares held by Georgia Strategic Healthcare. The address of Georgia Strategic Healthcare is: Suite 1750, Two Ravinia Drive, Atlanta, Georgia 30346.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Should there be an annual meeting in 2001, shareholders must submit shareholder proposals and director nominations intended to be presented at the 2001 annual meeting of shareholders to Cerulean in accordance with the procedures set forth in Article 1, Section 1.12 of the Cerulean bylaws. The effect of these provisions is that shareholders must submit the proposals and nominations in writing to Cerulean on or before May 4, 2001 in order for Cerulean to include these matters in its proxy materials for the 2001 annual meeting and for the shareholders to vote on them at that meeting. Shareholders must submit all proposals and nominations on or before that date by certified mail, return receipt requested, to Hugh J. Stedman, Secretary.

                                 OTHER MATTERS

     As of the date of this proxy statement, the board of directors of Cerulean knows of no matters that will be presented for consideration at the meeting other than as described in this proxy statement.

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

However, if any other matter comes before the meeting or any adjournments or postponements of the meeting and is voted upon, the proxy given by each shareholder of Cerulean will be deemed to confer authority to the individuals named as authorized in that proxy to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities laws require Cerulean to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, Cerulean files annual, quarterly, and special reports, proxy statements and other information with the SEC. You can read and copy this information at the public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.

     You can get additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains our filings and the reports, proxy and information statements and other information regarding other companies.

                                                                      APPENDIX A

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           CERULEAN COMPANIES, INC.,

                         WELLPOINT HEALTH NETWORKS INC.

                                      AND

                          WATER POLO ACQUISITION CORP.

                               NOVEMBER 29, 2000

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 29, 2000, by and among Cerulean Companies, Inc., a Georgia corporation ("Cerulean"), WellPoint Health Networks Inc., a Delaware corporation ("WellPoint"), and Water Polo Acquisition Corp., a Georgia corporation ("WPAC").

                                  WITNESSETH:

     WHEREAS, WellPoint directly owns all of the issued and outstanding stock of WPAC;

     WHEREAS, the Boards of Directors of each of Cerulean, WellPoint and WPAC
(i) have approved the merger of WPAC with and into Cerulean upon the terms and conditions set forth herein and (ii) deem such merger to be in the best interests of their respective shareholders;

     WHEREAS, Cerulean, WellPoint and WPAC desire to make certain representations, warranties and agreements in connection with such merger; and

     WHEREAS, Cerulean, WellPoint and a predecessor of WPAC have entered into that certain Agreement and Plan of Merger, dated as of July 9, 1998, as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 9, 1999, and further amended by the Second Amendment to Agreement and Plan of Merger, dated as of December 31, 1999 (as so amended, the "Original Merger Agreement").

     NOW, THEREFORE, in consideration of the mutual representations, warranties. covenants and agreements contained herein, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby amend and restate the Original Merger Agreement and agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.02), WPAC shall be merged with and into Cerulean in accordance with this Agreement and the separate corporate existence of WPAC shall thereupon cease (the "Merger"). Cerulean shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 14-2-1106 of the Georgia Business Corporation Code (the "GBCC").

     1.02 Effective Time.  If all the conditions to the Merger set forth in
Article VI shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article VII, the consummation of the Merger (the "Closing") shall take place at the offices of Long Aldridge & Norman LLP, One Peachtree Center, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308 on the date which is 30 days after the last to occur of the conditions to Closing which are to occur prior to, but not on, the Closing Date, or on such other date as the parties shall agree (the "Closing Date"). The parties hereto shall cause a Certificate of Merger substantially in the form of Exhibit 1.02 hereto (the "Certificate of Merger") to be properly executed and filed with the Secretary of State of Georgia on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     1.03 Articles of Incorporation. The Articles of Incorporation of WPAC in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

     1.04 Bylaws. The Bylaws of WPAC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     1.05 Directors, Officers and Name. The directors and officers of WPAC immediately prior to the Effective Time shall be the directors and officers of the surviving corporation in the Merger, and the name of the Surviving Corporation at the Effective Time shall remain "Cerulean Companies, Inc."

     1.06 Proxy Statement. As soon as practicable, Cerulean shall file with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall use its best efforts to have cleared by the SEC, a proxy statement with respect to the meeting of Cerulean's shareholders referred to in Section 5.05 (the "Proxy Statement"). Each of the parties hereto shall use its best efforts promptly to provide in writing all information related to such party which is required for inclusion in the Proxy Statement.

                                   ARTICLE II

                                 THE CONVERSION

     2.01 Conversion of Shares.

     (a) At the Effective Time, each issued and outstanding share of Cerulean Class A Convertible Common Stock ("Cerulean Class A Stock"), Class B Convertible Preferred Stock ("Cerulean Class B Stock") and Series A Preferred Stock ("Cerulean Series A Stock"), and each outstanding Class A Common Stock Participation Right into which the shares of Cerulean Series A Stock have been converted ("Cerulean Rights"), other than shares of Cerulean Class A Stock, Cerulean Class B Stock, or Cerulean Series A Stock or units of Cerulean Rights as to which a demand for fair value has been validly made and perfected under the GBCC ("Cerulean Dissenting Shares") (collectively, the "Outstanding Cerulean Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof (but subject to applicable provisions of this Agreement), be converted into the right to receive (i) in the case of Cerulean Class A Stock, Cerulean Series A Stock and Cerulean Rights, cash in an amount equal to the Class A Cash Price (as hereinafter defined) and (ii) in the case of Cerulean Class B Stock, cash in an amount equal to the Class B Cash Price (as hereinafter defined). At the Effective Time, the stock transfer books of Cerulean shall be closed, and no transfers of shares of Cerulean Class A Stock, Cerulean Class B Stock, or Cerulean Series A Stock or units of Cerulean Rights shall thereafter be made. At the Effective Time, each of the shares of common stock, par value $0.01, of WPAC outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of WPAC or WellPoint, be converted into one share of common stock of the Surviving Corporation.

     (b) Determination of Cash Prices.

          (i) Class A Cash Price. The Class A Cash Price shall equal the solution to the following equation: Aggregate Merger Price (as hereinafter defined) multiplied by the Class A Percentage (as hereinafter defined), and further multiplied by a fraction, the numerator of which is the number 1 and the denominator of which is the total number of shares of Cerulean Class A Stock, shares of Cerulean Series A Stock and units of Cerulean Rights outstanding as of the Effective Time.

          As used herein, the term "Aggregate Merger Price" shall mean Seven Hundred Million Dollars ($700,000,000).

          As used herein, the term "Class A Percentage" shall mean the number 1 minus the "Class B Percentage."

          (ii) Class B Cash Price. The Class B Cash Price shall equal the solution to the following equation: Aggregate Merger Price multiplied by the Class B Percentage (as hereinafter defined), and further multiplied by a fraction, the numerator of which is the number 1 and the denominator of which is the total number of shares of Cerulean Class B Stock outstanding as of the Effective Time.

          As used herein, the term "Class B Percentage" shall mean
     .221876389486.

          (iii) Closing Certificate. The parties agree to prepare a certificate calculating the cash prices set forth above which will be signed by a duly authorized officer of such party at the Closing.

     2.02 Surrender of Certificates. After the Effective Time, each holder of a certificate or certificates previously representing Outstanding Cerulean Shares ("Cerulean Certificates"), or in the case of Outstanding Cerulean Shares which are not represented by Cerulean Certificates, each holder of Outstanding Cerulean Shares as shown on the books and records of Cerulean, shall (except as otherwise provided in this Agreement) receive a cash payment as provided for in
Section 2.01. Notwithstanding the foregoing, no holder of any Cerulean Certificate(s) shall receive a cash payment until surrender of the holder's Cerulean Certificate(s) (if any) to the exchange agent appointed by WellPoint (the "Exchange Agent").

     2.03 Dissenting Shares. Cerulean Dissenting Shares held by any holder entitled to and seeking relief as a dissenting shareholder under Section 14-2-1302 of the GBCC shall not be converted into the right to receive cash as provided in Section 2.01, but shall be converted into such consideration as may be due with respect to such Cerulean Dissenting Shares pursuant to the applicable provisions of the GBCC unless and until the right of such holder to receive payment of fair value for such Cerulean Dissenting Shares terminates in accordance with Section 14-2-1323 of the GBCC. If such right is terminated other than by the purchase of such shares by WellPoint, then such shares shall cease to be Cerulean Dissenting Shares and shall be converted into and represent the right to receive cash as provided in Section 2.01.

     2.04 Title to Assets and Responsibility for Liabilities. At the Effective Time, the title to all real estate and other property owned by Cerulean and WPAC shall be vested in the Surviving Corporation, without any further act or deed, and the Surviving Corporation shall be responsible and liable for all the liabilities of Cerulean and WPAC.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CERULEAN

     Cerulean hereby represents and warrants as of the date hereof to WPAC as follows:

     3.01 Organization and Authorization.

          (a) Cerulean and each of the Cerulean Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia, and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets. Cerulean and each Cerulean Subsidiary is duly qualified and in good standing in every state of the United States in which the conduct of its business or the ownership of its properties and assets requires it to be so qualified, except where the failure to be so qualified and in good standing would not have a "Cerulean Material Adverse Effect," as defined below. As used in this Agreement, "Cerulean Material Adverse Effect" shall mean a material adverse effect on the business, assets or financial condition of Cerulean and the Cerulean Subsidiaries, taken as a whole. Cerulean has heretofore delivered or made available to WPAC accurate and complete copies of the Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Cerulean and each of the Cerulean Subsidiaries.

          (b) Schedule 3.01(b) sets forth every entity in which Cerulean owns, or will own prior to the Closing, fifty percent (50%) or more of the outstanding equity, directly or indirectly (the "Cerulean Subsidiaries"), and the equity interest that is owned by Cerulean. Except as noted on
     Schedule 3.01(b), Cerulean's ownership interest in the Cerulean Subsidiaries (the "Cerulean Subsidiary Shares") are owned by Cerulean, directly or indirectly, free and clear of all liens, restrictions, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions of any kind, with no defects of title whatsoever. Cerulean has full power, right and authority to vote all of the Cerulean Subsidiary Shares. Cerulean is not a party to or bound by any voting trust, proxy or other agreement affecting or relating to its right to transfer or vote the Cerulean Subsidiary Shares.

          (c) Cerulean has the corporate right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, subject to the approval and

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     adoption of this Agreement by the shareholders of Cerulean in accordance with the GBCC and the Articles of Incorporation and Bylaws of Cerulean. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by Cerulean's Board of Directors. This Agreement has been duly and validly executed and delivered by Cerulean and constitutes Cerulean's legal, valid and binding obligation, enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) general equitable principles.

     3.02 Capitalization. The authorized capital stock of Cerulean consists of 50,000,000 shares of Cerulean Class A Stock, 49,901 shares of Cerulean Class B Stock, 100,000,000 shares of Cerulean Common Stock, 64,000 shares of Cerulean Series A Stock and 99,936,000 shares of Blank Preferred Stock ("Cerulean Blank Preferred Stock"). As of the date hereof, 409,602 shares of Cerulean Class A Stock and 49,900 shares of Cerulean Class B Stock were issued and outstanding, and no shares of Cerulean Common Stock, Cerulean Series A Stock and Cerulean Blank Preferred Stock are issued and outstanding. No other capital stock of Cerulean is authorized or issued. All of such issued and outstanding shares of capital stock of Cerulean are validly issued, fully paid and nonassessable. There are no shares of capital stock held in the treasury of Cerulean. Except as set forth on Schedule 3.02, there are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to Cerulean or any Cerulean Subsidiary.

     3.03 Absence of Other Claims. Except as set forth on Schedule 3.03, there is not outstanding, nor is Cerulean or any Cerulean Subsidiary bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring Cerulean or any Cerulean Subsidiary to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of Cerulean or any Cerulean Subsidiary, including any right of conversion or exchange under any outstanding security or other instrument, and Cerulean or any Cerulean Subsidiary is not obligated to issue or transfer any shares of its capital stock for any purpose. Except as set forth on Schedule 3.03, there are no outstanding obligations of Cerulean or any Cerulean Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Cerulean or any Cerulean Subsidiary.

     3.04 Financial Statements. The audited consolidated balance sheets of Cerulean as of December 31, 1999 and 1998 and the related audited consolidated statements of income, retained earnings and cash flows for the years then ended, including the footnotes thereto, certified by Ernst & Young LLP, Cerulean's independent certified public accountants, as set forth in Cerulean's Annual Reports on Form 10-K, as amended, for the years ended December 31, 1999 and 1998, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and present fairly the financial position in all material respects of Cerulean and its consolidated Cerulean Subsidiaries as of the dates thereof and the results of their operations for the periods then ended. The unaudited consolidated balance sheet of Cerulean as of September 30, 2000 and the related unaudited consolidated statements of income, retained earnings and cash flows for the three-month period then ended (the "Interim Financial Statements") have been prepared in accordance with GAAP for interim financial statements applied on a basis consistent with prior periods and present fairly the financial position in all material respects of Cerulean and its consolidated Cerulean Subsidiaries as of the dates thereof and the results of their operations for the period then ended.

     3.05 No Undisclosed Liabilities. Except (i) as set forth in the Cerulean SEC Filings (as hereinafter defined), (ii) as shown in the Interim Financial Statements or (iii) as shown on Schedule 3.05, as of September 30, 2000, neither Cerulean nor any Cerulean Subsidiary had any liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise, except for any such liability or obligation that would not have a Cerulean Material Adverse Effect, either individually or in the aggregate. Since September 30, 2000, neither Cerulean nor any Cerulean Subsidiary has incurred any liability or obligation, except for liabilities and obligations (x) incurred by Cerulean in the ordinary course of its business

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consistent with past practice, (y) as reflected on Schedule 3.05 or (z) that would not, individually or in the aggregate, have a Cerulean Material Adverse Effect.

     3.06 No Violation of Law. Except as set forth on Schedule 3.06 or for any of the following which would not have a Cerulean Material Adverse Effect, neither Cerulean nor any Cerulean Subsidiary is nor has been nor will be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law (including any Health Benefit Law (as defined hereafter)), ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business. For purposes of this Agreement, the term "Health Benefit Law" shall mean any local, state or federal law, ordinance, regulation or order relating to the license, certification, qualification or authority to transact business relating to the provision of or payment for health benefits and insurance and any such laws relating to the regulation of health maintenance organizations, workers' compensation, managed care organizations, insurance, preferred provider organizations, point-of-service plans, third party administrators, utilization review, hospital reimbursement, Medicare and Medicaid participation, fraud and abuse and patient referrals.

     3.07 Real and Personal Property.

          (a) Schedule 3.07(a) sets forth a true, correct and complete schedule of all real property owned by Cerulean or any of the Cerulean Subsidiaries (the "Cerulean Real Property"). Cerulean or one of the Cerulean Subsidiaries is the owner of the title to the real property described on
     Schedule 3.07(a) and to all of the buildings, structures and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for matters on Schedule 3.07(a) and any exceptions or restrictions which, individually or in the aggregate, would not have a Cerulean Material Adverse Effect (the "Cerulean Permitted Liens").

          (b) Schedule 3.07(b) sets forth a true, correct and complete schedule of all material leases, subleases, licenses or other agreements under which Cerulean or any of the Cerulean Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "Cerulean Real Property Leases"). Except for matters listed on Schedule 3.07(b), Cerulean or one of the Cerulean Subsidiaries holds the leasehold estate under an interest in each Cerulean Real Property Lease free and clear of all material liens, encumbrances and other rights of occupancy, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens or easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair the business operations involving such properties or (iii) those material liens, encumbrances and other rights of occupancy which would not have a Cerulean Material Adverse Affect. Except as set forth on Schedule 3.07(b), all Cerulean Real Property Leases have been delivered to WellPoint and are valid and binding on Cerulean or the Cerulean Subsidiary party thereto and are valid and binding on the lessors thereunder in accordance with their respective terms and to Cerulean's knowledge, there is not under any such Cerulean Real Property Lease any existing default, or any condition, event or act which with notice or lapse of time, or both, would constitute such a default, which in either case, considered individually or in the aggregate with all such other Cerulean's Real Property Leases under which there is such a default, condition, event or act, would have a Cerulean Material Adverse Effect.

          (c) Cerulean and each Cerulean Subsidiary has good and marketable title to, or a valid leasehold interest in, all personal property which is material to the business of Cerulean or such Cerulean Subsidiary, respectively. All such personal property is suitable for the purpose for which it is presently used, and is adequate and sufficient for the current operations of Cerulean and the Cerulean Subsidiaries.

     3.08 Indebtedness. Schedule 3.08 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of
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Cerulean or a Cerulean Subsidiary (and the amounts owed thereunder as of the date of this Agreement), as well as other material indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit, and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by Cerulean or a Cerulean Subsidiary. The terms and conditions of the agreements set forth in Schedule 3.08 do not materially differ from the terms and conditions of the agreements previously provided to WellPoint except for the principal amount available under the credit facilities.

     3.09 Proxy Statement. None of the information relating to Cerulean and the Cerulean Subsidiaries included in the Proxy Statement contains or will contain (in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of shareholders of Cerulean to be held in connection with the transactions contemplated by this Agreement) any untrue statement of material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied or to be supplied by WellPoint or WellPoint Subsidiaries in writing for inclusion therein, as to which no representation is made, the Proxy Statement, and any supplements or amendments thereto, will comply in all material respects with the Exchange Act and the rules and regulations thereunder.

     3.10 SEC Filings. Cerulean has made available to WPAC true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1998 and December 31, 1999, as filed with the SEC, (ii) its proxy statements relating to all of Cerulean's meetings of shareholders (whether annual or special) since January 1, 1999, as filed with the SEC and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Cerulean with the SEC since January 1, 1999 (the reports and statements set forth in clauses (i), (ii) and (iii) are referred to collectively as the "Cerulean SEC Filings"). As of their filing date, none of the Cerulean SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Cerulean SEC Filings at the time of filing complied in all material respects with the Exchange Act or the Securities Act, as the case may be, and the rules and regulations thereunder.

     3.11 Intellectual Property. Schedule 3.11 sets forth a complete and accurate list of all of Cerulean's and Cerulean's Subsidiaries registered trademarks, service marks and patents, and trademark service mark copyrights and patent registration applications, and all permits, grants and licenses or other rights running to or from Cerulean and any Cerulean Subsidiaries relating to any of the foregoing that are material to the business of Cerulean and Cerulean Subsidiaries taken as a whole. Except where the following would not have a Cerulean Material Adverse Effect, (i) Cerulean or one of the Cerulean Subsidiaries owns, is licensed to use, or otherwise has the right to use all registered patents, trademarks, service marks, tradenames, copyrights and franchises set forth on Schedule 3.11; (ii) Cerulean's rights in the property set forth on such list are free and clear of any liens or other encumbrances and Cerulean and the Cerulean Subsidiaries have not received written notice of any adversely-held patent, invention, trademark, service mark or tradename of any other person, or notice of any charge or claim of any person, relating to such intellectual property, and to Cerulean's knowledge there is no basis for any such charge or claim; and (iii) Cerulean, the Cerulean Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate, trade or fictitious names other than their current corporate names.

     3.12 Employee Benefits. Except as described on Schedule 3.12(a), no employee of Cerulean or any Cerulean Subsidiary (collectively, the "Cerulean Employees") participates in or is entitled to benefits under any employee benefit plan, as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor any other type of retirement, deferred compensation, insurance, bonus, medical, stock option or other plan or arrangement (the "Cerulean Employee Benefit Plans"). Cerulean has provided a true and accurate copy of each Cerulean Employee Benefit Plan to WellPoint.
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None of the Cerulean Employees participates in, and neither Cerulean nor any
Cerulean Subsidiary has any obligation to contribute to, a multiemployer plan (as defined in Section 3(37) of ERISA) which is subject to Title IV of ERISA. To the knowledge of Cerulean, except as otherwise described on Schedule 3.12(a), the Cerulean Employee Benefit Plans, both in form and operation, are in material compliance with any applicable local, state or federal law, ordinance, regulation, order, injunction or decree or any other requirement of any governmental body, agency or authority or court binding on them (including ERISA and the Internal Revenue Code of 1986, as amended). To the knowledge of Cerulean, no officer, director or employee of Cerulean or any Cerulean Subsidiary has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Cerulean Employee Benefit Plan. Except as described on Schedule 3.12(a), neither Cerulean nor any Cerulean Subsidiary has received written notice that any of their respective assets are currently subject to a lien or other process under Title IV of ERISA, and neither has received written notice of any threatened or pending action related to the Cerulean Employee Benefit Plans by an employee or former employee, a plan participant, the Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation or any other party Cerulean has made full and timely payment of all amounts required to be contributed under the terms of each Cerulean Employee Benefit Plan and applicable law or required to be paid as expenses or benefits under each Cerulean Employee Benefit Plan which is intended to be qualified under Code Section 401(a). Any group health plan maintained by Cerulean or any Cerulean Subsidiary covering any employee or former employee has, to Cerulean's knowledge been administered in all material respects in compliance with the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Health Insurance Portability and Accountability Act of 1996. To the best of Cerulean's knowledge, neither Cerulean nor any Cerulean Subsidiary is obligated to provide health care or welfare benefits of any kind to its current or former employees or dependents or to any other person actively employed by Cerulean or any Cerulean Subsidiary, pursuant to any agreement or understanding, except as set forth in Schedule 3.12(a). Except for the triggering of payments, liabilities, funding events or other obligations under the plans denoted with an asterisk on
Schedule 3.12(a), the execution and delivery of this Agreement by Cerulean, the consummation of the transactions contemplated herein, and the performance of the covenants and agreements of Cerulean hereto will not result in a breach or violation of, a default under, or the triggering of any payment, liability, funding event or other obligation pursuant to any Cerulean Employee Benefit Plan or any grant, award or other agreement thereunder. For each individual identified on Schedule 3.12(b), Cerulean has provided or made available to WellPoint the plans and agreements and historical compensation and employment information necessary to calculate the payments, costs and liabilities associated with any Cerulean Employee Benefit Plan as a result of the change in control occasioned by the Merger. Other than persons who have received or will receive grants of units available for issuance under the Performance Unit Plan, which has been provided to WellPoint and WPAC in its totality and under which there are one million units available for issuance in the aggregate, no individuals, other than those identified on Schedule 3.12(b), are entitled to receive any payments or benefits under any Cerulean Employee Benefit Plan as a result of such change in control.

     3.13 Litigation. Schedule 3.13(a)(i) sets forth all litigation, claims, suits, actions, known investigations, indictments, informations, proceedings, arbitrations, grievances or other procedures (including known grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) (collectively, "Cerulean Claims") pending, or to the knowledge of Cerulean, threatened, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances, against Cerulean or any Cerulean Subsidiary or involving any of its property or business, the outcome of which, individually or in the aggregate, could reasonably be expected to have a Cerulean Material Adverse Effect and (ii) indicates which of such matters are being defended by an insurance carrier, and which of the matters being so defended are being defended under a reservation of rights. Further, except as set forth on Schedule 3.13(b), there are no material judgments, orders, writs, injunctions, decrees, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to Cerulean or

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involving any of its property or business. Neither Cerulean nor any Cerulean
Subsidiary is in default with respect to any judgment, order, writ, injunction, decree, plea agreement, stipulation or award listed in Schedule 3.13(b). Cerulean has made available to WellPoint true, correct and complete copies of pleadings, briefs and other documents filed in each Cerulean Claim listed on
Schedule 3.13(a), and the material judgments, orders, writs, injunctions, decrees, plea agreements, stipulations and awards listed in said Schedule.

     3.14 Collective Bargaining. Except as set forth on Schedule 3.14, there are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal with any union or labor organization covering any of Cerulean's or Cerulean's Subsidiaries' employees and none of said employees is represented by any union or labor organization. Cerulean has made available to WPAC a true, correct and complete copy of each agreement listed on Schedule 3.14.

     3.15 Labor Disputes. Except for any of the following which would not have a Cerulean Material Adverse Effect, neither Cerulean nor any Cerulean Subsidiary is nor has been nor will be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. Neither Cerulean nor any Cerulean Subsidiary is nor has been engaged in any unfair labor practice, and no unfair labor practice complaint against Cerulean or a Cerulean Subsidiary is pending before the National Labor Relations Board, the result of which would have a Cerulean Material Adverse Effect. There is no labor strike or other labor action actually pending against Cerulean or a Cerulean Subsidiary, or to the knowledge of Cerulean being threatened against or affecting Cerulean or a Cerulean Subsidiary. To Cerulean's knowledge, there have not been, nor are there presently, any attempts to organize non-union employees, nor are there plans for any such attempts.

     3.16 Environmental Requirements.

          (a) Definitions. For purposes of this Agreement, the following definitions apply:

             (i) The term "Environmental Claims" means any and all administrative, regulatory or judicial actions or proceedings relating to the Release (as defined in (iv) below) or alleged Release into the environment of any Hazardous Material (as defined in (iii) below) on or at the Cerulean Real Property ("Claims"), including, without limitation, Claims by any governmental or regulatory authority or by any third party or other person for enforcement, mitigation, cleanup, removal, response, remediation or other actions for damages, fines, penalties, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law (as defined in (ii) below).

             (ii) The term "Environmental Laws" means all federal and state laws, rules and regulations relating to the regulation or protection of human health, safety, natural resources or the environment and applicable to the business of Cerulean, including but not limited to the Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901, et seq., as amended; the Comprehensive Environmental Response, Compensation & Liability Act of 1980, 42 U.S.C. sec. 9601, et seq., as amended; the Clean Water Act, 33 U.S.C. sec. 1251, et seq., as amended; the Clean Air Act, 42 U.S.C. sec. 7401, et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. sec. 2601, et seq., as amended; and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. sec. 136, et seq., as amended.

             (iii) The term "Hazardous Materials" means any substance or material that is included within the definition of a "hazardous substance," "hazardous waste," "hazardous constituent," "hazardous material," "hazardous chemical" or "extremely hazardous substance" contained in the Environmental Laws.

             (iv) The term "Release" means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials).
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          (b) Cerulean's Premises.  Except as disclosed in Schedule 3.16, during
     Cerulean's ownership and operation of its business, there have been no Releases of Hazardous Materials on the Cerulean Real Property that would have a Cerulean Material Adverse Effect, nor are there any pending Environmental Claims against or relating to the business of Cerulean or any Cerulean Subsidiary that would have a Cerulean Material Adverse Effect.

          (c) Permits. Except as disclosed in Schedule 3.16, each of Cerulean and the Cerulean Subsidiaries has obtained and is in material compliance with all approvals, certificates, consents, licenses, orders and other similar authorizations of all governmental authorities that relate to the conduct of their respective businesses and are required under any Environmental Law.

          (d) Compliance. Except as disclosed in Schedule 3.16, to Cerulean's knowledge, each of Cerulean and any Cerulean Subsidiary is in material compliance with all other material limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

          (e) Known Conditions. Except as set forth on Schedule 3.16, to the knowledge of Cerulean, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans relating to the Cerulean Real Property or the operations of the business of Cerulean or any Cerulean Subsidiary that will interfere with or prevent continued material compliance with any material Environmental Law by Cerulean or any Cerulean Subsidiary, or that will likely give rise to any Environmental Claims.

     3.17 Required Licenses and Permits. Cerulean and each Cerulean Subsidiary has all licenses, permits or other authorizations of governmental authorities necessary for the conduct of its business, including those applicable to health maintenance organizations, preferred provider organizations or insurance business, except where the failure to have such would not result in a Cerulean Material Adverse Effect. A correct and complete list of all such licenses, permits and other authorizations is set forth on Schedule 3.17. Cerulean has made available to WPAC, or will make available to WPAC prior to Closing, true, correct and complete copies of all written licenses and permits listed on
Schedule 3.17.

     3.18 Insurance Policies. Except to the extent that there would be no Cerulean Material Adverse Effect, all of Cerulean's and its Subsidiaries' insurance, surety bonds and umbrella policies insuring Cerulean and its subsidiaries and their directors, officers, agents, properties and business, are valid and in full force and effect and without any premium past due, and there are no claims, singly or in the aggregate, under such policies which are in excess of the limitations of coverage set forth in such policies. Except as set forth on Schedule 3.18 or where any of the following would not have a Cerulean Material Adverse Effect, neither Cerulean nor any Cerulean Subsidiary has received notice of default under, or intended cancellation or non-renewal of, any material policies of insurance which insure the properties, business or liability of Cerulean or any Cerulean Subsidiary.

     3.19 Contracts and Commitments.

          (a) For the purposes of this Agreement, the term "Contract" shall mean: (i) any contract or other agreement filed as an exhibit to any Cerulean SEC filing, (ii) any contract or other agreement listed on
     Schedule 3.19(a) hereof, (iii) any contract or other agreement limiting in any material respect the ability of Cerulean or any Cerulean Subsidiary to sell any products or services, engage in any line of business or compete with any person or entity or (iv) any customer contract that involves annual premiums or premium equivalents in excess of $10,000,000 and contains a fee, rate or performance guarantee applicable to any period longer than 12 months. All such Contracts (other than Contracts within the meaning of (iii) above) are valid and binding and are in full force and effect and enforceable in accordance with their respective terms. Except as set forth in Schedule 3.19(a), 3.20 or 3.21, (x) no approval or consent of, or notice to any person is needed in order to ensure that such Contracts shall continue in full force and effect in accordance with their respective terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement and (y) neither Cerulean nor any

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     Cerulean Subsidiary is in violation or breach of or default under any such
     Contract, nor to Cerulean's knowledge is any other party to any such Contract in violation or breach or default under any such Contract, except in the case of clauses (x) and (y) above, where any of the foregoing would not result in a Cerulean Material Adverse Effect.

          (b) Schedule 3.19(b) sets forth a list of all material contracts between Cerulean and any of the Cerulean Subsidiaries and any of the following: (i) any officers, directors or employees of Cerulean or any Cerulean Subsidiary and (ii) any person or entity which would be considered an "Affiliate" of Cerulean or any Cerulean Subsidiary. For the purpose of the foregoing sentence, "Affiliate" shall mean, with respect to such person or entity, a person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity.

     3.20 No Conflict. Subject to obtaining the consents and approvals and making the filings described in Section 3.21 or as otherwise expressly set forth in this Agreement, the execution and delivery of this Agreement by Cerulean, the consummation of the transactions contemplated herein by Cerulean, and the performance of the covenants and agreements of Cerulean will not (i) violate or conflict with any of the provisions of the Articles of Incorporation or Bylaws of Cerulean or any Cerulean Subsidiary; (ii) except as set forth on Schedule 3.19(a) or Schedule 3.20 and except as would not have a Cerulean Material Adverse Effect, violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument or any Cerulean Subsidiary, trust document, will or other agreement, document or instrument to which Cerulean is a party or by which Cerulean or any Cerulean Subsidiary or any of its properties may be bound; (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Cerulean or any Cerulean Subsidiary is a party or by which it or any of its properties may be bound; or (iv) result in the creation or imposition of any lien or encumbrance of any kind whatsoever upon any asset of Cerulean or any of the Cerulean Subsidiaries, other than any such lien or encumbrance which would not have a Cerulean Material Adverse Effect.

     3.21 Required Filings, Consents and Approvals.  Except as set forth on
Schedule 3.21, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is required or necessary by virtue of the execution hereof by Cerulean or the consummation of any of the transactions contemplated herein by Cerulean to avoid the violation or breach of, or the default under, or the creation of a lien on assets of Cerulean or a Cerulean Subsidiary pursuant to the terms of, any law, regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license or any other instrument to which Cerulean or a Cerulean Subsidiary is a party or to which it or any of its property is subject, except for any such declaration, filing, registration, notice, authorization, consent or approval, the failure of which to obtain would not have a Cerulean Material Adverse Effect or could prevent or materially delay the Merger.

     3.22 Absence of Certain Changes and Events.  Except as set forth on
Schedule 3.22, since September 30, 2000 through the date hereof, Cerulean and each Cerulean Subsidiary has conducted its businesses only in the ordinary course in all material respects, and specifically has not:

          (a) experienced any event or occurrence which would result in a Cerulean Material Adverse Effect or suffered any damage or destruction which would have a Cerulean Material Adverse Effect;

          (b) made any declaration setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of Cerulean, or any direct or indirect redemption, purchase or other acquisition of such stock;

          (c) incurred, assumed or guaranteed any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice;

          (d) permitted any of its assets to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind except for Cerulean Permitted Liens;

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          (e) waived any claims or rights except any waiver which did not have a
     Cerulean Material Adverse Effect;

          (f) sold, transferred or otherwise disposed of any of its material assets, except in the ordinary course of business consistent with past practice;

          (g) made any material change in any method, practice or principle of financial or tax accounting, except such changes required by changes in GAAP or statutory accounting principles;

          (h) made or suffered to exist any material changes in the customary methods of underwriting, investment or actuarial practices and policies;

          (i) suffered any material adverse development in the claims or other loss experience of Cerulean or any Cerulean Subsidiaries;

          (j) granted or announced any increase in the wages, salaries, compensations, bonuses, incentives, pension or other benefits payable by Cerulean or any Cerulean Subsidiary to any of their respective employees, including without limitation, any increase or change pursuant to any Cerulean Employee Benefit Plan, except for regular salary or bonus or benefit increases in the ordinary course of business consistent with past practices, or established or increased or promised to increase any benefits under, any Cerulean Employee Benefit Plan;

          (k) made any material change in the methodology used in the determination of the liability for reserves of Cerulean or any Cerulean Subsidiary;

          (l) made any material changes in the investment policies of Cerulean or any Cerulean Subsidiary except as required by law; or

          (m) agreed in writing, or otherwise, to take any action described in this Section.

     3.23 Tax Matters.

          (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

             (i) The term "Taxes" shall mean all (A) taxes, fees, assessments or charges, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected by the relevant party or (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined, unitary or other similar group for any period, or otherwise through operation of law and
        (C) any liability for the payment of amounts described in clauses (A) or
        (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify or pay any other person or entity; and the term "Tax" means any one of the foregoing Taxes.

             (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) Returns Filed and Taxes Paid.  Except as otherwise disclosed in
     Schedule 3.23(b): (i) all Returns required to be filed by or on behalf of Cerulean and each Cerulean Subsidiary have been duly

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     filed on a timely basis and such Returns are true, complete and correct in all material respects; (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Cerulean or any Cerulean Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement; (iii) Cerulean and each Cerulean Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (iv) neither Cerulean nor any Cerulean Subsidiary has incurred any liability for Taxes since the latest date covered by such Returns other than in the ordinary course of business; (v) neither Cerulean nor any Cerulean Subsidiary has any liability, contingent or otherwise, for Taxes of any other person or entity; (vi) no person having responsibility for Taxes of or with respect to Cerulean or any Cerulean Subsidiary has knowledge of any basis upon which a Tax authority could impose a material liability for Taxes against Cerulean or any Cerulean Subsidiary in excess of those shown on the Returns previously filed and Taxes incurred in the ordinary course of business since the latest date covered by such Returns;
     (vii) none of the transactions contemplated by this Agreement will give rise to any material liability for Taxes or to any payments within the meaning of Section 280G of the Code; (viii) there are no deferred intercompany gains, losses or other intercompany items, or excess loss accounts, within the meaning of the Treasury Regulation Sections 1.1502-13 or 1.1502-19 (or any predecessor regulations or any comparable items for state, local or foreign Tax purposes) with respect to Cerulean or any Cerulean Subsidiary; and (ix) there are no liens on any of the assets of Cerulean or any Cerulean Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Cerulean or any Cerulean Subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which contested Taxes are disclosed on Schedule 3.23(b).

          (c) Tax Deficiencies; Audits; Statutes of Limitations. Except as otherwise disclosed on Schedule 3.23(c): (i) the Returns of Cerulean and each Cerulean Subsidiary have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Cerulean's knowledge, threatened (either in writing or verbally, formally or informally); (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Cerulean or any Cerulean Subsidiary, and Cerulean or any Cerulean Subsidiary has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) neither Cerulean nor any Cerulean Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or to Cerulean's knowledge, threatened (either in writing or verbally, formally or informally) against Cerulean or any Cerulean Subsidiary or any of their respective assets; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Cerulean or any Cerulean Subsidiary; and (v) each of Cerulean and each Cerulean Subsidiary has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (d) Tax Sharing Agreements. Except as otherwise disclosed on Schedule 3.23(d), neither Cerulean nor any Cerulean Subsidiary is (nor has it ever been) a party to any tax sharing agreement. All such agreements disclosed on Schedule 3.23(d) shall be terminated prior to the Merger with no amount due with respect thereto on or after the date hereof.

          (e) No Transfer Tax. There shall not be any Georgia sales or transfer taxes, including stock transfer taxes, arising out of the consummation of Merger.

     3.24 Brokerage. Except as disclosed on Schedule 3.24, neither Cerulean nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated under this Agreement.
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     3.25 Year 2000 Compliance.  To the knowledge of Cerulean, year 2000 issues affecting Cerulean, any Cerulean Subsidiary, or any of their suppliers, customers, contracting providers and others with which they conduct business have not had and will not have a Cerulean Material Adverse Effect.

     3.26 Reserves. The reserves established by Cerulean and its subsidiaries in the Cerulean SEC Filings or in any financial statement or balance sheet contained in any document filed with the SEC after the date hereof for statutorily required reserves and for incurred but not yet paid claims for, or relating to health care, life insurance or other claims (i) have been computed in accordance with presently accepted actuarial standards consistently applied and are fairly stated in all material respects in accordance with sound actuarial principles, (ii) meet the requirements of any law, rule or regulation applicable to such reserves, (iii) have been computed on the basis of methodologies consistent with those used in computing the corresponding reserves in the prior fiscal year and (iv) include provisions for all actuarial reserves and related items which ought to be established in accordance with applicable laws and regulations and prudent insurance practices. Cerulean is not aware of any facts or circumstances which would necessitate, in the good faith application of prudent reserving practices and policies, any material adverse change in the statutorily required reserves or reserves for such incurred but not yet paid claims above those reflected in the most recent balance sheet included in the Cerulean SEC Filings (other than increases consistent with past experience resulting from increases in enrollment with respect to services provided by Cerulean or any Cerulean Subsidiary).

     3.27 Statutory Financial Statements. Except as otherwise set forth therein, the annual statements and the quarterly statements filed by any Cerulean Subsidiary with the Georgia Department of Insurance for the years ended December 31, 1998 and 1999 and for the quarterly period ended June 30, 2000 (the "DOI Filings") and the statutory balance sheets and income statements included in such DOI Filings fairly present the statutory financial condition and results of operations of such Cerulean Subsidiary as of the dates and for the periods indicated therein and have been prepared in accordance with applicable statutory accounting principles consistently applied throughout the periods indicated.

     3.28 Disclosure. No representations, warranties, assurances or statements by Cerulean in this Agreement and no statement contained in any certificates or other writings to be delivered by Cerulean (or caused to be delivered by Cerulean) to WPAC or any of their respective representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF WELLPOINT & WPAC

     WellPoint and WPAC hereby jointly and severally represent and warrant as of the date hereof to Cerulean as follows:

     4.01 Organization and Authorization.

          (a) WellPoint and each of the WellPoint Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets. WellPoint and each WellPoint Subsidiary is duly qualified and in good standing in every state of the United States in which the conduct of its business or the ownership of its properties and assets requires it to be so qualified, except where the failure to be so qualified and in good standing would not have a "WellPoint Material Adverse Effect," as defined below. As used in this Agreement, "WellPoint Material Adverse Effect" shall mean a material adverse effect on the business, assets, or financial condition of WellPoint and the WellPoint Subsidiaries, taken as a whole. WellPoint has heretofore delivered or made available to Cerulean accurate and complete copies of the Certificate of

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     Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of WellPoint and each of the WellPoint Subsidiaries as of the date hereof.

          (b) The term "WellPoint Subsidiary" shall mean every entity in which WellPoint owns 50% or more of the outstanding equity, directly and indirectly, and which is material to the operations or financial condition of WellPoint. Schedule 4.01(b) sets forth every entity as of the date hereof which is a WellPoint Subsidiary, and the equity interest in such entities that is owned by WellPoint. WellPoint owns all of the issued and outstanding shares of WPAC. For the purpose of all the representations and warranties made in this Article IV, WPAC shall be considered a "WellPoint Subsidiary." Except as noted on Schedule 4.01(b). WellPoint's ownership interest in the WellPoint Subsidiaries (the "WellPoint Subsidiary Shares") are owned by WellPoint, directly or indirectly, free and clear of all liens, restrictions, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions of any kind, with no defects of title whatsoever. WellPoint has full power, right and authority to vote all of the WellPoint Subsidiary Shares. WellPoint is not a party to or bound by any agreement affecting or relating to its right to transfer or vote the WellPoint Subsidiary Shares.

          (c) WellPoint and WPAC, respectively, have the corporate right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by WellPoint's and WPAC's respective Boards of Directors. This Agreement has been duly and validly executed and delivered by WellPoint and WPAC, and constitutes WellPoint's and WPAC's legal, valid and binding obligation, enforceable in accordance with its terms except that such enforcement may be subject to
     (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the enforcement of creditors' rights generally and
     (ii) general equitable principles.

     4.02 Financial Statements. The audited consolidated balance sheets of WellPoint as of December 31, 1999 and 1998 and the related consolidated statements of income, retained earnings and cash flows for the years then ended, including the footnotes thereto, certified by PricewaterhouseCoopers LLP. WellPoint's independent certified public accountants, as set forth in WellPoint's Annual Reports on Form 10-K, as amended, for the years ended December 31, 1999 and 1998, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and present fairly the financial position in all material respects of WellPoint and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended.

     4.03 Proxy Statement. None of the information relating to WellPoint and the WellPoint Subsidiaries furnished by WellPoint in writing for inclusion in the Proxy Statement contains or will contain (in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of shareholders of Cerulean to be held in connection with the transactions contemplated by this Agreement) any untrue statement of material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.04 No Conflict. Subject to obtaining the consents and approvals and making the filings described in Section 4.05 or as otherwise expressly set forth in this Agreement, the execution and delivery of this Agreement by WellPoint and WPAC, the consummation of the transactions contemplated herein by WellPoint and WPAC, and the performance of the covenants and agreements of WellPoint and WPAC will not (i) violate or conflict with any of the provisions of the Certificate of Incorporation or Bylaws of each of WellPoint and WPAC; (ii) except as set forth on Schedule 4.04 and except for any of the following which does not and will not have a WellPoint Material Adverse Effect, violate, conflict respectively, with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which WellPoint or WPAC is a party or by which WellPoint or WPAC or any

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of its properties may be bound; (iii) violate any provision of any material law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which WellPoint or WPAC is a party or by which it or any of its properties may be bound; or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of WellPoint or WPAC or any of the WellPoint Subsidiaries other than any such lien or encumbrance which would not have a WellPoint Material Adverse Effect.

     4.05 Required Filings, Consents and Approval.  Except as set forth on
Schedule 4.05, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is required or necessary by virtue of the execution hereof by WellPoint and WPAC or the consummation of any of the transactions contemplated herein by WellPoint or WPAC to avoid the violation or breach of, or the default under, or the creation of a lien on assets of WellPoint or a WellPoint Subsidiary pursuant to the terms of, any law, regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license or any other instrument to which WellPoint or a WellPoint Subsidiary is a party or to which it or any of its property is subject, except for any such declaration, filing, registration, notice, authorization, consent or approval, the failure of which to obtain would not have a WellPoint Material Adverse Effect.

     4.06 Absence of Certain Changes and Events.  Except as set forth on
Schedule 4.06, from September 30, 2000 through the date hereof, neither WellPoint nor any WellPoint Subsidiary has experienced any event or occurrence or suffered any damage or destruction which, individually or in the aggregate, would have a WellPoint Material Adverse Effect.

     4.07 Disclosure. No representations, warranties, assurances or statements by WellPoint or WPAC in this Agreement and no statement contained in any certificates or other writings to be delivered by WellPoint or WPAC (or caused to be delivered by WellPoint or WPAC) to Cerulean or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     The parties covenant as provided in this Article V and as expressly set forth in the Schedules and ancillary documents delivered in connection herewith (with the term "WellPoint" being deemed to include "WPAC" for purposes of this Article V):

     5.01 Pre-Closing Operations.

          (a) Cerulean. Cerulean hereby covenants and agrees that, except as consented to in writing by WellPoint, pending the Closing, Cerulean will operate and conduct its business, and that of the Cerulean Subsidiaries, only in the ordinary course in accordance with prior practices. Pursuant to this section and not in limitation of the foregoing (for purposes of the following, "Cerulean" shall be deemed to include the Cerulean Subsidiaries):

             (i) Cerulean shall maintain its assets in their present state of repair (ordinary wear and tear excepted), shall use its reasonable best efforts to keep available the services of its employees, and preserve the good will of its business and relationships with the customers, licensors, suppliers, distributors and brokers with whom it has business relations.

             (ii) Cerulean shall not:

                (a) sell, transfer or otherwise dispose of any assets other than in the ordinary course of business consistent with past practice, except for sales, transfers or disposals which would not have a Cerulean Material Adverse Effect;

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

                (b) enter into any new material contract or commitment relating to its business, with "material contract or commitment" being defined for the purpose of this Section as a contract or commitment which involves Cerulean incurring a liability in excess of $5 million individually or $10 million in the aggregate, or which is not terminable by Cerulean without penalty upon less than 180 days notice;

                (c) mortgage, pledge or subject to liens or other encumbrances or charges any material assets, except by incurring Cerulean Permitted Liens;

                (d) purchase or commit to purchase any capital asset outside of the relevant Cerulean business plan for a price exceeding $5 million individually, or $25 million in the aggregate;

                (e) amend or terminate in any material respect any material agreement, including any Cerulean employee benefit plan (except for certain programs intended to retain members of information systems and financial management on terms conforming to standard industry practices and as to which Cerulean's Chief Executive Officer has consulted with WellPoint's Chief Executive Officer), or any insurance policy, in force on the date hereof, without the approval of the Transition Team (as defined in Section 5.02(b)), which approval shall not be unreasonably withheld;

                (f) amend its charter or bylaws in any manner which would adversely affect the ability of Cerulean to consummate the transactions contemplated by this Agreement;

                (g) acquire (whether by merger, consolidation, share exchange, acquisition of stock, or acquisition of assets) any corporation, partnership, joint venture, or other business (or any part thereof, except where the consideration paid by Cerulean in connection with such acquisition (including any debt assumed as a result thereof) is less than $5 million individually, or $10 million in the aggregate;

                (h) split, combine or reclassify its outstanding capital stock or, except for dividends regularly due and payable upon shares of Cerulean Class B Stock, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payments or distributions by a wholly owned subsidiary of Cerulean;

                (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of or otherwise cause to become outstanding any additional shares of or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock;

                (j) (A) incur or become contingently liable with respect to any indebtedness for borrowed money other than (1) borrowings in the ordinary course of business or (2) commercially reasonable borrowings to refinance existing indebtedness or (B) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock;

                (k) adopt, enter into or materially amend any employment, severance, special pay arrangement, bonus plan or other benefit plan or arrangement for the benefit or welfare of any employee or retiree, including those relating to the termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except (i) in accordance with standard industry practice and following consultation with the Transition Team described in Section 5.02(b) or (ii) to enter into retention agreements with Cerulean personnel, which arrangements may only be entered into with persons and on terms approved by the Transition Team described in Section 5.02(b);

                (l) modify or change its current written investment policies except to accommodate changes in applicable law; or

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

                (m) increase the salary and bonus for Cerulean's Tier I and Tier II Employees and its chief executive officer for the year 2000 in any manner and for the year 2001 by more than 10% in the aggregate, without the approval of the Transition Team. For purposes of this
           Section 5.01(m), "Tier I and Tier II Employees" include all individuals who are classified on Cerulean's books and records as a Tier I or Tier II participant.

          (b) WellPoint. WellPoint hereby covenants and agrees that, except as consented to in writing by Cerulean, pending the Closing, WellPoint (for purposes of the following, "WellPoint" shall be deemed to include the WellPoint Subsidiaries) will not amend its charter or bylaws in any manner which would adversely affect the ability of WellPoint to consummate the transactions contemplated by this Agreement.

     5.02 Access; New Information.

          (a) Each of Cerulean and WellPoint shall be obligated to promptly disclose in writing to the other any new information which would result in a breach of their respective representations and warranties in Articles III and IV of this Agreement if such representation or warranty were made at the time of the discovery of the new information.

          (b) Promptly following execution of this Agreement, the parties shall establish a transition planning team (the "Transition Team") comprised of an equal number of representatives of Cerulean and WellPoint. The Transition Team shall be responsible for facilitating a transition and integration planning process to ensure the successful combination of the operations of Cerulean with those of WellPoint. The Transition Team shall be responsible for developing, and monitoring the development of, and deliverables due under, an action plan for the combination of the businesses which, among other things, shall include an information systems action plan intended to facilitate the most effective combination of the information systems resources of Cerulean and WellPoint. The Transition Team, or designated representatives thereof, shall meet monthly to review the financial performance of Cerulean and its affiliates and at such meetings Cerulean shall advise the Transition Team of the status of achieving Cerulean's then current Operating Plan (as has been presented to WellPoint), including all of the material components thereof, such as sales, enrollment, revenues, investment income, quarterly claim trends, medical loss ratio, administrative expenses, net income, reserves and statutory capital (as indicated on the quarterly balance sheet). The Transition Team shall be informed at each quarterly meeting of the applicable trends and retention experience arising from Cerulean's business planning and underwriting process.

          (c) From and after the date hereof and subject to the terms of that certain Confidentiality Agreement by and between the parties hereto, dated November 14, 1997, and to facilitate the activities of the Transition Team, WellPoint, through its General Counsel, Chief Financial Officer or Alice Rosenblatt, or duly authorized designees identified by such persons, shall have access during regular business hours to Cerulean's and any Cerulean Subsidiary's books, records, offices, personnel, counsel, accountants and actuaries as WellPoint or its designees may from time to time reasonably request; provided, however, that (i) no on-site investigation by WellPoint shall be made unless WellPoint shall have provided at least two business days prior notice to Cerulean, (ii) no investigation made pursuant to this section shall unreasonably interfere with the operation or conduct of the business of Cerulean or any Cerulean Subsidiary, (iii) any requests by WellPoint for investigation or access pursuant to this Section shall be made to Cerulean's Executive Vice President, Finance and Strategic Planning, General Counsel or any designee of such persons and (iv) Cerulean shall not be compelled to provide any customer-specific information pursuant to this Section.

     5.03 Transfer Taxes. All sales or transfer taxes, including stock transfer taxes, document recording fees, real property transfer taxes and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby shall be paid by WellPoint.

     5.04 Preparation of Supporting Documents. In addition to such actions as the parties may otherwise be required to take under this Agreement or applicable law in order to consummate this Agreement and the transactions contemplated hereby, the parties shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as the other party may reasonably request from time to time, before, at or after the Closing, with respect to compliance with the obligations of Cerulean, WPAC or WellPoint in connection with the Merger. Any information so furnished by the parties shall be true, correct and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     5.05 Shareholders Meeting. As soon as practicable, Cerulean will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (including filing with the SEC and mailing to its shareholders the Proxy Statement) for the purpose of adopting and approving this Agreement and the Merger and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby and thereby. Subject to applicable law, the fiduciary duties of the directors (including the duties of loyalty and care), and compliance by WellPoint and WPAC with the material terms and conditions of this Agreement, the Board of Directors of Cerulean shall recommend that its shareholders vote in favor of the Merger, the adoption of this Agreement, and the approval of the transactions contemplated hereby, and shall use its best efforts to obtain any necessary approval by the shareholders of Cerulean of the foregoing.

     5.06 Dissenting Shareholders. Cerulean shall give WellPoint prompt notice of any demands received by Cerulean for appraisal of shares pursuant to Article 13 of the GBCC, and WellPoint shall have the right to direct all negotiations and proceedings with respect to such demands. WellPoint shall not make any payment with respect to, or settle or offer to settle, any such demands, without the written consent of Cerulean, which consent shall not be unreasonably withheld or delayed.

     5.07 SEC and Shareholder Filings. Each of Cerulean and WellPoint shall send to the other party copies of all public reports and materials as and when they send the same to their shareholders or the SEC.

     5.08 Labor Matters. Cerulean shall provide any notice to affected employees before the Effective Time as may be required by the Workers Adjustment and Retraining Notification Act of 1988, as amended ("WARN Act"). WellPoint agrees to indemnify Cerulean and its directors, officers, employees, consultants and agents for, and to hold Cerulean and its directors, officers, employees, consultants and agents harmless from and against, any and all losses arising or resulting, or alleged to arise or result from the notification or other requirements of the WARN Act as a result of the Merger, including without limitation any failure to meet the full notice period required by the WARN Act. The indemnifications contained in this Section will survive the Closing and remain effective concurrent with the statute of limitations period applicable to WARN Act liability.

     5.09 Consents, Waivers, Authorizations, etc. Each of Cerulean and WellPoint will use its best efforts to obtain all consents, waivers, authorizations, orders and approvals of and make all filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party, required for, or in connection with, the performance by them of this Agreement and the consummation by them of the transactions contemplated hereby, or as may be required in order not to accelerate, violate, breach or terminate any agreement to which either party or any of their respective Subsidiaries may be subject. Each party will cooperate fully with each other party in assisting it to obtain such consents, authorizations, orders and approvals. The parties will not take any action which could reasonably be anticipated to have the effect of delaying, impairing or impeding the receipt of any required approvals, regulatory or otherwise. Without limiting the generality of the foregoing, the parties agree that Cerulean shall on behalf of WellPoint prepare and, with the consent of WellPoint (which consent shall not be unreasonably withheld), file the "Form A" regulatory filing to be made pursuant to O.C.G.A. sec. 33-13-3 in connection with this Agreement and the transactions contemplated hereby, and shall coordinate the conduct of the hearing before the Department of Insurance in connection with such filing. Cerulean and WellPoint will reasonably cooperate with regard to the content of such filing. Cerulean shall submit all such filings and hearing testimony, witness lists and other similar materials relating to the hearing to

WellPoint for its review and approval, which approval shall not be unreasonably withheld. At the request and direction of Cerulean, WellPoint agrees to appeal any adverse finding in connection with any order issued as a result of such hearing and to use its best efforts in pursuing such appeal. Cerulean and WellPoint will reasonably cooperate with regard to such appeal.

     5.10 Indemnification; Insurance. From and after the Effective Time, the parties shall not take any action nor permit any action to be taken which would have the effect of eliminating or impairing the rights prior to the Effective Time of current or former officers and the directors of Cerulean to be indemnified for any actions taken by such officers or directors in such capacities so long as such indemnification would have been available to such parties at such time in accordance with the respective Bylaws and Articles of Incorporation of Cerulean, as the case may be, and applicable law. As of the Effective Time, WellPoint shall purchase "tail" coverage under Cerulean's existing director and officer liability insurance policies for a period of six
(6) years after the Effective Time; provided, however, that WellPoint's funding obligation with respect to the purchase of such "tail" coverage shall not exceed $500,000. In the event that the cost of "tail" coverage for six (6) years after the Effective Time exceeds $500,000, WellPoint shall be obligated to purchase the maximum coverage available for $500,000.

     5.11 Hart-Scott-Rodino Notification. Each of Cerulean and WellPoint shall promptly prepare and file as soon as practicable after the date hereof a notification with the United States Justice Department (the "Justice Department") and the Federal Trade Commission (the "FTC") as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"). Each party shall cooperate with each other party in connection with the preparation of such notification, including sharing information concerning sales and ownership and such other information as may be needed to complete such notification, and providing a copy of such notification to the other prior to filing. Each party shall keep all information about the other party obtained in connection with the preparation of such notification confidential.

     5.12 Further Assurances. Subject to the terms and conditions herein provided, each of Cerulean and WellPoint agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby and (iii) making and causing their shareholders, as applicable, to timely make all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, each of the parties agree to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to satisfy the other conditions of the Closing set forth herein. Each party will consult with counsel for the other party as to, and will permit such counsel to participate in. at such other party's expense, any lawsuits or proceedings referred to in clause (i) above brought against any party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of WPAC shall take all such necessary action to the extent not inconsistent with their other duties and obligations or applicable law.

     5.13 Public Announcements. So long as this Agreement is in effect, each of Cerulean and WellPoint shall not and shall cause their affiliates not to issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the prior written consent of the other party, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of the SEC or the New York Stock Exchange, in which case each of Cerulean and WellPoint will permit review by the other of any such press release or announcement prior to its release or filing and shall deliver simultaneously a final copy of such release or announcement to the other upon its release or filing.

     5.14 Dividend on Cerulean Class B Stock. Immediately prior to the Closing, Cerulean shall pay the accrued dividend on each share of Cerulean Class B Stock then owing as provided in Section 4.3 of the Articles of Incorporation of Cerulean.

     5.15 Obligations with Respect to WPAC and Blue Cross Blue Shield of Georgia, Inc. It is the intent of the parties that WellPoint and WPAC (i) maintain Blue Cross Blue Shield of Georgia, Inc. ("Insurance Sub") as a Georgia corporation or other Georgia legal entity separate and apart from WellPoint or WPAC and (ii) fill a majority of the seats of the Board of Directors of Insurance Sub with residents of the State of Georgia.

     5.16 Appointment of Director of WellPoint. As of the Closing, the nominating committee of the Board of Directors of WellPoint shall nominate for election to the Board of Directors of WellPoint a person who is a member of the Board of Directors of Cerulean on the date hereof.

     5.17 Non-Solicitation. So long as this Agreement is in effect, neither Cerulean nor any Cerulean Subsidiary shall, and each shall use its best efforts to cause its representatives not to, directly or indirectly, solicit any proposal from a third party regarding a purchase, affiliation, or lease of all or a material part of the assets of Cerulean, whether by sale of capital stock, merger, consolidation, sale or lease of material assets, affiliation, joint venture, or other material transaction (a "Merger Proposal"). Neither the foregoing prohibition, nor any other provision of this Agreement shall be interpreted to prohibit Cerulean from (i) making any disclosure of information required by law, (ii) communicating any information to the shareholders of Cerulean to the extent necessary to comply with the fiduciary duties of the Board of Directors of Cerulean or (iii) providing non-public information regarding Cerulean to, or negotiating with, any third party (provided such party is subject to an executed confidentiality agreement) that makes an unsolicited Merger Proposal; provided, however, that prior to any such action referred to in clause (iii), the Board of Directors of Cerulean shall have determined in good faith after consultation with its outside legal counsel and financial advisors that such Merger Proposal, if accepted by Cerulean on substantially the terms presented, is likely to be consummated and would, if consummated, result in a transaction superior to the one contemplated by this Agreement after taking into account all relevant factors, including, without limitation, the consideration to be received pursuant to such Merger Proposal (any such superior Merger Proposal being referred to herein as a "Superior Proposal").

     5.18 Employee Benefits Funding. WellPoint will, from and after the Effective Time and to the extent that the cash of the Surviving Corporation is insufficient to satisfy such obligations, fund all employee benefit obligations of the Surviving Corporation following the Merger as such obligations become due.

     5.19 Benefits. WellPoint and WPAC covenant to provide to the retained employees of Cerulean and the Cerulean Subsidiaries employee benefits comparable to the employee benefits offered by WellPoint to its employees and the employees of its affiliates.

                                   ARTICLE VI

                                   CONDITIONS

     6.01 Conditions to Each Party's Obligations. The respective obligation of each party to effect the Merger and the other transactions to be effected contemporaneous with or as a result of the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval; Consummation of Merger. This Agreement and the Merger shall have been adopted at or prior to the Effective Time by the requisite vote of the shareholders of Cerulean in accordance with generally applicable law and the Articles of Incorporation and Bylaws of Cerulean, and the Merger shall have been consummated concurrently with the Closing.

          (b) No Injunction. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of the transactions contemplated hereby and
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

     which has not been stayed or vacated by the Effective Time. Each of Cerulean, WPAC and WellPoint shall use its best efforts and shall cooperate with each other to have any such order, statute, rule, regulation, executive order, stay, decree, judgment or injunction vacated, lifted or stayed.

          (c) HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted.

          (d) Consent of Georgia Department of Insurance and Other State Regulators. The consent of the Georgia Department of Insurance, together with any other state regulatory consents, shall have been obtained pursuant to an order which by its terms does not impose any Materially Burdensome Condition (as defined below), and be in full force and effect, except for those the failure of which to obtain or be in full force and effect would not have a WellPoint Material Adverse Effect. "Materially Burdensome Condition" shall mean a condition imposed upon WPAC, WellPoint, Cerulean or a Cerulean Subsidiary which differs materially in character, degree or scope from conditions commonly imposed by such consents and which would (i) materially limit the ability of WPAC to operate the businesses of Cerulean and the Cerulean Subsidiaries after the Merger or (ii) materially change the material terms of the transaction.

          (e) Approval of The Blue Cross Blue Shield Association. The approval of the Blue Cross Blue Shield Association of the consummation of the transactions contemplated by this Agreement pursuant to that certain license agreement with Cerulean dated February 22, 1996 shall have been obtained.

          (f) Superior Proposal. In the event that Cerulean has provided WellPoint with written notice pursuant to Section 7.01(f)(ii), the expiration of the seven (7) day period referenced in subsection (iii) of 7.02(f) shall have expired.

     6.02 Conditions to Obligations of Cerulean. The obligation of Cerulean to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived in writing by Cerulean:

          (a) Obligations Performed. WellPoint and WPAC shall have performed and complied with in all material respects its obligations, agreements and covenants under this Agreement which are required to be performed or complied with by it at or prior to the Effective Time.

          (b) Representations and Warranties True at Closing Date. As of the Effective Time, the representations and warranties contained in Article IV shall be true and correct in all material respects as if made on and as of the Closing Date (except in each case for (i) such changes that are caused by WellPoint's compliance with the terms of this Agreement and (ii) representations and warranties that address matters only as of a date or with respect to the period of time specified therein and not as of the Closing Date or for any period through the Closing Date); provided, however, that with respect to the representations and warranties other than those already qualified by WellPoint Material Adverse Effect, such representations and warranties shall be deemed true and correct in all material respects unless the failure of such representations and warranties to be true and correct, whether individually or in the aggregate, would result in a WellPoint Material Adverse Effect.

          (c) Certificate Delivered. WellPoint and WPAC shall have delivered to Cerulean a certificate executed on their behalf by their respective Presidents or another authorized executive officer in its corporate capacity to the effect that the conditions set forth in subsections 6.02(a) and 6.02(b) have been satisfied.

          (d) Fairness Opinion. The opinion of Morgan Stanley, dated as of the date of the Proxy Statement, that the value of the consideration to be paid to the shareholders of Cerulean in the Merger is fair from a financial point of view to the shareholders of Cerulean, shall not have been withdrawn or amended or modified in any material respect.

          (e) Certificate of Merger. WPAC shall have executed and delivered the Certificate of Merger in accordance with Section 1.02 hereof.

          (f) Appointment of Cerulean Director. WellPoint shall have taken all action necessary to appoint to the Board of Directors of WellPoint the person nominated pursuant to Section 5.16.

          (g) Required Consents. Any required material consents or approvals to be obtained by WellPoint and WPAC, as contemplated hereby, shall have been obtained and be in full force and effect.

          (h) No Material Adverse Change. There shall have not occurred any WellPoint Material Adverse Effect which has as its proximate cause an action or inaction by WellPoint since the date of this Agreement.

     6.03 Conditions to Obligations of WellPoint and WPAC. The obligations of WellPoint and WPAC to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived in writing by WellPoint:

          (a) Obligations Performed. Cerulean shall have performed and complied with in all material respects its obligations, agreements and covenants under this Agreement which are required to be performed or complied with by it at or prior to the Effective Time.

          (b) Representations and Warranties True at Closing Date. As of the Effective Time, the representations and warranties contained in Article III shall be true and correct in all material respects as if made on and as of the Closing Date (except in each case for (i) such changes that are caused by Cerulean's compliance with the terms of this Agreement and (ii) representations and warranties that address matters only as of a date or with respect to the period of time specified therein, and not as of the Closing Date or for any period through the Closing Date); provided, however, that with respect to the representations and warranties other than those already qualified by Cerulean Material Adverse Effect, such representations and warranties shall be deemed true and correct in all material respects unless the failure of such representations and warranties to be true and correct, whether individually or in the aggregate, would result in a Cerulean Material Adverse Effect; and provided further, that no representation or warranty contained in Section 3.19 shall be violated by reason of the expiration of any Contract in accordance with its terms.

          (c) Certificate Delivered. Cerulean shall have delivered to WellPoint a certificate executed on its behalf by its President or another authorized executive officer in its corporate capacity to the effect that the conditions set forth in subsections 6.03(a) and 6.03(b) have been satisfied.

          (d) Certificate of Merger. Cerulean shall have executed and delivered the Certificate of Merger in accordance with Section 1.02 hereof.

          (e) Required Consents. Any required material consents or approvals to be obtained by Cerulean as contemplated hereby shall have been obtained and be in full force and effect.

          (f) No Other Litigation. There shall not be pending any suit, litigation or other similar proceeding relating to the conversion of Cerulean's affiliate Blue Cross and Blue Shield of Georgia, Inc. or to the distribution of consideration contemplated by this Agreement and as to which there is a significant likelihood of material liability to either WellPoint, Cerulean or any of their affiliates (a "Material Case"); provided, however, that in the event WellPoint notifies Cerulean that it considers a matter to be a Material Case, Cerulean and WellPoint agree that Cerulean may refer the matter to an Independent Arbitrator (as defined in Section 8.16) for a determination of whether the matter is a Material Case within the meaning of this Section 6.03(f). The Independent Arbitrator shall hold a hearing and render his decision, which shall be final and binding upon the parties, within ten (10) days following Cerulean's request. Each party shall be entitled to submit a written brief to the Independent Arbitrator (with a copy being simultaneously provided to the other party) prior to the hearing. The costs and expenses of the arbitrator shall be borne by WellPoint.

          (g) No Material Adverse Change. There shall have not occurred any Cerulean Material Adverse Effect which has as its proximate cause an action or inaction by Cerulean since the date of this Agreement.
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

          (h) Conversion of Warrants. Prior to the Effective Time, all outstanding warrants to purchase Cerulean Series A Stock shall have been exercised in the manner specified in the warrant agreement without payment of cash.

          (i) Settlement of Certain Litigation. The judgment of the Superior Court of Richmond County entered on November 2, 2000 with respect to the Stipulation and Agreement of Conditional Settlement dated October 2, 2000 (the "Stipulation") by and between Cerulean and the plaintiffs in Tiller et al. v. Cerulean Companies, Inc. et al, Civil Action No. 98-RCCV-806, Superior Court of Richmond County, Georgia, shall have become final (as defined in the Stipulation) and no more than 1,000 members of the Settlement Class shall have opted out of the Settlement.

                                  ARTICLE VII

                          TERMINATION PRIOR TO CLOSING

     7.01 Termination of Agreement. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Cerulean:

          (a) By the written agreement of Cerulean and WellPoint;

          (b) By either of Cerulean or WellPoint if the Merger shall not have been consummated on or before the one year anniversary of this Agreement (or such later date as may be agreed to by Cerulean and WellPoint); provided, however, neither Cerulean nor WellPoint may terminate this Agreement under this Section if the failure has been caused by such party's material breach or default of its obligations under this Agreement;

          (c) By Cerulean in writing, without liability, if WellPoint or WPAC shall have (i) materially breached any of their respective covenants contained herein or (ii) breached any of their respective representations or warranties contained herein which, individually or in the aggregate, has resulted in a WellPoint Material Adverse Effect, which breach is not cured within thirty (30) days after Cerulean has notified WellPoint of its intent to terminate this Agreement pursuant to this subparagraph (c);

          (d) By WellPoint and WPAC in writing, without liability, if Cerulean shall have (i) materially breached any of its covenants contained herein or
     (ii) breached any of its representations or warranties contained herein which, individually or in the aggregate, has resulted in a Cerulean Material Adverse Effect, which breach is not cured within thirty (30) days after WellPoint has notified Cerulean of its intent to terminate this Agreement pursuant to this subparagraph (d);

          (e) By either Cerulean or WellPoint in writing, without liability, if any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of the transactions contemplated hereby, provided that WellPoint, WPAC and Cerulean shall have used their respective best efforts to have any such order, statute, rule, regulation, executive order, stay, decree, judgment or injunction vacated, lifted or stayed and the same shall not have been vacated, lifted or stayed within 30 days after entry, by any such court or governmental or regulatory agency;

          (f) By Cerulean in writing, without liability other than as provided in Section 7.02, if the Board of Directors of Cerulean authorizes Cerulean to execute a binding written agreement with respect to a transaction that constitutes a Superior Proposal; provided, however, that prior to any termination pursuant to this Section 7.01(f), (i) the Board of Directors of Cerulean, after consultation with legal counsel, determines in good faith that contemplation of such Superior Proposal and terminating this Agreement is necessary for such Board of Directors to comply with its fiduciary duties under applicable law, (ii) Cerulean must notify WellPoint in writing that it intends to enter into such an agreement and provide WellPoint with the then current version of the proposed definitive documentation for such transaction and (iii) WellPoint does not, within seven (7) days after the
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

     receipt of such written notice, provide a written offer that the Board of Directors of Cerulean determines in good faith, after application of the analysis set forth in Section 5.17, to be at least as favorable as the Superior Proposal; or

          (g) By either of Cerulean or WellPoint in writing, without liability other than as provided in Section 7.02, if (i) Cerulean's shareholders decline to approve the Merger, (ii) the Georgia Department of Insurance declines to approve the Merger, (iii) the FTC or the Justice Department declines to approve the Merger under the HSR Act or (iv) the Blue Cross Blue Shield Association declines to approve the Merger.

     7.02 Liquidated Damages. In the event of termination pursuant to Section 7.01(f) or Section 7.01(g) (if but only if such termination pursuant to Section 7.01(g) results from the failure of the holders of Cerulean Class B Stock to approve the Merger), Cerulean shall be obligated to pay to WellPoint within 15 days after such termination a termination fee of $18.5 million, which the parties hereto agree shall be the appropriate measure of liquidated damages and shall represent complete reimbursement of expenses incurred by WellPoint up to the date of termination, and which amount shall be the total damages and sole remedy of WellPoint and WPAC upon the termination of this Agreement pursuant to
Section 7.01(f) or Section 7.01(g).

     7.03 Termination of Obligations. Termination of this Agreement pursuant to this Article VII shall terminate all obligations of the parties hereunder, except for the obligations under Sections 7.02 (if applicable in connection with a termination), 7.03 and 8.07 hereof; provided, however, that termination pursuant to subparagraphs (b), (c) or (d) of Section 7.01 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01 Entire Agreement. This Agreement (including the Schedules and Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement, or abrogate the effect of that certain Confidentiality Agreement dated November 14, 1997 between Cerulean and WellPoint.

     8.02 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Board of Directors, at any time before or after approval by such party's shareholders (if such approval is required by law), provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     8.03 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto. Except for the parties hereto and any person or entity covered by an indemnification provision hereunder, this Agreement is not intended to confer upon any other person any rights or remedies hereunder. Each of the parties hereby hereto acknowledges and agrees to the assignment of all of the rights and obligations of Water Polo Acquisition Corp., a Delaware corporation, under the Original Merger Agreement to WPAC.

     8.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     8.05 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     8.06 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar).

     8.07 Expenses. Except as otherwise expressly provided herein, if the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party contemplated under Article VII with respect to a willful breach, violation or default by the other party hereto.

     8.08 Survival of Representations and Warranties. The respective representations and warranties of Cerulean, WellPoint and WPAC contained herein or in any certificates or other documents delivered prior to or at the Closing by such parties pursuant to the terms of this Agreement shall terminate upon the consummation of the Merger and be of no further force and effect.

     8.09 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, or sent by facsimile with original sent by overnight courier, if to Cerulean to:

        Cerulean Companies, Inc.
        3350 Peachtree Road, N.E.
        Capital City Plaza Building, 4th floor
        Atlanta, Georgia 30326
        Attention: General Counsel
        Telecopy No.: (404) 848-2341

     with a copy to:

        Long Aldridge & Norman LLP
        One Peachtree Center, Suite 5300
        303 Peachtree Street
        Atlanta, Georgia 30308
        Attention: Edgar H. Sims, Jr., Esq.
                   Jonathan H. Short, Esq.
        Telecopy No.: (404) 527-4198

     if to WellPoint or WPAC to:

        WellPoint Health Networks Inc.
        1 WellPoint Way
        Thousand Oaks, CA 91362
        Attn: General Counsel
        Telecopy No.: (805) 557-6821

     with a copy to:

        Gibson, Dunn & Crutcher LLP
        333 South Grand Avenue
        Los Angeles, CA 90071
        Attn: Kenneth M. Doran, Esq.
        Telecopy No.: (213) 229-6537
or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

     8.10 Governing Law. This Agreement is executed by the parties hereto in and shall be construed in accordance with and governed by the laws of Georgia without giving effect to the principles of conflicts of law thereof.

     8.11 Cerulean's Knowledge. As used herein, the terms "Cerulean's knowledge" and "to the knowledge of Cerulean" with respect to Cerulean shall mean the actual knowledge of any officer of Cerulean listed on Schedule 8.11.

     8.12 "Including." Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

     8.13 "Gender and Number." Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

     8.14 References. Whenever reference is made in this Agreement to any Article, Section, Schedule or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule or Exhibit to this Agreement.

     8.15 Waiver of Jury Trial. Each party hereto waives its rights to a trial by jury in connection with any matter related to the Merger or this Agreement.

     8.16 Independent Arbitrator. As used herein, the term "Independent Arbitrator" shall mean an arbitrator which is mutually acceptable to the parties.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

                                          CERULEAN COMPANIES, INC.

                                          By: /s/ RICHARD D. SHIRK
                                            ------------------------------------
                                            Name: Richard D. Shirk
                                            Title: Chief Executive Officer

                                          WELLPOINT HEALTH NETWORKS INC.

                                          By: /s/ LEONARD D. SCHAEFFER
                                            ------------------------------------
                                            Name: Leonard D. Schaeffer
                                            Title: Chief Executive Officer

                                          WATER POLO ACQUISITION CORP.

                                          By: /s/ LEONARD D. SCHAEFFER
                                            ------------------------------------
                                            Name: Leonard D. Schaeffer
                                            Title: Chief Executive Officer

                                                                      APPENDIX B

                  OPINION OF MORGAN STANLEY & CO. INCORPORATED
                        AS TO THE FAIRNESS OF THE MERGER
                          TO THE CERULEAN SHAREHOLDERS

                              MORGAN STANLEY & CO.
                                  INCORPORATED
                                 1585 BROADWAY
                               NEW YORK, NY 10036
                                 (212) 761-4000

November 29, 2000

Board of Directors

Cerulean Companies, Inc.
3350 Peachtree Road, NE
Atlanta, Georgia 30326

Members of the Board of Directors:

     We understand that Cerulean Companies, Inc. (the "Company"), WellPoint Health Networks Inc. (the "Buyer") and Water Polo Acquisition Corp., a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Amended and Restated Agreement and Plan of Merger, dated November 29, 2000 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of the Acquisition Sub with and into the Company. Pursuant to the Merger, each outstanding share of Class A Convertible Common Stock, no par value, of the Company (the "Class A Common Stock"), each outstanding share of Series A Preferred Stock, no par value, of the Company (the "Series A Preferred Stock"), and each outstanding share of Class B Convertible Preferred Stock, no par value, of the Company (the "Class B Preferred Stock"), in each case, other than shares held in treasury or held by the Buyer or an affiliate of the Buyer or as to which dissenters' rights have been perfected, will be converted into a certain amount per share in cash determined pursuant to a certain formula set forth in the Merger Agreement. For the purposes of this opinion, we have assumed that the Series A Preferred Stock, the Class B Preferred Stock, and the Class A Common Stock have been converted into Cerulean common stock immediately prior to the consummation of the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of Class A Common Stock, Series A Preferred Stock and Class B Preferred Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders. For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

     (iii) analyzed certain financial projections prepared by the management of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

     (v) compared the financial performance of the Company with that of certain comparable publicly-traded companies and their securities;

     (vi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (vii) participated in discussions and negotiations among representatives of the Company and Buyer and the Company and a certain other potential purchaser and each of their financial and legal advisors;

     (viii) reviewed the Merger Agreement and certain related documents; and

     (ix) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley has assumed that in connection with the receipt of all necessary regulatory approvals for the proposed Merger, no restrictions will be imposed that would have a material adverse effect upon the contemplated benefits expected to be derived from the proposed Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We note that the capital structure of the Company, at the time of the consummation of the Merger, is comprised of three classes of stock, the Class A Common Stock, the Series A Preferred Stock and the Class B Preferred Stock, and we express no opinion as to the relative fairness of the consideration to be received among the various classes or series of stock. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and the Buyer and their affiliates and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Class A Common Stock, Series A Preferred Stock and Class B Preferred Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:     /s/ LISA EYLES BEESON
                                            ------------------------------------
                                                     Lisa Eyles Beeson
                                                         Principal

                                                                      APPENDIX C

                               ARTICLE 13 OF THE

                       GEORGIA BUSINESS CORPORATION CODE

                             RELATING TO RIGHTS OF

                            DISSENTING SHAREHOLDERS

Official Code of Georgia Annotated Copyright 1982-1996 State of Georgia.

                                CODE OF GEORGIA

            TITLE 14.  CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2.  BUSINESS CORPORATIONS

                        ARTICLE 13.  DISSENTERS' RIGHTS

            PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

 CURRENT THROUGH THE END OF 1995 EXTRAORDINARY SESSION OF THE GENERAL ASSEMBLY

14-2-1301  Definitions.

     As used in this article, the term:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8) "Shareholder" means the record shareholder or the beneficial shareholder.

(Code 1981, Sec. 14-2-1301, enacted by Ga. L. 1988, p. 1070, Sec. 1; Ga. L.
1993, p. 1231, Sec. 16.)

14-2-1302.  Right to dissent.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

             (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

(Code 1981, Sec. 14-2-1302, enacted by Ga. L. 1988, p. 1070, Sec. 1; Ga. L.
1989, p. 946, Sec. 58.)

14-2-1303.  Dissent by nominees and beneficial owners.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(Code 1981, Sec. 14-2-1303, enacted by Ga. L. 1988, p. 1070, Sec. 1.)

     14-2-1320.  Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

     (Code 1981, Sec. 14-2-1320, enacted by Ga. L. 1988, p. 1070, Sec. 1; Ga. L.
1993, p. 1231, Sec. 17.)

14-2-1321.  Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

(Code 1981, Sec. 14-2-1321, enacted by Ga. L. 1988, p. 1070, Sec. 1.)

Official Code of Georgia Annotated Copyright 1982-1996 State of Georgia.

14-2-1322.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

(Code 1981, Sec. 14-2-1322, enacted by Ga. L. 1988, p. 1070, Sec. 1.)

14-2-1323.  Duty to demand payment.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(Code 1981, Sec. 14-2-1323, enacted by Ga. L. 1988, p. 1070, Sec. 1.)

14-2-1324.  Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(Code 1981, Sec. 14-2-1324, enacted by Ga. L. 1988, p. 1070, Sec. 1.)

14-2-1325.  Offer of payment.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

(Code 1981, Sec. 14-2-1325, enacted by Ga. L. 1988, p. 1070, Sec. 1; Ga. L.
1989, p. 946, Sec. 59; Ga. L. 1993, p. 1231, Sec. 18.)

14-2-1326.  Failure to take action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

(Code 1981, Sec. 14-2-1326, enacted by Ga. L. 1988, p. 1070, Sec. 1; Ga. L.
1990, p. 257, Sec. 20.)

14-2-1327.  Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

(Code 1981, Sec. 14-2-1327, enacted by Ga. L. 1988, p. 1070, Sec. 1; Ga. L.
1989, p. 946, Sec. 60; Ga. L. 1990, p. 257, Sec. 21; Ga. L. 1993, p. 1231, Sec.
19.)

14-2-1330 Court action.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter,

Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

(Code 1981, Sec. 14-2-1330, enacted by Ga. L. 1988, p. 1070, Sec. 1; Ga. L.
1989, p. 946, Sec. 61; Ga. L. 1993, p. 1231, Sec. 20.)

14-2-1331 Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(Code 1981, Sec. 14-2-1331, enacted by Ga. L. 1988, p. 1070, Sec. 1.)

14-2-1332 Limitation of actions.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

(Code 1981, Sec. 14-2-1332, enacted by Ga. L. 1988, p. 1070, Sec. 1.)

PROXY


                   IMPORTANT SHAREHOLDER VOTE-SIGN AND RETURN

                                REVOCABLE PROXY

                        CLASS A CONVERTIBLE COMMON STOCK

                        [CERULEAN COMPANIES, INC. LOGO]

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
          THE JANUARY 30, 2001 SPECIAL MEETING OF CLASS A SHAREHOLDERS

The undersigned hereby appoints Hugh J. Stedman and Joseph M. Feuer, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Class A Convertible Common Stock of CERULEAN COMPANIES, INC. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Class A Shareholders of the Company to be held at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia on Tuesday, January 30, 2001, at 9:00 a.m. local time, and at any and all adjournments thereof, as indicated on reverse.

  YOUR PREVIOUS VOTE AND CASH ELECTION ARE NO LONGER EFFECTIVE, TO VOTE AND TO RECEIVE CASH IN THE MERGER, YOU MUST COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                  CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

Please mark
your votes as [X]
indicated in
this example

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
  This proxy card will be voted as directed. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" ITEM 1 LISTED BELOW ON THIS PROXY CARD.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS VOTE FOR ITEM 1
-------------------------------------------------------------------------------

                                                 FOR  AGAINST  ABSTAIN                                                     YES  NO
Item 1.  Approve Merger.                         [ ]    [ ]      [ ]    W-9 INFORMATION (required for cash distribution)   [ ]  [ ]
         Approve of the Merger, as more fully                           Please indicate if your Social Security No. or
         described in the Proxy Statement and                           Employer Identification No. matches the one below:
         the transactions contemplated thereby.

         Please mark if you plan to attend the   [ ]
         meeting:
                                                                        If no, please enter the correct number below:

                                                                        _____________________________________________

                                                                          Awaiting Social Security number: [ ]

                                                                                                   Date: _____________________

                                                                                   ___________________________________________
                                                                                                   (Signature)


                                                                                   ___________________________________________
                                                                                                   (Signature)


                                                                        Note: Please sign as name appears hereon. Joint
                                                                        owners should each sign. When signing as attorney,
                                                                        executor, administrator, trustee or guardian,
                                                                        please give full title as such.

CERTIFICATION - UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER
IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING AS A RESULT
OF A FAILURE TO REPORT AN INTEREST OR DIVIDENDS, OR THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING.

------------------------------------------------------------------------------
                        FOLD AND DETACH HERE


     IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT THE FIRM ASSISTING US IN THE SOLICITATION AND TABULATION OF PROXIES:

                                   GEORGESON
                                  SHAREHOLDER
                              COMMUNICATIONS INC.

                                17 STATE STREET
                               NEW YORK, NY 10004

                            TOLL-FREE: 1-877-800-8895